Exhibit 10.1

LEASE AGREEMENT

Between

TC LEGACY LAND VENTURE, LLC,

a Delaware limited liability company

(Landlord)

and

REATA PHARMACEUTICALS, INC.,

a Delaware corporation
(Tenant)

Dated: October 15, 2019

Table of Contents

Page

Section 1.	Premises.1
Section 2.	Construction; Building Square Footage.1
Section 3.	Term.2
Section 4.	Renewal of the Term.3
Section 5.	Base Rent.7
Section 6.	Taxes.9
Section 7.	Insurance Costs.10
Section 8.	Utilities.11
Section 9.	Interruption of Services.11
Section 10.	Miscellaneous Provisions Regarding Rent.13
Section 11.	Keys and Locks.14
Section 12.	Use.14
Section 13.	Alterations and Mechanic’s Liens.15
Section 14.	Maintenance of Premises; Compliance with Legal Requirements.17
Section 15.	Telecommunications Equipment; Rooftop Rights.19
Section 16.	Landlord’s Right of Access.20
Section 17.	Indemnification.21
Section 18.	Insurance.22
Section 19.	Casualty.24
Section 20.	Condemnation.25
Section 21.	Compliance with Environmental Laws.26
Section 22.	Tenant’s Default.28
Section 23.	Landlord’s Remedies.29
Section 24.	Landlord’s Default and Tenant’s Remedies.30
Section 25.	Quiet Enjoyment.32
Section 26.	Interest on Late Payments.32
Section 27.	Subordination, Attornment & Non-Disturbance.32
Section 28.	Broker’s Commissions.33
Section 29.	Estoppel Certificate.34

2

Section 30.	Holding Over.34
Section 31.	Assignment and Subletting.34
Section 32.	Financial Statements.36
Section 33.	Waiver of Rights Under Section 93.012 of the Texas Property Code.36
Section 34.	Waiver of Liens.37
Section 35.	Arbitration.37
Section 36.	Miscellaneous.39
Section 37.	Time of Essence.42
Section 38.	Memorandum of Lease.42
Section 39.	Survival.42
Section 40.	Building Name and Signage.43
Section 41.	Expansion Agreement.44
Section 42.	Guaranty.45
Section 43.	Abatements, Grants, and Subsidies.45
Section 44.	Amenities.45
Section 45.	Landlord’s Representations and Warranties.46
Section 46.	Payment of Certain Project Costs.46
Section 47.	Parking.47
Section 48.	Emergency Generator.47
Section 49.	Confidentiality.48
Section 50.	Consent to Removal of Personal Property.48
Section 51.	Termination Right – Acquisition of Land.48
Section 52.	Termination Right – Public Announcements.49
Section 53.	Termination Right – CARDINAL Announcement Review.49
Section 54.	Limitations of Liability.50
Section 55.	Acknowledgement Regarding Prohibited Transactions.51
Section 56.	Master CC&Rs.52

3

SCHEDULES

Schedule 1 - Defined Terms

EXHIBITS

Exhibit A- The Land

Exhibit B- Construction of Base Building Improvements and Tenant Improvements

Exhibit C- [RESERVED]

Exhibit D- Tenant Estoppel

Exhibit E- Memorandum of Lease

Exhibit F- [RESERVED]

Exhibit G- Building Signage

Exhibit H- Permitted Exceptions

Exhibit I- Preliminary Budget

Exhibit J- Form of BSF Notice

Exhibit K- Form of Commencement Date Letter

Exhibit L	- Form of Master CC&Rs

Exhibit M- Form of Completion Guaranty

Exhibit N- Form of Limited Release Announcement Review Materials NDA

Exhibit O- Landlord-Approved General Contractors – Tenant Improvements

Exhibit P- Design and Construction Schedule

Exhibit Q- Delivery Condition

Exhibit R- Form of Consent to Removal of Personal Property

Exhibit S- Future Development Area

4

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is dated as of October 15, 2019 (the “Effective Date”), between TC LEGACY LAND VENTURE, LLC, a Delaware limited liability company (“Landlord”), and REATA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

The following recitals are true and correct and constitute an integral part of this Lease:

A.Landlord has the right to acquire a certain tract of unimproved real property located in City of Plano, Collin County, Texas being more particularly described on Exhibit A attached hereto (the “Land”).

B.Landlord intends to construct certain improvements on the Land including, without limitation, a single-tenant podium office building containing approximately 327,400 square feet of Rentable Area (the “Building”), and a parking garage, with not less than the number of spaces described in the Base Building Construction Documents (the “Parking Garage”; the Building, the Parking Garage and the other improvements to be constructed by Landlord on the Land are collectively called the “Improvements”).  The Land and the Improvements are collectively called the “Premises”.

C.Upon completion of the Premises, Tenant desires to lease the Premises from Landlord in accordance with the terms and conditions of this Lease.

D.Certain capitalized terms used herein are defined on Schedule 1 hereto.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant (sometimes referred to jointly as the “parties” or individually as a “party”) agree as follows:

Section 1.	Premises.

Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Term (as defined in Section 3 below), subject to the terms and conditions contained in this Lease.

Section 2.	Construction; Building Square Footage.

Landlord shall construct the Base Building Improvements in substantial accordance with the Base Building Construction Documents and other requirements set forth in Exhibit B attached hereto. Tenant shall construct the Tenant Improvements in substantial accordance with the TI Plans and the other requirements set forth in Exhibit B attached hereto.  Following the completion of the Base Building Improvements but prior to the

Commencement Date, Landlord will deliver to Tenant a written notice in the form attached hereto as Exhibit J, which shall contain Landlord’s Architect’s calculation (together with an exhibit or other backup or supporting information from the Landlord’s Architect reflecting the calculations made by Landlord’s Architect) of the exact number of square feet of Rentable Area within the Building (such notice being called the “BSF Notice”). Rentable Area shall be calculated using the BOMA Standard (defined below). As used herein, “Building Square Footage or BSF” means the Rentable Area of the Building.  “Rentable Area” means the rentable area of the Building or the applicable space in question determined in accordance with BOMA 2017 For Buildings, Standard Methods of Measurement – ANSI/BOMA Z65.1-2017, but after deducting garage lobbies and shaft areas (the “BOMA Standard”). The BSF Notice will be accompanied by the supporting materials relied upon by Landlord’s Architect in determining the Building Square Footage.  Tenant shall have the right to have Tenant’s Architect make measurements of the Building or examine Landlord’s Architect’s measurements of the same within thirty (30) days following Tenant’s receipt of the BSF Notice. Tenant shall furnish Landlord with two (2) Business Days’ prior written notice of the date of any field measurements of the Building by Tenant’s Architect and shall furnish a copy of the results of such field measurements to Landlord promptly upon completion thereof.  If Tenant’s Architect determines that Landlord’s Architect has overstated the BSF by more than two percent (2%), Landlord and Tenant shall work together to resolve their differences, and any dispute between Landlord and Tenant with respect to the Rentable Area of the Building which cannot be resolved by Landlord and Tenant within thirty (30) days may be resolved at the election of either party by arbitration pursuant to Section 35 below; provided, however, that the arbitrators may only select either Landlord’s Architect’s or Tenant’s Architect’s determination of the BSF.  In the event that the arbitrators determine that Tenant’s Architect’s determination of the Rentable Area of the space in dispute is correct, Landlord shall pay to Tenant, within 30 days after such decision, all reasonable out-of-pocket costs and expenses incurred by Tenant in connection with its determination of the BSF and the arbitration.  In the event that the arbitrators determine that Landlord’s Architect’s determination of the BSF is correct, Tenant shall pay to Landlord, within 30 days after such decision, all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the arbitration (but not its initial determination of the BSF).  After any such differences as to the BSF Notice have been resolved between Landlord and Tenant, Landlord and Tenant shall execute the BSF Notice, or to the extent necessary, a corrected version thereof.  Upon the execution of the BSF Notice by Landlord and Tenant, the Rentable Area set forth in such executed BSF Notice shall replace the original figures in the BSF Notice originally sent by Landlord (if different from the executed, final BSF Notice) and shall be deemed to be correct for all purposes under this Lease.  Variances in the Building Square Footage shall not increase or decrease the Base Rent.

Section 3.	Term.
(a)

The initial term of this Lease (the “Initial Term”) shall commence on the Effective Date and expire at 11:59 p.m. (Dallas, Texas local time) on either (i) the day prior to the sixteen (16) year anniversary of the Commencement Date, if the Commencement Date occurs on the first day of a calendar month, or (ii) on the day prior to the sixteen (16) year anniversary of the first day of the first full calendar month following the calendar month in which the Commencement Date occurs, if the Commencement Date does not occur on the first day of a calendar month, whichever is applicable (the “Expiration Date”).  The term “Lease Year” means each twelve (12) calendar month period beginning on the Commencement Date (or beginning on the first day of the first full calendar month following the calendar month in which the Commencement Date occurs if the Commencement Date does not occur on the first day of a calendar month); provided, however, that the first Lease Year shall include any partial calendar month at the beginning of the Initial Term if the Commencement Date is not the first day of a calendar month (and, as a result thereof, the first Lease Year shall exceed 12 calendar months in length).  The Initial Term and each renewal of the term of this Lease which becomes effective pursuant to Section 4 below or otherwise are collectively called the “Term”.

(b)

After the Commencement Date occurs, Landlord shall submit to Tenant and Tenant shall execute and deliver to Landlord within twenty (20) days of Tenant’s receipt thereof from Landlord, a declaration (in the form attached hereto as Exhibit K) (the “Commencement Date Letter”) to confirm the occurrence of the Commencement Date.  Tenant shall have ten (10) Business Days to give written notice to Landlord objecting to the Commencement Date Letter, failing which Tenant shall be deemed to have agreed such Commencement Date Letter is correct.  If, however, Tenant objects to such Commencement Date Letter within such ten (10) Business Day period, Landlord and Tenant shall work together to resolve their differences, failing which such matter shall be submitted to arbitration pursuant to Section 35.  After such differences have been resolved, Landlord and Tenant shall execute and deliver the original Commencement Date Letter or, to the extent necessary, a corrected version thereof.

Section 4.	Renewal of the Term.
(a)

Tenant shall have the options (each a “Renewal Option” and, collectively, the “Renewal Options”) to extend the Term of this Lease for two (2) consecutive periods of five (5) years each (each such period being referred to as a “Renewal Term”).  Tenant must furnish Landlord with written notice (the “Intent Notice”) of its intent to exercise the applicable Renewal Option no earlier than eighteen (18) months and no later than twelve (12) months prior to the scheduled expiration of the then-existing Term.  Tenant shall have the right in the Intent Notice to exercise both five (5) Renewal Options simultaneously, resulting in one (1) Renewal Term of ten (10) years.  Tenant may elect to renew this Lease for less than all of the Premises, but not less than fifty percent (50%) of the Building Square Footage, provided, however, that in order for a partial renewal to be effective, (i) Tenant must renew the Lease as to full floors, only (i.e., Tenant may not elect to surrender a portion of a floor of the Building in connection with a renewal of less than all of the Premises), (ii) other than the Lab Space (which shall, in any event, be included with the Premises in connection with any partial renewal of the Term), the space which Tenant designates for renewal in its Intent Notice must be located on contiguous floors, (iii) the floors to be leased by Tenant shall commence on the floor immediately above the Lab Space and move upwards in the Building before any floors below the Lab Space may be leased by Tenant, and (iv) Tenant shall pay all Conversion Costs.  Any election by Tenant to renew the Lease for less than all of the Premises must be specified in the Intent Notice and must include the specific floors to be leased by Tenant during the Renewal Term.

(b)

If Tenant timely delivers the Intent Notice to Landlord, Landlord shall deliver to Tenant written notice (“Rate Notice”) of the Market Rate (defined below) and the Market Terms (as defined below) for the applicable Renewal Term, as well as the estimated Conversion Costs (if any), accompanied with a detailed description of the alterations, improvements, and other work the cost of which Landlord desires to include in Conversion Costs.  If Tenant objects to Landlord’s determination of the Market Rate or the Market Terms, Landlord and Tenant shall attempt to resolve their differences as to the Market Rate and the Market Terms within thirty (30) Business Days after Tenant’s receipt of the Rate Notice (the “Renewal Election Period”).

If Landlord and Tenant agree in writing as to the Market Rate and Market Terms for the Renewal Term exercised by Tenant prior to the expiration of the Renewal Election Period, then the applicable Renewal Option for the Renewal Term exercised by Tenant shall be deemed to have been exercised by Tenant prior to the expiration of the Renewal Election Period and Landlord and Tenant shall enter into an amendment of this Lease extending the Term on the terms set forth herein and, if applicable, incorporating modifications to the Lease as contemplated by Section 4(h), below (a “Renewal Amendment”).  If Tenant elects to renew this Lease for less than all of the Premises, the Renewal Amendment shall also describe the manner in which Tenant shall be obligated to pay the Conversion Costs. If Landlord and Tenant do not agree as to the Market Rate or the Market Terms prior to the expiration of the Renewal Election Period, Tenant shall have the right, in its sole and absolute discretion, to elect by written notice provided on or before expiration of the Renewal Election Period to either (i) terminate this Lease as of the last day of the then-current Term (in which case the applicable Renewal Option and all subsequent Renewal Options shall terminate and be of no further force or effect), or (ii) determine Base Rent in accordance with Section 4(d) below and the Market Terms in accordance with Section 4(h), below. If Landlord and Tenant have not agreed in writing as to the Market Rate and the Market Terms, and Tenant does not deliver written notice of its election of option (i) or option (ii) in accordance with the preceding sentence, Tenant shall be deemed to have elected option (ii).

(c)

The term “Market Rate” means the annual market net rental rate per square foot of rentable area charged to tenants in arms-length bona fide negotiations for space of comparable size, location and condition in Comparable Buildings and taking into consideration all relevant factors including, without limitation, (i) the concessions then being offered for leases in such submarket, including, without limitation, tenant improvement allowances, rental abatements, and other inducements, (ii) the relative creditworthiness of Tenant and other tenants renewing office leases in such submarket, (iii) the manner in which expenses are being charged to tenants of Comparable Buildings (i.e., triple net, expense stop, etc.), (iv) the term of the renewal, (v) the use, location and/or floor level within the applicable building, (vi) the definition of rentable area, (vii) existing leasehold improvements provided, (viii) the amount of square feet leased by the applicable tenant, and (ix) the time the particular rate under consideration became effective.  In addition, if at the time such Market Rate is being determined, such Market Rate is calculated in a manner different from the manner in which the Base Rent rate is determined under this Lease (regarding, for example, the allocation and payment of operating expenses, taxes and electricity), such difference shall be taken into account in determining the Market Rate.

(d)

If Tenant elects or is deemed to have elected to determine the Market Rate in accordance with the arbitration procedures set forth in this Section 4(d), then Landlord and Tenant shall promptly attempt to agree upon an arbitrator meeting the qualifications hereinafter set forth (“Arbitrator”).  The Arbitrator shall (i) be a recognized commercial real estate office leasing broker, with not less than twenty (20) years of experience in the greater Dallas commercial real estate market, and (ii) shall not have been employed by Landlord, Tenant or any of their Affiliates in the last ten (10) years.  The Arbitrator shall determine the Market Rate by selecting between either Landlord’s or Tenant’s proposed rental rate (which shall be submitted to the Arbitrator in sealed envelopes, neither party being bound by any previous offers or discussions regarding the determination of the Market Rate, within twenty (20) Business Days after the selection of such Arbitrator), that rental rate which, in the Arbitrator’s judgment, most closely resembles the prevailing Market Rate.  No other Market Rate may be determined by the Arbitrator.  Landlord and Tenant will each pay one half (1/2) of the fees and expenses of the Arbitrator.

If Landlord and Tenant are unable to agree upon the Arbitrator within twenty (20) Business Days after the expiration of the Renewal Election Period, then Landlord or Tenant shall request the director of the Dallas, Texas regional office of the American Arbitration Association (or any successor organization, or if no such successor organization exists, then another organization composed of persons of similar qualifications) to do so within ten (10) Business Days of such request.

If the Base Rent is not determined prior to the commencement of the applicable Renewal Term, until the Base Rent has been finally determined, Tenant shall pay Base Rent in the same amount as was payable during the twelve (12) month period immediately preceding the commencement of the applicable Renewal Term, and if the Base Rent determined by arbitration is lower, Landlord will make an appropriate refund to Tenant within twenty (20) Business Days after the final determination of the Market Rate is made.  If the Base Rent determined by arbitration is higher, Tenant will make an appropriate payment to Landlord within twenty (20) Business Days after the final determination of the Market Rate is made.  If any Arbitrator appointed thereafter dies or becomes unwilling or unable to act, such Arbitrator’s successor will be appointed in the same manner as provided above in the event Landlord and Tenant are unable to agree upon the Arbitrator.

(e)

Notwithstanding anything contained in this Section 4 to the contrary, Tenant shall not have the right to extend the Term if as of the date Tenant delivers the Intent Notice a Major Default has occurred and is continuing.

(f)

The annual Base Rent payable during the first Renewal Term, whether such Renewal Term is for five (5) years or ten (10) years, shall equal the product of (i) ninety-five percent (95%) of the Market Rate multiplied by (ii) the Rentable Area of the Premises (taking into account the reduced size of the Premises [if any] in connection with Tenant’s right to surrender a portion of the Premises in connection with a renewal of this Lease).  The annual Base Rent payable during the second Renewal Term shall equal the product of (A) the Market Rate multiplied by (B) the Rentable Area of the Premises (taking into account the reduced size of the Premises [if any] in connection with Tenant’s right to surrender a portion of the Premises in connection with a renewal of this Lease).  Base Rent shall be paid during any Renewal Term in twelve (12) equal monthly installments on or before the first day of each calendar month during the Renewal Term (prorated for any partial month or year).

(g)

In the event of any assignment by Tenant of its interest in this Lease to which Landlord has granted its consent pursuant to Section 31 below or to which Landlord’s consent is not required pursuant to Section 31(c) below, the Renewal Options shall inure to the benefit of any such assignee of Tenant.

(h)

In connection with Tenant’s exercise of a Renewal Option for less than all of the space in the Building, Landlord and Tenant agree to cooperate in good faith to amend the provisions of this Lease as may be necessary to reflect that the Building will, upon the commencement of such Renewal Term, become a multi-tenant Building (for example, by providing for the management of the Building by Landlord or its delegee, incorporating provisions for the pass-through of operating and electrical costs on a proportionate share basis, etc.), with such amendments to be included in the Renewal Amendment.  The Renewal Amendment will also include grants of preferential rights and other terms and concessions to Tenant which are commonly granted to tenants occupying a similar amount of space in Comparable Buildings, including, without limitation, rights of first refusal and expansion rights with respect to vacant space in the Building, limitations on pass-throughs of controllable operating costs, exclusions from operating costs, audit rights, exclusive signage rights, etc. (the “Market Terms”).

To the extent Landlord and Tenant are unable to agree upon the Market Terms or other business terms to be included in a Renewal Amendment, such dispute shall be submitted to arbitration by an Arbitrator meeting the qualifications of and appointed according to the procedure set forth in Section 4(d), and which arbitration shall follow the procedure for a determination of the Market Rate.  Landlord and

Tenant will each pay one half (1/2) of the fees and expenses of the Arbitrator.

(i)

If Tenant elects to renew this Lease for less than all of the Premises, Tenant shall continue to pay all Rent which becomes due to Landlord in accordance with the terms of this Lease during the pendency of Landlord’s construction work in the Premises necessary to demise Tenant’s premises from the remainder of the space in the Building, regardless of the degree of interference to Tenant’s business operations caused by the performance of such work, so long as Landlord uses commercially reasonable efforts to minimize any disruption of Tenant’s business in the Premises.

Section 5.	Base Rent.
(a)

Base Rent.  Beginning on the Commencement Date, and continuing on or before the first day of each calendar month thereafter during the Term, Tenant shall pay Base Rent to Landlord, subject to Section 5(e) below.  As used herein, “Base Rent” shall initially mean an annual amount equal to the lesser of (i) $13,344,000.00 (the “Maximum Base Rent”), subject to adjustment as provided in Section 5(b), below, or (ii) the product obtained by multiplying (A) 0.0760 (the “Yield Constant”) by (B) the Total Project Costs (the “YOC Base Rent”).  The Base Rent payable for each Lease Year shall be paid in twelve (12) equal monthly installments in advance, on or before the first Business Day of each calendar month, and without demand or offset except as provided in this Lease.

(b)	Includable Project Costs Overages. As used in this Lease, the term “Includable Project Costs Overages” means any increase in the Total Project Costs to the extent caused solely by:
(i)	Force Majeure Delays;
(ii)

Tariffs enacted or made applicable to the materials for construction of the Base Building Improvements following the full execution and delivery of the applicable Construction Contract, for which reasonable documentation is delivered to Tenant promptly after Landlord learns of the same;

(iii)

Impact/government fees enacted or made applicable to the materials for construction of the Base Building Improvements following the full execution and delivery of the applicable Construction Contract, for which reasonable documentation is delivered to Tenant promptly after Landlord learns of the same;

(iv)	Tenant Change Orders (but only to the extent the cost thereof is included in Total Project Costs);
(v)	Tenant Delays; and
(vi)	Scope Changes.

Landlord and Tenant agree that Maximum Base Rent may increase as a result of Includable Project Cost Overages; provided, however, and notwithstanding anything herein to the contrary, Includable Project Cost Overages shall not include any increase in the Total Project Costs to the extent caused by any of the events or matters described in Section 5(b)(i), Section 5(b)(ii), or Section 5(b)(iii) (collectively, “Contingent Includable Project Costs Overages”) unless the total increase in the Total Project Costs on account of any Contingent Includable Project Costs Overages exceeds the amount of the Remaining Contingency, and then only in the amount of such excess.  The amount of any such increase in the Maximum Base Rent shall equal the product obtained by multiplying (1) the Includable Project Cost Overages (subject to the limitation provided above) by (2) the Yield Constant.

(c)

Escalations of Base Rent.  Beginning on the first day of the third (3rd) Lease Year and continuing on the first day of each successive Lease Year thereafter through the end of the Initial Term, the Base Rent for such Lease Year shall be the Base Rent in effect as of the final day of the preceding Lease Year, increased by one and ninety-five hundredths percent (1.95%) per annum.

(d)

Final Project Costs Statement.  Not later than the date that is 30 days prior to the Commencement Date, Landlord shall calculate and distribute to Tenant a reasonably detailed statement setting forth Landlord’s reasonable estimates of the Total Project Costs, the amount of any Includable Project Costs Overages, the Remaining Contingency, and the amount of monthly Base Rent payable as of the Commencement Date, which shall be calculated pursuant to the terms of this Lease for the calculation of Base Rent (the “Estimated Base Rent”).  Until Landlord delivers the Final Project Costs Statement (defined below), Tenant shall pay monthly estimated Base Rent in the amount of the Estimated Base Rent, and following the determination of the actual Base Rent, any underpayments or overpayments of Base Rent by Tenant shall be reconciled as set forth in this paragraph.  Within one hundred twenty (120) days after the Commencement Date, Landlord shall calculate and distribute to Tenant a reasonably detailed statement (the “Final Project Costs Statement”) setting forth Landlord’s final determination of the Total Project Costs, the amount of any Includable Project Costs Overages, and the Remaining Contingency.  If Tenant disputes Landlord’s determination of the Total Project Costs, the Includable Project Costs Overages, or the Remaining Contingency, Tenant shall deliver written notice of such dispute to Landlord within 60 days following Tenant’s receipt of the Final Project Costs Statement.  If Tenant fails to so dispute Landlord’s Final Project Costs Statement within such 60-day period, Tenant shall be deemed to have accepted the Total Project Costs, Includable Project Cost Overages, and Remaining Contingency.  If Tenant so disputes Landlord’s Final Project Costs Statement within such 60-day period, Tenant and its accountants and advisors shall have the right to review (at Landlord’s offices in Dallas County, Texas) all financial books and records of Landlord and the General Contractor relating to the construction of the Base Building Improvements.  If following any such review and audit, Tenant's accountants and advisors deliver a written report indicating that the Total Project Costs, Includable Project Cost

Overages, or Remaining Contingency included in the Final Project Costs Statement is incorrect, Tenant shall deliver such report to Landlord, and Tenant and Landlord shall thereafter endeavor in good faith to reach agreement upon the actual Total Project Costs, Includable Project Cost Overages, and Remaining Contingency within 30 days thereafter.  If Landlord and Tenant cannot reach agreement upon the actual Total Project Costs, Includable Project Cost Overages, and Remaining Contingency within such 30-day period, either party may submit such dispute to resolution by arbitration in accordance with Section 35 of this Lease.  Subject to Section 5(e), below, until any such dispute is resolved, Tenant shall pay Base Rent based on the Total Project Costs, Includable Project Cost Overages, and Remaining Contingency included in the Final Project Costs Statement (as it may be modified by any preliminary agreement of Landlord and Tenant), subject to a true up and adjustment at the time such dispute is resolved. Furthermore, to the extent the actual Base Rent during the period Tenant was paying Estimated Base Rent was less than the Estimated Base Rent, Landlord shall, at Tenant’s election, either (1) apply such excess Estimated Base Rent paid by Tenant to Tenant’s Base Rent obligations next coming due or (2) refund such excess Estimated Base Rent to Tenant within 30 days after Tenant’s written request therefor.  To the extent the actual Base Rent during the period Tenant paid Estimated Base Rent was greater than the Estimated Base Rent, Tenant shall pay to Landlord such difference within 30 days after Landlord’s written request therefor.

(e)

Abatement Period.  Notwithstanding anything contained in this Section 5 to the contrary, no Base Rent shall be payable with respect to the Lease Year which occurs immediately following the Lease Year in which FDA Approval (defined below) is obtained by Tenant, or, if the FDA Approval is obtained prior to the first Lease Year, no Base Rent shall be payable with respect to the first Lease Year (the “Base Rent Abatement Period”).  As used herein “FDA Approval” means that the FDA has approved a New Drug Application for the sale and marketing of either (1) bardoxolone methyl for the treatment of chronic kidney disease in patients with Alport syndrome or (2) omaveloxolone for the treatment of patients with Friedreich’s ataxia.  If the Base Rent Abatement Period is not the First Lease Year, the increase in the Base Rent described in Section 5(c) above for the Lease Year immediately following the Base Rent Abatement Period shall be based upon the Lease Year immediately preceding the Base Rent Abatement Period.

Section 6.	Taxes.

Tenant shall pay, before the Tax Payment Deadline, Tenant’s Proportionate Share of all Taxes for each full and partial calendar year falling within the Term directly to the appropriate taxing authorities.

(a)

Promptly following its receipt thereof and in no event later than fifteen (15) days prior to the deadline to protest Taxes, Landlord shall deliver to Tenant all notices of appraised value received by Landlord in connection with the Premises.  Within thirty (30) days following its receipt thereof, Landlord shall deliver to Tenant each bill for Taxes received by Landlord in connection with the Premises.  Notwithstanding the foregoing, Landlord shall use reasonable efforts to cause all notices of appraised value and all tax bills to be sent directly to Tenant.  Taxes for any fractional calendar year at the beginning or the expiration of the Term shall be prorated based on 1/365 of the then-current annual Taxes for each day of the partial year this Lease is in effect.  Landlord shall be required to reimburse Tenant for any Taxes that Tenant pays that are attributable to any period of time outside the Term.  Tenant may, at its expense, contest the validity or amount of any property taxes applicable to the Premises in accordance with all applicable Legal Requirements.  Notwithstanding anything herein and to the contrary, Tenant shall continue to pay all Taxes as provided in this Lease during the pendency of any such contest, subject to Tenant’s right of reimbursement of any amounts overpaid as determined by the results of such tax contest as provided herein.

(b)

To the extent any Taxes are payable or assessed with respect to periods outside the Term of this Lease, the same shall not be included in Taxes.  Tenant will be solely responsible for Taxes on its personal property.  All Taxes shall be included in Taxes in the calendar year in which such Taxes are levied, assessed or imposed without regard to when such Taxes are payable; provided, however, in the case of special taxes and assessments which may be payable in installments, only the amount of each installment accruing during a calendar year shall be included in the Taxes for such year.

(c)

If Tenant does not timely pay any Taxes as and when required by this Section 6, Landlord may pay the applicable Taxes, together with all penalties and interest thereon, and Tenant shall reimburse Landlord for the amount so paid by Landlord within ten (10) days after Tenant’s receipt of an invoice from Landlord.

Section 7.	Insurance Costs.

Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of each invoice therefor from Landlord (accompanied by receipts or other reasonably adequate supporting documentation), Tenant’s Proportionate Share of the amount of all Insurance Costs payable by Landlord to unaffiliated commercial insurers with respect to insurance for each year and partial year falling within the Term (i) required to be maintained by Landlord pursuant to this Lease, or (ii) required to be maintained by Landlord by any equity financing source, the holder or beneficiary of any mortgage or deed of trust that may now or hereafter encumber all or any portion of the Premises or the lessor under any ground or land lease that may now or hereafter affect the Land, or (iii) customarily maintained by the owners of Comparable Buildings, including, but not limited to, the cost of casualty and liability insurance, the cost of rental loss insurance for the Building and insurance on Landlord’s personal property located in and used in connection with the operation, repair, maintenance and management of the Building, plus the cost of all reasonable and customary deductible payments (which deductibles shall not exceed $50,000 [the “Deductible Limit”] without Tenant’s prior written consent) made by Landlord in connection therewith (collectively, “Insurance Costs”).  Landlord shall be required to reimburse Tenant for any Insurance Costs that Tenant pays that are attributable to any period of time outside the Term.  Landlord shall use reasonable efforts to procure policies of insurance with commercially competitive premiums taking into account the location of the Improvements, their construction, and age. Furthermore, if requested in writing by Tenant, Landlord shall obtain quotes for policies of insurance with deductibles that exceed the Deductible Limits (provided that the Deductible Limits shall in no event exceed the deductibles maintained by tenants with financial metrics comparable to Tenant and shall not be an amount which causes Tenant to be a self-insurer).  If Tenant does not timely pay any Insurance Costs as and when required by this Section 7, Landlord may pay the applicable Insurance Costs and Tenant shall reimburse Landlord for the amount so paid by Landlord within ten (10) days after Tenant’s receipt of an invoice from Landlord.

Section 8.	Utilities.

Tenant shall contract for and pay the applicable utility providers for all utility services furnished to the Premises from and after the Substantial Completion Date and during the Term.  Prior to the Substantial Completion Date, Landlord shall contract for any pay the applicable utility providers for all utility services furnished to the Premises.

Section 9.	Interruption of Services.
(a)

Notwithstanding anything herein to the contrary, in the event (i) the Premises, or any portion thereof, become Untenantable due to an interruption (but excluding, however, an Unavoidable Interruption), of any or all of the following basic services (the “Basic Services”): (A) water at those points described in the Base Building Construction Documents, (B) heated and refrigerated air conditioning, in season, in accordance with the heating and air conditioning specifications included in the Base Building Construction Documents, (C) all passenger elevators for ingress and egress to all floors of (i) the Building or (ii) the Parking Garage, (D) electric power and current to the Premises, and (E) sanitary sewer service to the Premises, and (ii) such failure (a “Basic Services Failure”) continues for a period in excess of five (5) consecutive Business Days and was not caused by Tenant, then, provided Tenant, upon the occurrence of such failure, gave Landlord verbal notification thereof and promptly thereafter delivered written notice to Landlord describing such failure, Tenant shall receive a full abatement of all Rent due under this Lease with respect to the portion of the Premises so affected, which abatement shall be retroactive to date it first became Untenantable as the result of the applicable Basic Services Failure and shall continue until the date the Basic Services Failure is cured.  For purposes of this paragraph, Tenant agrees that temperature ranges for the Building may vary as the result of Legal Requirements or utility restrictions, and such variations caused solely by Legal Requirements or utility restrictions shall not render the Premises Untenantable.  For the avoidance of doubt, Landlord shall not be liable or responsible for, and this Section 9 shall not be applicable to, any Unavoidable Interruption.

In addition to Tenant’s foregoing rights, for any failure by Landlord to provide any of the Basic Services, except as a result of an Unavoidable Interruption or if such failure was caused by Tenant, if such failure (“Services Failure”) should continue beyond a period of fifteen (15) days (or, such longer period as is reasonably necessary to remedy such Services Failure, provided Landlord shall continuously and diligently pursue such remedy until such Services Failure is cured) after written notice thereof is given by Tenant to Landlord (and a copy of said notice is sent simultaneously therewith to any Landlord’s Lender for which Landlord has previously delivered to Tenant notice of such Landlord’s Lender’s address), then, in any such event Tenant, following Tenant’s delivery of a second such notice to Landlord (and a copy of said notice is sent simultaneously to any such Landlord’s Lender) and Landlord’s failure to remedy the same pursuant to the process therefor applicable to the first such notice (except that the fifteen (15) day period applicable to such first notice shall be deemed replaced with five (5) days), shall have the right to cure such Services Failure, and Landlord shall reimburse Tenant (which reimbursement Tenant may effect through the withholding of Rent pursuant to the provisions of Section 24 hereof) for all reasonable sums expended in so curing said default under the terms of this Lease.  In the event Tenant takes any action to cure a Services Failure in accordance with this paragraph, and such work affects the Base Building, Building’s Systems or the structural integrity of the Building or the Premises, (A) Tenant shall use only those contractors used by Landlord in the Building for work on such systems unless such contractors are unwilling or unable to perform such work after a reasonable request by Tenant, in which event Tenant may utilize the services of any other qualified contractor, of similar skill, competence and experience which normally and regularly performs similar work on Comparable Buildings, and (B) all such work shall be performed in accordance with the provisions of Section 13.

(b)

The foregoing rental abatement, and self-help (and offset) rights of Tenant for a Services Failure (including a Basic Services Failure) shall constitute Tenant’s sole and exclusive remedies involving or with respect to a Services Failure (including a Basic Services Failure); provided, however, that nothing herein shall limit Tenant’s rights and remedies under this Lease with respect to casualty damage or condemnation as provided in Section 19 and Section 20, respectively.  Tenant agrees there shall be no abatement of Rent, nor shall Tenant have the right to terminate this Lease nor avail itself of self-help (and offset) rights, on account of an Unavoidable Interruption or any Services Failure caused by Tenant.

Notwithstanding the foregoing, if a Services Failure (including a Basic Services Failure) occurs as a result of or in connection with a fire or other casualty or a taking or condemnation for a public purpose (or a conveyance in lieu thereof), the rental abatement and self-help (and offset) rights under this Section 9 shall not be available to Tenant, and Landlord’s and Tenant’s rights and obligations with respect thereto shall be governed by the provisions of Section 20 in the case of a taking or condemnation (or a conveyance in lieu thereof) or Section 19 in the case of a fire or other casualty.

Section 10.	Miscellaneous Provisions Regarding Rent.
(a)

Tenant will pay Base Rent and Additional Rent (together with any governmental sales tax on the Base Rent or Additional Rent) paid hereunder at the address set forth in Section 36(j) or at such other address as Landlord may from time to time designate or pursuant to electronic funds transfer instructions provided by Landlord upon request of Tenant.  Tenant’s obligation to pay Base Rent and Additional Rent under this Lease is independent of the performance by Landlord of its obligations under this Lease; provided, nothing in this sentence shall limit Tenant’s rights to set off or abatement as expressly set forth in this Lease.

(b)

During any partial calendar month of the Term, Rent for such partial month will be equal to the regular monthly installment amount of Rent multiplied by a fraction, the numerator of which is the number of days in such month that fall within the Term, and the denominator of which is the total number of days in that month.  If the Commencement Date occurs on a date other than the first day of a calendar year, then any Rent payable on an annual basis for the year in which the Commencement Date occurs (e.g., Taxes and Insurance Costs) will be equal to the amount of such item of Rent multiplied by a fraction, the numerator of which is the number of days in the year starting on the Commencement Date and ending on the last day of that year, and the denominator of which is the actual number of days in that year.  If a termination of this Lease occurs prior to the Expiration Date and if the effective date of termination is other than the last day of a calendar year, then any Rent payable on an annual basis for the year in which such termination occurs will be equal to the amount of such item of Rent multiplied by a fraction, the numerator of which is the number of days in the year starting on the first day of such year and ending on the effective day of such termination, and the denominator of which is the actual number of days in that year.

(c)

Except for the obligations of Landlord which are expressly set forth in this Lease, this Lease is a net lease.  It is the intention of Landlord and Tenant that, except as otherwise expressly set forth in this Lease, the Rent and other sums and charges provided herein shall be absolutely net to Landlord and that such amounts shall be paid without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as otherwise expressly permitted by this Lease.  It is further the intent of Landlord and Tenant that all costs and expenses (other than interest on and amortization of debt incurred by Landlord) and other obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof which may arise, accrue or become due and payable prior to the expiration or earlier termination of the Term (whether or not the same shall become payable during the Term or thereafter) shall be paid and performed by Tenant, except for the obligations of Landlord which are expressly set forth in this Lease.  All obligations to be performed by Tenant under this Lease shall be performed at the sole cost and expense of Tenant and without reimbursement or contribution by Landlord, unless otherwise expressly provided in this Lease.

(d)

In addition to the Base Rent, beginning on the first (1st) day of the calendar month following the calendar month in which the Commencement Date occurs and continuing on the first (1st) day of each calendar month thereafter during the Term, Tenant shall pay a property management fee to Landlord in an amount equal to $5,000.00.

Section 11.	Keys and Locks.
(a)

Prior to the Substantial Completion Date, Landlord shall furnish Tenant with keys and/or access cards, as applicable, for each lockset on doors installed by Landlord as a part of the Base Building Improvements in an amount reasonably requested by Tenant for use by its then current employees maintaining offices in the Premises.  Additional keys and/or access cards for such locksets, including without limitation keys and/or access cards for new employees of Tenant and replacement keys and/or access cards for lost or damaged keys and/or access cards, will be promptly furnished by Landlord upon an order signed by Tenant and payment to Landlord of a fee in the amount of $10.00 for each such additional key or access card furnished.

(b)

Tenant shall have the right at its sole cost and expense to install and operate such additional access control systems as it shall determine for the purpose of limiting access to the Premises provided such systems are located solely within the Premises, comply with Legal Requirements, do not unreasonably interfere with Landlord’s right of entry pursuant to Section 16 hereof or otherwise interfere with Landlord’s obligations to perform under this Lease, and Landlord is furnished with a key, access card or other equipment to access the Premises, and provided, further, that any such system shall be deemed an Alteration and shall be subject to the terms of this Lease regarding Alterations.  Landlord shall be relieved of all obligations under this Lease which it cannot perform with respect to areas as to which it should have been (pursuant to the provisions of this Lease), but was not, provided a key and/or access card (and Tenant shall maintain and repair all of such areas at Tenant’s sole cost and expense).  In addition, with respect to any areas for which Landlord should have been, but was not, provided a key and/or access card, Landlord may, in an emergency situation where in Landlord’s good faith judgment immediate entry is required to prevent or minimize personal injury, death or property damage, use force to gain entry into such areas and the cost to repair any damage caused by such forced entry shall be borne by Tenant.

Section 12.	Use.
(a)	Tenant shall use the Premises for the Permitted Use and any other purpose which complies with the Legal Requirements and the Permitted Exceptions.
(b)

During the Term, but subject to Landlord’s obligations under Section 12(d), Section 14 and Exhibit B, Tenant shall, at Tenant's sole cost and expense, comply with all Legal Requirements and the Permitted Exceptions relating to the use, condition or occupancy of the Premises (including, without limitation, the ADA), all Legal

Requirements applicable to Tenant’s business and operations in the Premises and all orders and requirements imposed by any health officer, fire marshal, building inspector or other Governmental Authority).

(c)

Without limiting the foregoing or Landlord’s repair and replacement obligations under this Lease, for so long as Tenant leases the entire Building, Tenant shall be solely responsible for compliance with all Legal Requirements with respect to Tenant’s use of all areas within the Building and Parking Garage, provided that Landlord delivers the Base Building Improvements to Tenant in full compliance, as of the Commencement Date, with all then applicable Legal Requirements (failing which, any such costs shall be paid solely by Landlord to the extent not payable from any remaining portion of the Improvement Allowance).

(d)	Landlord, at its cost and expense, shall comply with all Legal Requirements applicable to the construction of the Base Building Improvements.
(e)

Tenant may, at Tenant’s cost and on Landlord’s behalf, exercise and enforce the rights of the owner of the Premises under any Permitted Exceptions; provided, however, that Tenant shall have no obligation to enforce the terms of any such Permitted Exceptions.  Furthermore, Landlord shall reasonably cooperate with Tenant, at no out-of-pocket cost to Landlord, in connection with the enforcement of the terms of any Permitted Exceptions or in connection with Tenant’s efforts to obtain any approvals or consents desired by Tenant which may be required or advisable under the terms of any Permitted Exceptions.

Section 13.	Alterations and Mechanic’s Liens.
(a)

Tenant may, subject to the provisions and limitations of this Section 13, make alterations or physical additions, improvements, renovations or improvements in or to the Premises, without obtaining the consent of Landlord with respect thereto.  Tenant shall not make any alterations that could reasonably be expected to materially and adversely affect the structural components of the Premises or which will change the exterior appearance of the Improvements (“Structural Alterations”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  Prior to the commencement of Structural Alterations, Tenant shall provide Landlord with a complete set of plans for the proposed Structural Alterations, which plans shall be subject to the prior written approval of Landlord.  Landlord shall respond to any written request for approval of any Structural Alteration and any written request for approval of the associated plans within ten (10) Business Days following its receipt of such request.  If Landlord fails to respond to any such written request within the ten (10) Business Day period provided in the immediately preceding sentence, Tenant shall deliver a second written request to Landlord.  If Landlord fails to respond to such second written request within five (5) Business Days following its receipt of such request, Landlord shall be deemed to have approved such request and/or plans, as applicable.  Notwithstanding the preceding, Tenant will have the right, without

Landlord’s consent, to make any alterations and additions to the Premises which are not Structural Alterations (“Non-Structural Alterations”; Structural Alterations and Non-Structural Alterations shall collectively be referred to herein as “Alterations”).  All Alterations shall be made in accordance with all Legal Requirements and Permitted Exceptions, in substantial accordance with the plans approved by Landlord (in the case of Structural Alterations), and at Tenant’s sole cost and expense.  Tenant shall notify Landlord at least five (5) Business Days prior to commencement of any Structural Alterations. Tenant shall promptly deliver to Landlord complete and accurate as-built plans for any Structural Alterations.  In the event that any Alteration voids or otherwise limits any Warranty, Landlord shall have no further obligation to repair or replace the items no longer covered by the Warranty due to the Alterations.

(b)

Tenant covenants and agrees that prior to the Expiration Date Tenant shall remove all furniture and other removable personal property from the Premises.  Tenant shall not be obligated to remove fixtures, cables, cable trays, signs, staircases, wires, cables or conduits from the Premises.  Tenant shall not remove any fixtures from the Premises unless Landlord approves such removal in writing at the time such fixtures are installed by Tenant; provided, however, that Tenant may remove from the Premises its trade fixtures without obtaining Landlord’s consent therefor.  On the Expiration Date, Tenant shall deliver and surrender the Premises (subject to the foregoing) to Landlord in good repair and condition, except for ordinary wear and tear and damage due to a casualty or condemnation, and replacements, repairs, and maintenance which are the obligation of Landlord under this Lease.  All property of Tenant not removed prior to the Expiration Date or within ninety (90) days following any earlier termination of this Lease shall be deemed to have been abandoned by Tenant.

(c)

Tenant shall defend, indemnify and hold Landlord harmless from and against any and all mechanic’s and other liens filed arising out of any work performed, materials furnished or obligations incurred in connection with any work performed by or on behalf of Tenant at the Premises, including the Tenant Improvements and all Alterations.  Tenant shall have no authority or power, express or implied, to create or cause to be created any mechanic’s, materialmen’s or other lien, charge or encumbrance of any kind against the Premises, or any portion thereof.  Should any mechanic’s, materialmen’s or other lien, charge or encumbrance of any kind be filed against any portion of the Premises by reason of any work performed by or on behalf of Tenant, Tenant’s acts or omissions, or because of a claim against Tenant, Tenant shall cause the same to be cancelled or discharged of record, by bond or otherwise, within twenty (20) Business Days after written notice is delivered to Tenant by Landlord.  If Tenant shall fail to cancel or discharge said lien or liens within said twenty (20) Business Day period, Landlord may, at its sole option, pay the amount of any such lien or discharge the same by deposit or, alternatively, by bond or in any manner according to law, and upon Landlord’s demand, Tenant shall reimburse Landlord for all reasonable expenses incurred by Landlord in causing such lien to be released or discharged, including all reasonable legal fees, within thirty (30) days after receipt of an invoice therefor from Landlord together with reasonable supporting documentation.  This Section 13(c) shall survive any termination of this Lease.

(d)

Except for any actual, third-party charges reasonably incurred by Landlord (which Tenant shall reimburse without any additional markup from Landlord), Landlord shall not charge any fees in connection with any review or approval of proposed Alterations (or the plans therefor).  For the avoidance of doubt, Tenant shall not be obligated to pay any construction or management fee to Landlord for, among other things, the initial build-out of any space leased by Tenant in the Building (including, without limitation, the Tenant Improvements).

Section 14.	Maintenance of Premises; Compliance with Legal Requirements.
(a)

By Landlord.  Subject to the limitations in this Section 14, Landlord shall (i) at Landlord’s sole cost and expense, make all replacements to the roof, the structural components of the roof, and structural components of the Base Building Improvements, including, without limitation, the exterior walls, load bearing walls, beams, columns, structural aspects of floor slabs, and foundations of the Base Building Improvements and replacements thereof (collectively the "Structural Components") and (ii) at Landlord’s cost and expense, but subject to Tenant’s reimbursement obligations under Section 14(c), make all capital replacements to the electrical, fire and life safety, mechanical, heating, ventilating and air conditioning, plumbing, drainage, elevator and other major operating systems installed as part of the Base Building Improvements and replacements thereof (the “Building’s Systems”), each to the extent necessary to keep the Structural Components and the Building’s Systems in good condition and repair consistent with First Class Building Standards (normal wear and tear excepted) and in compliance with Legal Requirements.  Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to replace any Structural Component or Building System to the extent such Structural Component or Building System is repaired in a manner which will cause the Building to continue to be operated in accordance with the First Class Building Standards and Legal Requirements.  Subject to Section 17(c) and excluding any damage that is caused as a result of casualty or condemnation, within thirty (30) days following Tenant’s receipt of any invoice from Landlord evidencing the costs hereafter described in this Section 14(a), Tenant shall reimburse Landlord for its out-of-pocket costs incurred in connection with any replacement to the Structural Components or the Building Systems to the extent such replacement is required due to either (i) damage caused by Tenant or any agent, contractor, or employee of Tenant or (ii) Tenant’s failure to maintain and/or repair such Structural Component or Building System as required pursuant to Section 14(b) below. In addition, Landlord shall not be obligated to replace any Structural Component or Building System if either (A) a warranty held by Tenant is in effect which actually covers the replacements or repair of such Structural Component or Building System or (B) any warranty in effect with respect to such Structural Component or Building System and which would otherwise cover the replacement or repair of such Structural Component or Building System has been voided by the act or omission of Tenant or any agent, contractor or employee of Tenant.
(b)

By Tenant.  Subject to Landlord’s obligations under Section 14(a), Section 14(c), and Part V of Exhibit B attached hereto, and the maintenance, repair, and replacement obligations of the Declarant (as defined in the Master CC&Rs) with respect to Common Areas and Special Common Areas (each as defined in the Master CC&Rs) located on the Premises, Tenant shall, at its own cost and expense, make all repairs to the Premises and every portion thereof, and keep and maintain the Premises (including the landscaping, the Structural Components and the Building Systems) in good condition and repair, normal wear and tear excepted and subject further to any damage caused by casualty or condemnation not required to be repaired by Tenant; provided, however, that Tenant may require by written notice to Landlord that Landlord maintain the landscaping on the Premises, and, in such event, Tenant shall reimburse Landlord for its actual out-of-pocket costs incurred in connection therewith) within thirty (30) days following Tenant’s receipt of each invoice evidencing such costs.  Notwithstanding the foregoing, if any of the repairs Tenant is obligated to make pursuant to this Section 14(b) (1) affect the connections of the life safety systems and fire alarm systems in the Building or (2) could reasonably be expected to materially and adversely affect another Building System or the structural integrity of the Premises, then such repairs shall be completed by a contractor reasonably approved by (and subject to the management and oversight of) Landlord at Tenant’s sole cost and expense.

(c)

If, during the Term, a capital replacement of a Building System is required, then provided that no Major Default has occurred which is continuing, Landlord shall purchase and install such Building System. Landlord and Tenant shall thereafter work in good faith to determine the useful life of the Building System to be replaced in accordance with sound real estate management accounting principles; provided, however, that if Landlord and Tenant cannot agree upon the useful life of the Building System to be replaced within 30 days after Landlord’s purchase and installation of such Building System, then either Landlord or Tenant may require that the useful life of such Building System be determined by arbitration in accordance with Section 35.  The cost of such Building System shall be amortized on a straight line basis (with interest at 8% per annum) over the useful life thereof as determined by Landlord and Tenant (or arbitration), above, and Tenant shall pay such amortized payments to Landlord on the first day of each month together with its Base Rent payments (but without regard to any credit or abatement of Base Rent) until the earlier to occur of (a) the expiration of the Term or (b) the date upon which the cost of such Building System has been fully-amortized.  Notwithstanding the foregoing, Tenant may elect at any time to prepay to Landlord any unamortized portion of the cost of any Building System replaced by Landlord for which Tenant is responsible hereunder (i.e., that portion of the unamortized cost allocable to the remainder of the Term based upon the useful life of such Building System) and Tenant shall thereafter have no obligation to pay any amounts with respect to such

Building System.  For the avoidance of doubt, the provisions of this Section 14(c) shall not apply to any Structural Components or Alterations.  Any dispute between Landlord and Tenant with respect to this Section 14(c) shall be resolved pursuant to Section 35 below.

(d)

If Tenant fails to perform any obligation it is required to perform pursuant to this Section 14, and such failure continues for a period of thirty (30) days following written notice thereof to Tenant from Landlord, then Landlord shall have the right, but not the obligation, to enter into the Premises and perform such obligation on behalf of Tenant, and Tenant shall pay to Landlord, within thirty (30) days after the date of Tenant’s receipt of Landlord’s invoice, the full amount of the reasonable costs and expenses Landlord incurs to perform such obligation.

Section 15.	Telecommunications Equipment; Rooftop Rights.

Tenant has the right, without payment of any fees or Rent, but otherwise at Tenant’s sole cost and expense, to use the risers in the Building and the roof area of the Building and the Parking Garage, and such other locations on the Land as Tenant may select and as Legal Requirements and Permitted Exceptions permit, for the installation, operation, maintenance, security, repair, and replacement of antennae, satellite dishes, and other equipment serving the Premises and related cable connections (the “Telecommunications Equipment”).  Tenant’s installation and use of the Telecommunications Equipment is subject to the following additional conditions:  (a) Tenant is solely responsible for the installation, maintenance, repair, operation, and replacement of the Telecommunications Equipment, (b) Tenant must install screening around the Telecommunications Equipment to the extent required by Legal Requirements or Permitted Exceptions, and (c) to the extent any roof penetrations are necessary to install the Telecommunications Equipment, such penetrations shall be made so as not to invalidate or void the roof warranty (and Tenant shall use designated contractors to perform such work, if required as a condition of such compliance with the roof warranty).  The costs of the initial installation of the Telecommunications Equipment (including the cost of any visual barriers and/or screens required to be installed by Tenant pursuant to the provisions of this Section 15) may be included in the Tenant’s Costs for any such equipment installed as a part of the Tenant Improvements pursuant to Exhibit B.  Provided the Telecommunications Equipment is permitted under the foregoing provisions of this Section 15, Landlord hereby grants to Tenant the right to install (at Tenant’s sole cost and expense), subject to the provisions of Section 13 hereof, any additional equipment required to operate the Telecommunications Equipment and to connect the Telecommunications Equipment to Tenant’s other machinery and equipment located in the Premises (e.g., conduits and cables) in the shafts, ducts, chases and utility closets located in the core of the Building (the “Additional Equipment”), which Additional Equipment shall be deemed a part of the Telecommunications Equipment for all purposes of this Section 15.  Tenant’s right to use and operate the Telecommunications Equipment on the Building’s roof and the roof of any other structure on the Land in accordance with the terms of this Lease shall be superior to all other individuals or entities, including, without limitation, Landlord.  Tenant shall not have the right to sublease, license, sublicense or grant any other rights to use the

Telecommunications Equipment or any portion of the roof of the Building or any other structure on the Land to any third party, except to assignees of Tenant’s entire interest in this Lease or any subtenants of space within the Premises.  Landlord shall not interfere with Tenant’s Telecommunications Equipment or any of the components or wiring relating thereto.  Tenant shall be free to contract with any provider of telecommunications, broadband, cable, or similar services with respect to the provision of such services to the Premises, and Landlord shall reasonably cooperate with Tenant in connection therewith (including, without limitation, providing commercially reasonable easement and license rights to such providers for the provision of services to the Building and the Premises), all at no out-of-pocket cost to Landlord.

Section 16.	Landlord’s Right of Access.
(a)

Landlord and Landlord’s contractors, agents and service providers shall have access to the Premises at reasonable times and with reasonable prior notice and, in any event, not less than 48 hours’ prior notice (except in an emergency, in which case Landlord shall provide such notice as is reasonable and practicable under the circumstances) for the purposes of tending to any emergency situation, inspecting the Premises for Tenant’s compliance with its obligations under this Lease, and performing Landlord’s obligations under this Lease.  In addition, during the last twelve (12) months of the Term (provided Tenant has not exercised any right to renew the Term), Landlord and Landlord’s contractors, agents and service providers shall have access to the Premises at reasonable times and with reasonable prior notice (and, in any event, not less than 48 hours’ prior notice) for the purpose of showing the Premises to prospective tenants, subject to reasonable security procedures established by Tenant from time-to-time.  In connection with any entry into the Premises by Landlord, Landlord agrees to use commercially reasonable efforts to cause a minimum of interference with Tenant’s business operations in the Premises.

(b)

Landlord consents to and approves of Tenant’s installation of separate locked rooms or secured areas from time to time (the initial areas of which shall be depicted on the TI Plans and thereafter designated by Tenant in writing delivered to Landlord) that limit access to Tenant’s laboratory areas, data, and other proprietary information and proprietary or sensitive property of Tenant (the “Secured Areas”), and Tenant shall have sole and exclusive possession of and right to duplicate keys or other means of access granting access to Tenant or its agents into the Secured Areas; provided, however, that (i) to the extent Landlord is unable to access any Secured Areas, Landlord shall have no maintenance or repair obligations under this Lease with respect to such Secured Areas (and Tenant shall repair and maintain the Secured Areas, at Tenant’s sole cost and expense), and (ii) in the event of real or apparent emergency within a Secured Area as determined by Landlord in good faith, Landlord may force entry into such areas and the cost to repair any damage caused by such forced entry shall be borne by Tenant.  In connection with Landlord’s exercise of its access and inspection rights in this Section 16, Tenant shall allow reasonable, supervised entry into the Secured Areas (with a Tenant representative present) to the extent any such supervision would not delay Landlord’s response to a real or apparent emergency within a Secured Area (as determined by Landlord in good faith).
Section 17.	Indemnification.
(a)

Subject to Section 17(c), Section 21(c), and Section 24(c), Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all actions, claims, damages, demands, judgments, liabilities, losses, costs and expenses, including reasonable legal fees (collectively, “Claims”), that may be asserted against Landlord or suffered or incurred by Landlord as a result of the death of or bodily injury to any person or the loss of, damage to, or destruction of, any property, at, on or in the Premises (i) which occurs from and after the Substantial Completion Date (except to the extent caused by any act or omission of Landlord or any of Landlord’s agents, contractors or employees in connection with any entry onto the Premises by Landlord or any of its agents, contractors or employees following the Substantial Completion Date), (ii) is caused by any act or omission of Tenant or any of Tenant’s agents, contractors or employees prior to the Substantial Completion Date or following the Term, or (iii) is caused by Tenant’s breach of this Lease, or otherwise by the negligence or willful misconduct of Tenant.

(b)

Subject to Section 17(c), Section 21(b), and Section 24(c), Landlord shall indemnify, defend, and hold Tenant harmless from and against any and all Claims that may be asserted against Tenant or suffered or incurred by Tenant as a result of the death of or bodily injury to any person or the loss of, damage to, or destruction of, any property, at, on or in the Premises (i) which occurs prior to the Substantial Completion Date (except to the extent caused by any act or omission of Tenant or any of Tenant’s agents, contractors or employees in connection with any entry onto the Premises by Tenant or any of its agents, contractors or employees prior to the Substantial Completion Date), (ii) which occurs after the Substantial Completion Date and is caused any act or omission of Landlord or any of its agents, contractors or employees in connection with any entry onto the Premises by Landlord or any of Landlord’s agents, contractors or employees, or (iii) is caused by Landlord’s breach of this Lease, or otherwise by the negligence or willful misconduct of Landlord.

(c)

ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD AND TENANT EACH HEREBY WAIVES ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST THE OTHER, THEIR RESPECTIVE AFFILIATES, OR THE AGENTS, SERVANTS, PARTNERS, MEMBERS, SHAREHOLDERS, OFFICERS OR EMPLOYEES THEREOF, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE PREMISES OR ANY IMPROVEMENTS THERETO OR THEREON, OR ANY PROPERTY OF SUCH PARTY THEREIN OR THEREON, BY REASON OF FIRE, THE ELEMENTS, OR ANY OTHER CAUSE THAT IS, OR IS REQUIRED TO BE, INSURED AGAINST UNDER

THE INSURANCE POLICIES REFERRED TO IN Section 18 HEREOF (EVEN IF TENANT ELECTS TO SELF-INSURE PURSUANT TO Section 18), REGARDLESS OF THE AMOUNT OF THE PROCEEDS PAYABLE UNDER SUCH INSURANCE POLICIES AND THE CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, THEIR RESPECTIVE AFFILIATES, OR THE AGENTS, OFFICERS, DIRECTORS, PARTNERS, MEMBERS, SHAREHOLDERS, SERVANTS, EMPLOYEES, CUSTOMERS OR INVITEES THEREOF, AND COVENANTS THAT NO INSURER SHALL HOLD ANY RIGHT OF SUBROGATION AGAINST SUCH OTHER PARTY ON ACCOUNT THEREOF.  LANDLORD AND TENANT SHALL ADVISE INSURERS OF THE FOREGOING WAIVER AND SUCH WAIVER SHALL BE A PART OF EACH POLICY MAINTAINED BY LANDLORD AND TENANT.

(d)	The respective waivers, releases, rights, and obligations of Landlord and Tenant under this Section 17 shall survive the expiration and any termination of this Lease.
Section 18.	Insurance.
(a)

Tenant’s Insurance.  Commencing on the Substantial Completion Date and continuing during the Term, Tenant shall obtain and maintain in force, at Tenant’s sole cost and expense, the following insurance, in the amounts specified below:

(i)

All-risk (Causes of Loss – Special Form) property insurance (including sprinkler leakage and water damage) on the full insurable value (on a replacement cost basis) of all its personal property, including removable trade fixtures, located in the Premises.

(ii)

Commercial general liability insurance of not less than $3,000,000.00 for bodily injury or death in any one accident or occurrence and against property damage, naming Landlord and each Landlord’s Lender as an additional insured (subject to the terms of this Lease).  To the extent available, such liability insurance shall include the current ISO Primary And Noncontributory—Other Insurance Condition Endorsement.

(iii)	Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the State of Texas.
(iv)

Excess/Umbrella Liability with a limit of at least Ten Million Dollars ($10,000,000) providing coverage above the primary commercial general liability, auto liability and employer’s liability insurance required herein.

(v)

During any periods when any Alterations are being constructed by Tenant, Tenant shall carry or shall cause to be carried all risk property insurance in the full amount of the cost of the Alterations, less a commercially reasonable deductible.

(vi)

If Tenant operates any vehicles on the Premises, Tenant shall carry commercial automobile liability covering all owned, non-owned and hired vehicles with a combined single limit of liability not less than $1,000,000 each accident for bodily injury and property damage.

(vii)

For any insurance required to be carried by Tenant under this Lease, (A) Tenant may carry such insurance in whole or in part under an umbrella policy or policies, or under a blanket policy or policies, covering other properties, (B) Tenant may elect to self-insure for all or any part of the insurance required of Tenant under this Section 18(a) so long as Tenant has a tangible net worth that is equal to or greater than $100,000,000.00 (in each case determined in accordance with GAAP consistently applied), and (C) all such insurance may provide for commercially reasonable deductibles, which shall not be considered self-insurance for purposes of this Lease.  Tenant’s right to “self-insure” means that Tenant has elected to act as though it is the insurance company providing the applicable coverage required hereunder and Tenant shall pay all amounts due in lieu of insurance proceeds which would have been payable if actual insurance coverage were carried by Tenant.

(b)

Landlord’s Insurance.  Beginning not later than the Commencement of Construction with respect to the coverage described in subpart (i) below, and on the Acquisition Date, with respect to the coverage described in subpart (ii) below, and continuing throughout the Term, Landlord shall obtain and maintain in force the following insurance, in the amounts specified below:

(i)

all-risk (Causes of Loss – Special Form) property insurance, (or, during the construction of the Base Building Improvements, all-risk builder’s risk insurance on a completed value form [provided that any such builder’s risk coverage shall not be included in Insurance Costs but is included in Hard Costs set forth on the Preliminary Budget]), including coverage for boiler and machinery, terrorism, and other perils commonly insured by a prudent landlord of Comparable Buildings under similar circumstances, on the entire Premises (including the Tenant Improvements and all Alterations to the Premises of which Landlord is advised by Tenant in writing), in each case, in an amount not less than the full insurable value (on a replacement cost basis) thereof.

(ii)

a policy or policies of commercial general liability insurance of not less than $3,000,000.00 for bodily injury or death in any one accident or occurrence and against property damage.  Each such liability policy required to be carried by Landlord shall name Tenant as an additional insured.

(c)

All insurance required to be maintained by Landlord and Tenant pursuant to this Section 18 must be maintained with insurers having a Best’s Key Rating of at least A-:VIII (or its equivalent) that is licensed, authorized or permitted to do business in Texas. Each of Landlord and Tenant shall provide to the other, on or before the Substantial Completion Date (with respect to Tenant) or the Acquisition Date (with respect to Landlord) and prior to the expiration date of expiring policies, such certificates of insurance evidencing the coverage required herein to establish that the insurance coverage required by this Section 18 is in effect from time to time and that the policies comply with the requirements described in this Section 18, and Tenant agrees to provide notice of cancellation to Landlord at least thirty (30) days’ notice prior to any cancellation of the required coverage.  Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery.

(d)

If either party fails to timely provide evidence of the required insurance coverage as set forth in this Section 18, and the other party elects in its sole discretion to obtain such insurance coverage, the party required to obtain such coverage shall reimburse the other within thirty (30) days after receipt of an invoice for the premiums paid by such other party to obtain such insurance coverage.

Section 19.	Casualty.
(a)

Tenant shall deliver written notice to Landlord of any fire or other casualty damage to the Premises promptly following the date Tenant becomes aware of such damage. Rent shall abate proportionately as to the portions of Premises which are rendered Untenantable by the damage to the Premises which is caused by any such fire or casualty until the Casualty Completion Date, as defined below. If a fire or other casualty renders the Premises Untenantable, in whole or in part, and the reasonable estimated time for the restoration of the Premises exceeds fourteen (14) months after the date of the occurrence of the fire or casualty, Tenant may terminate this Lease by the delivery of written notice of termination to Landlord within ninety (90) days following the date on which Landlord notifies Tenant (the “Estimate Notice”) of the estimated time and proposed schedule for the restoration of the damaged portion of the Premises (including, without limitation, the commencement date and the completion date of such restoration work). Landlord shall provide the Estimate Notice to Tenant within ninety (90) days following the date of the fire or other casualty (the “Estimate Notice Delivery Deadline”).  If Tenant does not timely elect to terminate the Lease by delivering a written notice of termination to Landlord within ninety (90) days following Tenant’s receipt of the Estimate Notice, Tenant shall have no further right to terminate this Lease based on the estimated time and proposed schedule for the restoration of the damaged portion of the Premises.  If a termination of this Lease does not occur in accordance with the foregoing provisions of this Section 19(a), but Landlord fails to commence restoration of the damaged portion of the Premises within sixty (60) days following the date of commencement set forth in the Estimate Notice and complete the restoration (subject only to minor punch list items) of the Premises by the date that is sixty (60) days after the estimated date of completion of the restoration of the Premises as set forth in the Estimate Notice, subject to Force Majeure Delays (such date being called the “Casualty Completion Date”), Tenant may terminate this Lease by the delivery of written notice to Landlord at any time following the Casualty Completion Date, but prior to the date on which Landlord completes (subject only to minor punch list items) the restoration of the damaged portion of the Premises.  If Landlord fails to deliver the Estimate Notice to Tenant by the Estimate Notice Delivery Deadline, Tenant may elect to terminate this Lease at any time prior to the date Landlord delivers the Estimate Notice to Landlord by delivering a written notice of termination to Landlord.

(b)

If fire or other casualty damages the Premises and a termination of this Lease does not occur, (i) subject to the subparagraphs of this Section 19(d) which follows below, Landlord shall restore the damaged portion of the Premises to substantially the condition that existed prior to the occurrence of the fire or other casualty on or before the Casualty Completion Date, subject to Force Majeure Delays and to the completion of minor punch list items, which restoration Landlord shall diligently pursue; and (ii) to the extent that the Premises are rendered Untenantable, in whole or in part, following such fire or other casualty, Rent hereunder for the period the Premises are Untenantable (not to exceed the period of time between the date of the fire or other casualty and the date upon Landlord’s restoration work is Substantially Complete) shall be abated or reduced to such extent as may be equitable under all of the circumstances.

(c)

Landlord shall not be responsible pursuant to this Section 19 for repairing any Alterations unless (i) Tenant requests that Landlord undertake such repairs, and (ii) Tenant pays all costs and expenses required to make such repairs unless such Alterations are insured by Landlord or required to be insured by Landlord pursuant to Section 18(b)(i) above.

(d)	Tenant shall be responsible for the payment of any insurance deductible pursuant to this Section 19, not to exceed the Deductible Limit.
(e)

Notwithstanding anything contained in this Section 19 to the contrary, Tenant shall have no right to terminate this Lease and Landlord shall have no obligation to restore the damaged portion of the Premises if Landlord does not receive deductible payments from Tenant in accordance with Section 19 above.

Section 20.	Condemnation.
(a)

In the event of a Total Taking during the Term the following shall occur: (i) Tenant shall have the right to terminate this Lease by delivering written notice of termination to Landlord within thirty (30) days following the Date of Taking, in which event this Lease shall terminate as of the Date of Taking; (ii) Landlord shall refund to Tenant any prepaid Rent and Tenant shall pay to Landlord any Rent due Landlord under the Lease, each prorated as of the Date of Taking; and (iii) the Award shall be paid to Landlord, provided, however, so long as the Award is not reduced by any of the following, Tenant shall have the right to seek a separate award from the condemning authority for loss of (1) Alterations made and paid for by Tenant, (2) trade fixtures which are lost in such Taking, and (3) business and moving costs incurred by Tenant.
(b)

In the event of a Partial Taking of the Premises during the Term the following shall occur: (i) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (ii) from and after the Date of Taking the Base Rent shall be adjusted so that Tenant shall be required to pay for the remainder of the Term the same portion of the Base Rent as the Rentable Area of the Premises remaining after the Taking bears to the Rentable Area of the Premises as of the Date of Taking, provided, if the Taking reduces the Parking Spaces by more than 5%, Base Rent shall be reduced, based on Landlord’s and Tenant’s mutual agreement on the diminution in rental value of the Premises caused by such Taking; and (iii) the Award shall be paid as set forth in Section 20(a) above.

(c)

In the event either a Total Taking occurs and Tenant does not elect to terminate this Lease in accordance with Section 20(a) above or a Partial Taking occurs, Landlord shall restore the remainder of the Premises, as nearly as possible, to their condition immediately preceding the Taking.  However, Landlord shall not be required to incur costs pursuant to the immediately preceding sentence in excess of the amount of the Award which is actually received by Landlord.  If the amount of the Award will be less than the costs to restore the remainder of the Premises in accordance with this Section 20(c), then Landlord shall within ten (10) days after receipt of notice thereof deliver written notice to Tenant, which notice shall set forth the amount of the shortfall, and either Landlord or Tenant may elect to terminate this Lease within thirty (30) days after Landlord delivers such notice to Tenant, provided that if Landlord elects to terminate the Lease, Tenant may nullify Landlord’s election of termination pursuant to this Section 20(c) by notifying Landlord within thirty (30) days following Tenant’s receipt of Landlord’s notice of termination that Tenant will make available to Landlord funds sufficient to cover the amount of the shortfall and making arrangements reasonably satisfactory to Landlord to make such funds available as needed.  If Tenant nullifies Landlord’s termination of this Lease in accordance with the immediately preceding sentence, Tenant shall be responsible for the out-of-pocket costs and expenses incurred by Landlord to restore the Premises in accordance with this Section 20(c) which are in excess of the Award.

Section 21.	Compliance with Environmental Laws.
(a)

Tenant acknowledges that, prior to the Effective Date, Landlord provided to Tenant that certain Phase I Environmental Site Assessment dated November 28, 2018, and prepared by Rone Engineering Services, Ltd. as Project No. 18-23149.  Landlord covenants that, subject to the information contained in the above-referenced Phase I, the Premises will, on the Substantial Completion Date, be in full compliance with all applicable Environmental Laws (except to the extent any non-

compliance is caused or knowingly exacerbated by Tenant or any of Tenant’s agents, contractors or employees).  Landlord shall defend, indemnify and hold Tenant harmless from and against all claims, obligations, demands, actions, proceedings, judgments, losses, damages, liabilities, fines, penalties and expenses (including, without limitation, sums paid on settlement of claims, reasonable legal fees, and reasonable consultant and expert fees and expenses) that Tenant sustains to the extent caused by Landlord’s breach of its obligations under this Section 21(a).

(b)

Tenant covenants and agrees that it shall, at Tenant’s sole cost and expense, be solely responsible for compliance with all Environmental Laws with respect to the construction of the Tenant Improvements and Tenant’s use and operation of the Premises from and after the Substantial Completion Date, excluding those matters for which Landlord is expressly responsible under the terms of this Lease.  Tenant shall defend, indemnify and hold Landlord and Landlord’s Lender harmless from and against all claims, obligations, demands, actions, proceedings, judgments, losses, damages, liabilities, fines, penalties and expenses (including, without limitation, sums paid on settlement of claims, reasonable legal fees, and reasonable consultant and expert fees and expenses) that any one or more of them sustains to the extent caused by Tenant’s breach of its obligations under this Section 21(b) or under Section 21(c) below.

(c)

Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no responsibility or obligation with respect to any Hazardous Substances (i) existing at the Premises prior to the execution and delivery of this Lease by Landlord and Tenant, or (ii) first introduced after such execution and delivery of this Lease unless such Hazardous Substances were introduced by Tenant, its employees, agents, contractors, guests or invitees.  Notwithstanding the immediately preceding sentence, Tenant shall in all events be liable and responsible to the extent Tenant, or any of Tenant’s agents, contractors, or employees knowingly exacerbate the impact of any Hazardous Substances.  Landlord shall be required to remediate any and all Hazardous Substances for which Tenant is not responsible under this Section 21 and Landlord shall defend, indemnify, and hold harmless Tenant and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean-up and remediation) arising from any Hazardous Substances for which Tenant is not responsible under this Section 21.  This indemnity provision is intended to allocate responsibility between Landlord and Tenant under environmental laws and shall survive termination or expiration of this Lease.

(d)

Except as expressly set forth herein, Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises or the Building by Tenant, its employees, agents, contractors or invitees, without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion; but Landlord’s consent is not required for the use in the Building of (i) Hazardous Substances utilized in the conduct of Tenant’s business as part of the

Permitted Use (including, without limitation, in connection with the research and development of Tenant’s products as part of the Permitted Use), (ii) cleaning supplies, (iii) toner for photocopying machines, (iv) ordinary fuel and fuel reserves for the operation of the auxiliary generator(s) located on the Premises, and (v) other similar materials, in containers and quantities reasonably necessary for and consistent with normal ordinary use by Tenant at the Building, provided that in each case, Tenant shall use such Hazardous Substances in strict compliance with all Environmental Laws.

Section 22.	Tenant’s Default.

The occurrence of any one or more of the following events (“Event(s) of Default”) will constitute an Event of Default by Tenant:

(a)

If Tenant fails to pay any Base Rent or Additional Rent when due and such failure continues for a period of five (5) Business Days after Tenant’s receipt of written notice from Landlord of such failure stating in bold typeface that “FAILURE TO MAKE THE PAYMENT IDENTIFIED BELOW WITHIN FIVE (5) BUSINESS DAYS MAY RESULT IN THE TERMINATION OF THE LEASE”.  Notwithstanding the foregoing, if Tenant fails to pay Base Rent when due more than two (2) times in any calendar year, then Landlord shall have the right, with respect to the third (3rd) and each subsequent failure by Tenant to pay Base Rent when due in the same calendar year to declare the occurrence of an Event of Default without delivering the written notice and providing the opportunity to cure which are described in the immediately preceding sentence.  If, after declaring the occurrence of an Event of Default pursuant to this Section 22(a), Landlord elects, in its sole discretion, to accept payment of the Base Rent or Additional Rent which Tenant failed to pay when due, together with interest on such payment of the Default Rate to the extent provided in Section 26 below, then the applicable Event of Default shall be deemed cured for all purposes.

(b)

Tenant’s failure to observe or perform any of the covenants, conditions or provisions of this Lease that Tenant is obligated to observe or perform (other than a monetary default under subsection (a) above), and the continuance of such failure for a period of thirty (30) days after Tenant’s receipt of written notice from Landlord of such failure, which notice from Landlord states in bold typeface that “FAILURE TO CURE THE DEFAULT IDENTIFIED BELOW WITHIN THIRTY (30) DAYS (OR SUCH LONGER PERIOD OF TIME PERMITTED BY Section 22(b) OF THE LEASE) MAY RESULT IN THE TERMINATION OF THE LEASE”; but if the nature of the obligation that Tenant has failed to perform is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default will not occur so long as Tenant commences the cure of such failure within the initial 30-day period and diligently and continuously prosecutes the cure to completion not more than one hundred twenty (120) days after Tenant’s receipt of written notice of such failure from Landlord; or

(c)

The making by Tenant of any general assignment or general arrangement for the benefit of its creditors; the filing by or against Tenant of a petition seeking relief under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, Tenant causes the petition to be dismissed within one hundred twenty (120) days after the date of its filing); the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within one hundred twenty (120) days after the date of the appointment; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease unless Tenant causes the seizure to be discharged within one hundred twenty (120) days after the date of the initiation of the seizure.

Section 23.	Landlord’s Remedies.
(a)

At any time after the occurrence of an Event of Default Landlord may do one or more of the following (except that with respect to an Event of Default arising under Section 22(c), Landlord also has the right to halt construction on the Premises, including work on any punch list items, in order to avoid economic waste and, in such event, Landlord shall not be required to complete any uncompleted work on the Premises or to tender possession of the Premises to Tenant if possession has not theretofore been tendered):

(i)

terminate Tenant’s right to possession of the Premises and repossess the Premises by any lawful means without terminating this Lease.  For the purposes of attempting to relet the Premises (but only if Landlord elects to do so), Landlord may repair, remodel, or alter the Premises to the extent reasonably necessary to relet the Premises.  Tenant shall pay to Landlord the Rent reserved in this Lease for the balance of the Term as those amounts become due in accordance with the terms of this Lease, less any amounts realized by Landlord in connection with the reletting of the Premises.  If Landlord re-lets the Premises but fails to realize a sufficient sum from the re-letting to pay the full amount the Rent reserved in this Lease for the balance of the Term as those amounts become due in accordance with the terms of this Lease, then Tenant shall pay to Landlord the amount of any deficiency within ten (10) Business Days of Tenant’s receipt of Landlord’s demand as and when those amounts become due in accordance with this Lease;

(ii)

terminate this Lease and repossess the Premises by any lawful means.  In that event, Landlord may recover from Tenant as damages (A) all Rent that became due prior to the termination and that remains unpaid, (B) the discounted present value (determined using a discount rate equal to the Prime Rate plus one hundred fifty basis points) of the amount, if any, by which (I) the Base Rent reserved under the terms of this Lease for the balance of the Term that remained as of the effective date of the termination exceeds (II) the fair market rent for the Premises for the balance of the Term, and (C) all reasonable costs and expenses Landlord reasonably incurs in connection with the enforcement of Tenant’s obligation to pay those damages, including, without limitation, reasonable legal fees, together with interest on all such sums computed at the Default Rate.  If the amount described in clause (II) above exceeds the amount described in clause (I) above, then Landlord has no obligation to pay Tenant any part of the excess or to credit any part of the excess against any other sums or damages for which Tenant may be liable to Landlord at the time of the termination;

(iii)

pay any Additional Rent which Tenant has failed to pay on behalf of Tenant, in which case the amount so paid by Landlord, together with interest thereon computed at the Default Rate, shall be paid by Tenant to Landlord within ten (10) days following Tenant’s receipt of a written demand for payment from Landlord; or

(iv)	pursue any other remedy at law or in equity available to Landlord under the laws of the State of Texas.
Section 24.	Landlord’s Default and Tenant’s Remedies.
(a)	If either of the following occurs:
(i)

Landlord fails to pay any amount payable by Landlord to Tenant hereunder and such failure to pay continues and remains unremedied for a period of ten (10) Business Days after written notice thereof given by Tenant to Landlord of such failure; or

(ii)

Landlord fails to perform or observe any other covenant, term, provision or condition of this Lease which is required to be performed or observed by Landlord and is not included in subsection (i) above, and such failure continues for a period of thirty (30) days after Landlord’s receipt of written notice from Tenant of such failure; but if the nature of the obligation that Landlord has failed to perform is such that more than thirty (30) days are reasonably required for its cure, then a default will not occur so long as Landlord commences the cure of such failure within the initial 30-day period and diligently and continuously prosecutes the cure to completion not more than ninety (90) days after Landlord’s receipt of written notice of such failure from Tenant.

then such failure shall constitute a default by Landlord under this Lease.  At any time after the occurrence of such a default by Landlord, Tenant may do one or more of the following: (A) Tenant may cure (i) a monetary default by offsetting against Base Rent the amount of such monetary default plus interest at the Default Rate from the date of Landlord’s receipt of Tenant’s notice of such monetary default until such amounts (with interest accruing thereon at the Default Rate) are fully offset against Base Rent, or (ii) Landlord’s failure to perform or observe a covenant, term, provision or condition of this Lease other than a monetary default, by performing such covenant, term, provision or condition on Landlord’s behalf, and Landlord shall reimburse Tenant for all reasonable sums expended in so curing such default (less the amount that is Tenant’s responsibility under this Lease related to such covenant, term, provision or condition), plus, interest at the Default Rate on the amount so expended by Tenant from the date of each such expenditure until such amounts are fully reimbursed and if such amounts are not reimbursed to Tenant within thirty (30) days after a written demand is delivered to Landlord, then Tenant shall be entitled to offset such amounts against Base Rent or (B) Tenant may pursue any other remedies available under this Lease or at law or in equity under the laws of the State of Texas; provided, however, Tenant shall not have, and Tenant hereby waives, the right to terminate this Lease on account of any default by Landlord that occurs after the Substantial Completion Date.  Notwithstanding anything in this Section 24 or elsewhere in this Lease to the contrary, Tenant shall not have the right to offset any amount against Base Rent due in a month to the extent such amount exceeds fifty percent (50%) of the Base Rent due in that month (it being understood, however, that until such amount has been fully offset by Tenant, Tenant may continue to offset up to 50% of the Base Rent due each month).  For the avoidance of doubt, the limitations of the preceding sentence affect Tenant’s offset rights under this Lease, only, and have no effect upon rental abatement rights set forth in this Lease (e.g., in connection with damage to or destruction of the Premises or condemnation).

(b)

In connection with any Tenant Emergency (defined below), Tenant may perform any obligation of Landlord under this Lease on Landlord’s behalf in accordance with this Section 24(b).  A “Tenant Emergency” shall be deemed to exist in the event that Tenant reasonably believes in the exercise of Tenant’s good-faith business judgment that Landlord has failed to perform, observe, or comply with one or more of the covenants, terms, provisions, or conditions under this Lease which, if not immediately cured, is reasonably likely to cause damage to Tenant’s property or injury to Tenant’s employees, agents or visitors, or is reasonably likely to have a material adverse effect on Tenant’s ability to operate its business in all or any portion of the Premises.  In the event Tenant believes a Tenant Emergency exists Tenant shall, prior to undertaking any action with respect thereto, provide Landlord with as much advance notice thereof (describing in reasonable detail the Tenant Emergency and Tenant’s planned actions with respect thereto) as is reasonably possible under the circumstances (which notice may be by telephone or electronic mail), and if given the circumstances such advance notice is not reasonably possible Tenant shall provide Landlord with written notice as soon thereafter as is reasonably possible, which subsequent written notice shall describe in reasonable detail the Tenant Emergency that believed existed and all action taken by Tenant with respect thereto.  In no event shall Landlord be obligated to reimburse Tenant for any amounts expended by Tenant pursuant to a Tenant Emergency other than the direct, reasonable, out-of-pocket costs and expenses paid or incurred by Tenant in taking the actions described in this Section 24(b) and only to the extent Tenant is not responsible for such costs under the terms of this Lease (including, without limitation, the terms of this Lease regarding indemnification).  In addition, if Tenant asserts that a Tenant Emergency existed, Landlord shall have the right to dispute such assertion pursuant to Section 35, and if it is determined pursuant to any such arbitration that either that (A) Landlord would not otherwise be obligated under the terms of this Lease to perform the actions performed by Tenant in connection with a Tenant Emergency or (B) any funds expended by Tenant in connection therewith were not direct, reasonable, out-of-pocket costs or expenses, then Landlord shall not be obligated to reimburse Tenant for such amounts in the case of clause (A), or, in the case of clause (B), any amounts in excess of the direct, reasonable, out-of-pocket costs or expenses incurred by Tenant in connection with such Tenant Emergency.  Subject to all of the foregoing, Landlord shall reimburse Tenant for the direct, reasonable, out-of-pocket costs and expenses expended by Tenant pursuant to a Tenant Emergency within thirty (30) days following Landlord’s receipt of reasonable evidence of such costs and expenses.

(c)

Neither Landlord nor Tenant shall be liable for, and each of Landlord and Tenant waives and agrees not to seek, any speculative, consequential and punitive damages under this Lease; provided, however, that Landlord may recover consequential damages in connection with Tenant’s holding over in the Premises on the conditions set forth in Section 30.

Section 25.	Quiet Enjoyment.

So long as no Event of Default has occurred which remains in existence and uncured, Tenant may peaceably and quietly enjoy the Premises at all times during the Term without disturbance.

Section 26.	Interest on Late Payments.

If Tenant fails to pay Base Rent or Additional Rent when due and such failure continues after receipt of any applicable notice and an opportunity to cure as provided in Section 22(a) hereof, such amount shall bear interest from the date due until the date paid at the Default Rate.  Any sums due from Landlord to Tenant and which are not paid within ten (10) Business Days following a written demand to Landlord shall bear interest at the Default Rate until the date paid by Landlord.

Section 27.	Subordination, Attornment & Non-Disturbance.

Landlord may encumber the Premises or any portion thereof or any interest therein with mortgages or deeds of trust and related collateral documents (each, collectively, a “Mortgage” and the holder of any such Mortgage including, without limitation, Construction Lender, is herein called a “Landlord’s Lender”).  This Lease and Tenant’s rights under this Lease will be subject and subordinate to the terms and conditions of any Mortgage executed by Landlord from time-to-time as long as (i) in the case of the

Construction Loan, Construction Lender executes and delivers to Tenant a commercially reasonable subordination, nondisturbance and attornment agreement mutually approved by Construction Lender and Tenant (“SNDA”), and (ii) in the case of any future financing following the Construction Loan, the applicable Landlord’s Lender executes and delivers to Tenant a subordination, nondisturbance and attornment agreement in the form of the SNDA (provided, however, that provisions relating to the initial construction of the Premises may be removed therefrom), or, alternatively, in a commercially reasonable form, reasonably acceptable to Landlord’s Lender and Tenant.  Landlord and Tenant agree that each SNDA shall be in recordable form, and following execution by all parties thereto shall be promptly recorded in the Real Property Records of Collin County, Texas.  Any such subordination, non-disturbance and attornment agreement (including the SNDA), shall acknowledge that (A) so long as no Event of Default exists beyond any periods of notice and cure set forth in this Lease, Tenant’s possession, occupancy, use and quiet enjoyment of the Premises shall not be terminated, disturbed, diminished or interfered with by Lender, (B) any offset rights of Tenant arising pursuant to an express provision of this Lease authorizing such offset rights (provided that Tenant complies with all applicable provisions, including all notice requirements, with respect thereto contained in this Lease) that accrue prior to the date of any foreclosure by any Landlord’s Lender, shall survive such foreclosure by Landlord’s Lender, and (C) Landlord’s Lender or any purchaser in connection with the exercise of any of Landlord’s Lender’s rights under its deed of trust or other security instruments shall be obligated to cure any defaults of Landlord which continue following such Landlord’s Lender’s or purchaser’s acquisition of title to the Premises (e.g., Landlord’s failure to make capital replacements under this Lease); provided, however, that in no event shall Landlord’s Lender or any such purchaser be obligated to construct, or to complete the construction of, the Base Building Improvements or to pay all or any portion of the Improvement Allowance, provided (1) the foregoing shall not limit Tenant’s offset rights with respect to any failure to pay the Improvement Allowance as provided in Section 6.2(b) of Exhibit B to this Lease, and (2) Tenant shall be entitled to terminate this Lease in the event Landlord’s Lender or any such purchaser fails to construct or complete the construction of the Base Building Improvements in accordance with Section 7.3 or Section 7.4 of Exhibit B to this Lease.  Unless and until a SNDA is entered into between Tenant and the applicable party, any Landlord’s Lender may elect at any time to cause its interests in the Premises to be subordinate and junior to Tenant’s interest under this Lease by filing an instrument in the Real Property Records of Collin County, Texas, effecting such election and providing Tenant with notice of such election.  Within ten (10) days following the execution of an SNDA by Construction Lender and Tenant, Landlord and Tenant shall enter into an amendment to this Lease which attaches thereto the form of SNDA approved by Construction Lender and Tenant.

Section 28.	Broker’s Commissions.

Each party represents to the other that the only broker engaged by such party in connection with this Lease is CBRE, Inc., whose commission Landlord shall pay pursuant to a separate written agreement.  Each party shall defend and indemnify the other from and against any claims, demands and actions brought by any other broker or finder claiming by, through, or under the indemnifying party to recover a brokerage commission or any other damages on the basis of alleged dealings with the indemnifying party contrary to the foregoing representation.

Section 29.	Estoppel Certificate.

Within fifteen (15) days after Tenant’s or Landlord’s receipt of a written request from the other party, Tenant or Landlord, as applicable, shall execute and deliver to the other party a statement in substantially the form of the attached Exhibit D (as to Tenant) confirming and containing such factual certifications to the actual knowledge of the certifying party as the party requesting such statement may reasonably request, along with any other information of a factual nature that such requesting party may reasonably request.

Section 30.	Holding Over.

If Tenant continues to occupy the Premises following the expiration of the Term, then such holdover occupancy shall be deemed a tenancy from month-to-month which Landlord or Tenant may terminate at any time upon thirty (30) days written notice to the other.  Notwithstanding the foregoing, if Tenant has given Landlord at least six (6) months prior written notice of its intent to holdover, Tenant shall be permitted to hold over for one period of up to six (6) months after the expiration of the Term (as designated by Tenant in such notice), and the Base Rent payable for such six-month period (or such shorter time as may be designated in Tenant’s notice) shall be the same Base Rent payable by Tenant as of the final day of the Term, increased by 1.95%.  If Tenant continues to holdover for more than six (6) months, then (a) Tenant shall pay to Landlord monthly Base Rent equal to one hundred fifty percent (150%) of the Base Rent due during the last month of the Term, (b) if such holdover continues for an additional thirty (30) days following Landlord’s written notice to Tenant that a new lease has been executed for any portion of the Premises, then Tenant shall be responsible for, and shall indemnify Landlord from and against, all damages suffered by Landlord as the result of such holdover occupancy including all damages caused by Landlord’s inability to sell or Lease the Premises due to such holdover occupancy, and (c) such holdover occupancy shall be a month-to-month tenancy as provided above.  Any such holdover occupancy shall otherwise remain subject to all of the conditions, provisions and obligations of this Lease.

Section 31.	Assignment and Subletting.
(a)

Tenant shall not assign this Lease, in whole or in part, and/or sublease all or any portion of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee or sublessee will not use the Premises for the Permitted Use, (ii) a Major Default exists, or (iii) the proposed transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the proposed assignment or sublease, taking into account that Tenant will remain liable under this Lease. Landlord’s failure to respond within ten (10) Business Days after Landlord’s receipt of a written request for consent, and within five (5) days following Landlord’s receipt of a second written request for consent, shall be deemed consent to the assignment or sublease proposed in such written request.  If Landlord grants its consent, or is deemed to have granted its consent pursuant to this Section 31(a), to any such proposed assignment or sublease, then Tenant, within ten (10) Business Days after the effective date of any such assignment of this Lease or sublease of all or any portion of the Premises, shall furnish Landlord with copies of the fully executed instruments evidencing any such assignment or sublease.

(b)

If Tenant assigns this Lease or any interest therein or subleases any of its interest in the Premises in accordance with the terms of this Lease other than pursuant to a Permitted Transfer, Tenant shall retain fifty percent (50%) all of the profits received by Tenant from the assignee or subtenant and Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of all of the profits received by Tenant from the assignee or subtenant within thirty (30) days following receipt thereof by Tenant.  Prior to payment to Landlord of its share of any such profits, Tenant may deduct from all sums received from any assignee or subtenant all brokerage fees; advertising, design and/or architectural, marketing, accounting and reasonable legal expenses incurred in connection with such assignment or subleases or marketing the space generally; allowances, abated rent, similar concession payments, lease assumptions and other out-of-pocket inducements granted to the sublessee or assignee; and cost of improvements constructed in such assigned or subleased space for such assignee or sublessee which are paid for by Tenant, but only to the extent any of the foregoing costs are reasonably incurred.  Tenant shall be entitled to fully recoup all of the reasonable out-of-pocket amounts paid or incurred by Tenant and entitled to be deducted pursuant to the immediately preceding sentence before computing the net profits to be shared 50/50% with Landlord pursuant to this Section.  For the avoidance of doubt, Tenant shall not be obligated to share any proceeds or profits with Landlord resulting from any Permitted Transfer.

(c)

Notwithstanding the foregoing, Tenant shall have the right without Landlord’s consent to assign this Lease or sublet the Premises (a “Permitted Transfer”), in whole or in part, to one (1) or more Affiliates or wholly-owned subsidiaries of Tenant, provided that within thirty (30) days after the effective date of any such assignment of this Lease or sublease of all or any portion of the Premises, Tenant shall furnish Landlord with copies of the fully executed instruments evidencing any such assignment or sublease.  Any assignee pursuant to a Permitted Transfer shall, effective as of the effective date of such Permitted Transfer, become jointly and severally liable with Tenant for the performance of all of the obligations of Tenant under this Lease.

(d)

Tenant may, without the prior consent of Landlord, enter into license agreements ("Permitted License") granting third parties (each, a "Licensee") access to and use of portions of the Premises, provided such Permitted License(s) are with consultants, advisors, vendors, or other persons or entities with whom Tenant interacts on a regular basis.  All Permitted Licenses shall be subject to and subordinate to this Lease.  Tenant shall not enter into a Permitted License for the primary purpose of circumventing the consent requirements for the assignment of this Lease or the subleasing of the Premises.  As between Landlord and Tenant and subject to Section 17(c), Tenant shall be liable and responsible for all acts and omissions of each Licensee with respect to the use of the Premises.

(e)

No assignment of this Lease or sublease of all or any portion of the Premises will relieve Tenant from primary liability for the performance of the obligations of Tenant under this Lease.  Landlord has no recapture rights in connection with any assignment or sublease.

(f)	Tenant shall not mortgage or pledge its leasehold interest under this Lease without Landlord’s prior written consent.
(g)

Landlord and Tenant recognize and agree that the terms of this Lease regarding any assignment or subleasing shall not and do not apply nor shall such terms and conditions limit the activities of Tenant or an Affiliate of Tenant with respect to the following matters:  (1) an initial or subsequent public offering or distribution of equity or debt securities by Tenant or an Affiliate of Tenant, (2) the sale of equity or convertible debt securities of Tenant or an Affiliate in any transaction, including in connection with a merger or other business combination transaction.

(h)

Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Premises.  In the event of any such transfer and assignment, and the assumption by the transferee of the covenants of “Landlord” under this Lease, the transferor shall automatically be relieved and freed of all obligations of Landlord under this Lease accruing from and after the date of such transfer.

Section 32.	Financial Statements.

Within fifteen (15) Business Days after any written request from Landlord, Tenant shall deliver to Landlord the most current financial statements (dated not earlier than one (1) year before the date of Landlord’s request) of Tenant.  Landlord shall maintain the confidentiality of any such financial statements, provided that Landlord may disclose such financial statements to actual and potential lenders to Landlord, actual or potential investors in Landlord, and actual or potential purchasers of the Premises or of interests in Landlord, provided Landlord uses commercially reasonable efforts to cause such third parties to keep such financial statements confidential.  Notwithstanding the foregoing, Tenant shall have no obligation to provide any financial statements under this Section 32 if at the time of such request Tenant is a publicly traded company or if Tenant’s financial statements (as they appear on the Effective Date or in substantially similar format) are publicly available at a publicly-accessible website address provided to Landlord.

Section 33.	Waiver of Rights Under Section 93.012 of the Texas Property Code.

Landlord and Tenant are knowledgeable and experienced in commercial transactions and hereby agree that the provisions of the Lease for determining charges, amounts and Base Rent and Additional Rent payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges.  ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012, ENTITLED “ASSESSMENT OF CHARGES”, OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED.

Section 34.	Waiver of Liens.

Landlord hereby expressly waives any and all contractual liens and security interests, statutory liens and security interests or constitutional liens and security interests arising by operation of law to which Landlord might now or hereafter be entitled on all property of Tenant now or hereafter placed in or upon the Premises (except for judgment liens that may hereafter arise in favor of Landlord).  The waiver and negation contained herein shall not waive, negate or otherwise affect any unsecured claim Landlord may have.

Section 35.	Arbitration.
(a)

Except as expressly provided in this Section 35, any dispute under or related to this Lease shall be submitted to binding arbitration pursuant to this Section 35; provided, however, that notwithstanding anything in this Section 35 to the contrary, either party may seek one or more temporary restraining orders and/or preliminary injunctions from a court of competent jurisdiction without being subject to arbitration with respect thereto and without being subject to arbitration with respect to whether such party may bring such action in a court of competent jurisdiction in which it seeks only one or more temporary restraining orders and/or one or more preliminary injunctions, it being agreed that the ability of a party to bring a claim seeking only temporary restraining order(s) and/or preliminary injunction(s) is neither arbitrable nor subject to arbitration under this Section 35.  All arbitrations under this Section 35 will be conducted according to and governed by the following rules and laws and in the following order of priority: (i) the provisions of this Section 35, (ii) to the extent not inconsistent with this Section 35, the Commercial Arbitration Rules of the AAA, (iii) to the extent not inconsistent with any of the foregoing, the Federal Arbitration Act, and (iv) to the extent not inconsistent with any of the foregoing, the Chapter 171 of the Texas Civil Practice and Remedies Code.  All arbitrations shall occur at a location in Dallas County, Texas, chosen by the arbitrators.  To the extent the provisions of this Section 35 vary from or are inconsistent with the Commercial Arbitration Rules of the AAA or any other arbitration tribunal, the provisions of this Section 35 shall govern.

(b)

For any arbitration proceeding, other than any proceeding to determine the Market Rate (for which the arbitration procedures set forth in Section 4 shall apply), but subject to Section 35(e), the following provisions shall apply:

(i)

Within ten (10) Business Days after Landlord or Tenant informs the other in writing that it desires to submit a matter in dispute to arbitration, Landlord and Tenant shall each appoint an arbitrator, and within ten (10) Business Days after their appointment, the first two arbitrators shall appoint a third arbitrator. If either party fails to timely appoint an arbitrator, or if the first two arbitrators do not agree on a third arbitrator, the Dallas AAA shall make the applicable appointment.  Each arbitrator shall be an attorney who is licensed to practice in the State of Texas and shall be neutral, impartial and independent.  In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead by the Dallas AAA.

(ii)

At the request of either party, the arbitrators shall authorize the service of subpoenas for the production of documents or attendance of witnesses.  Within thirty (30) days after the appointment of the arbitrators, the arbitrators so chosen shall hold a hearing at which each party may submit evidence, be heard, and cross-examine witnesses, with each party having at least ten (10) days advance notice of the hearing.  The hearing shall be conducted such that each of Landlord and Tenant shall have reasonably adequate time to present oral evidence or argument, but either party may present whatever written evidence it deems appropriate prior to the hearing (with copies of any such written evidence being sent to the other party).

(iii)

The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the conclusion of such hearing, and shall be accompanied by conclusions of law and findings of fact.  Any decision in which any two (2) arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties and shall be the basis for a judgment entered in any court of competent jurisdiction.  The fees and expenses of arbitration under this Section 35, including reasonable legal fees and expenses of the prevailing party, shall be awarded to the prevailing party; provided, however, until the arbitration is concluded and a decision of the arbitrators is rendered, Landlord and Tenant shall each bear in equal amounts the fees and expenses of the arbitrators and the Dallas AAA.  Landlord and Tenant may at any time by mutual written agreement discontinue arbitration proceedings and themselves agree upon any such matter submitted to arbitration.

(c)

In no event whatsoever shall any information disclosed in any arbitration proceeding pursuant to this Lease be used for any purpose other than the resolution of the dispute, which is the basis for such arbitration proceeding.

(d)

With respect to any arbitration proceeding conducted pursuant to this Section 35, the arbitrators shall be strictly bound by the provisions of this Section 35, by the applicable provisions of this Lease, and by the applicable rules and laws in the order of priority as set forth in Section 35(a) above.

(e)

Notwithstanding anything in this Section 35 to the contrary, in the event of an arbitration proceeding commenced prior to the later of the Substantial Completion Date and the Substantial Completion of the Tenant Improvements and arising under or related to Exhibit B or with respect to such other circumstances which by the terms of this Lease are to be resolved pursuant to an expedited arbitration procedure, all actions to be performed within ten (10) days or thirty (30) days (whether Business Days or calendar days) as provided in Section 35(b) above shall be performed within five (5) days.  Further, the parties agree that the attorneys selected as arbitrators with respect to matters under clause (b) of this Section 35 shall be experienced with respect to the subject matter of the dispute.

Section 36.	Miscellaneous.
(a)	This Lease inures to the benefit of and binds each of the parties and their respective successors and assigns.
(b)	All section headings and captions used in this Lease are purely for convenience and do not affect the interpretation of this Lease.
(c)	All Exhibits referenced in this Lease are incorporated in and made a part of this Lease, even if they are not physically attached to this Lease.
(d)

This Lease will be governed by and interpreted in accordance with the laws of the State of Texas are located (without regard to conflict of law principles), and, subject to Section 35, the parties submit to the jurisdiction of any appropriate state court within the State of Texas for the adjudication of disputes arising from this Lease.

(e)	Except as otherwise provided, the parties may amend this Lease only by means of written agreements signed on behalf of Tenant and Landlord by their respective authorized signatories.
(f)

This Lease supersedes all prior understandings, representations, negotiations, and correspondence between the parties and constitutes the entire agreement between them with respect to the matters described in this instrument.  No course of dealing, course of performance, or usage of trade will modify or affect this Lease.

(g)	The invalidity, illegality, or unenforceability of any provision of this Lease will not affect or impair the validity, legality, and enforceability of the remaining provisions.
(h)

The failure of either party at any time to require performance by the other of any provision of this Lease will not affect that party’s right to enforce that provision, nor will the waiver by either party of any breach of any provision of this Lease constitute a waiver of any further breach of the same provision or any other provision.  All of the remedies permitted or available to Landlord or Tenant under this Lease, or at law or in equity, shall be cumulative and not alternative and the exercise of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy, except to the extent specifically provided to the contrary in this Lease.
(i)

In order to facilitate execution, (a) this Lease may be executed in as many counterparts as may be convenient or required, (b) all counterparts shall collectively constitute a single instrument, (c) any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages and (d) delivery of an executed counterpart of this Lease by facsimile shall be binding on the parties so delivering.

(j)

All notices, approvals, requests, consents, and other communications given, required or permitted in accordance with the terms of this Lease must be in writing and must be hand-delivered or sent by Federal Express or other nationally recognized overnight service, electronic transmission or United States certified or registered mail.  Notices sent by hand delivery or Federal Express or other nationally recognized overnight service shall be deemed given or delivered upon actual delivery or refusal of such delivery.  Notices sent by electronic transmission shall be deemed given or delivered when transmitted by electronic transmission or email with no notice of non-delivery being received by the sender (provided transmission and confirmation thereof is on Business Days, otherwise, such electronic transmissions shall be deemed received on the next Business Day), provided an original of such notice is also sent by a nationally recognized overnight service for delivery the following Business Day.  The parties will address notices as follows:

If to Landlord:

TC Legacy Land Venture, LLC

2100 McKinney Avenue, Suite 800

Dallas, Texas 75201

Attention: Scott Krikorian

Email: scottkrikorian@trammellcrow.com

with a copy to:

Jackson Walker LLP

2323 Ross Avenue, Suite 600

Dallas, Texas 75201

Attention: George C. Dunlap, Jr., Esq.

Email: gcdunlap@jw.com

If to Tenant:

Prior to the Commencement Date:

Reata Pharmaceuticals, Inc.

5320 Legacy Drive

Plano, Texas 75024-3105

Attention: Executive Vice President, Operations

Email: jason.wilson@reatapharma.com

with a copy to:

Reata Pharmaceuticals, Inc.

5320 Legacy Drive

Plano, Texas 75024-3105

Attention: Chief Legal Counsel
Email: mike.wortley@reatapharma.com

From and after the Commencement Date:

Reata Pharmaceuticals, Inc.

At the Premises

Attention: Executive Vice President, Operations

Email: jason.wilson@reatapharma.com

with a copy to:

Reata Pharmaceuticals, Inc.

At the Premises

Attention: Chief Legal Counsel
Email: mike.wortley@reatapharma.com

A party may change the address to which it wishes notices to be sent by delivering notice of the change of address to the other party in accordance with the terms of this Section 36(j).  Notwithstanding anything to the contrary contained in this Lease, no address for notices that is located outside the United States or consists of a “P.O. Box” shall be effective or binding under this Lease, and each party shall instead at all times have at least one (1) address for notices that shall be binding for all purposes in connection with this Lease (including, without limitation, for any notice of default and service of process) located in the United States and not consisting of a “P.O. Box”.

(k)

If Landlord or Tenant is a corporation, partnership, or limited liability company, each individual executing this Lease on behalf of that party represents and warrants that that party is a duly formed and existing entity qualified to do business in Texas, that that party has full right and authority to execute and deliver this Lease, that each person signing on behalf of that party is authorized to do so, and that all necessary corporate or partnership action has been taken.

(l)

Whenever necessary or appropriate, the neuter gender as used herein shall be deemed to include the masculine and feminine; the masculine to include the feminine and neuter; the feminine to include the masculine and neuter; the singular to include the plural; and the plural to include the singular.

(m)

In any proceeding or controversy associated with or arising out of this Lease or a claimed or actual breach thereof, or in any proceeding to recover the possession of the Premises, the prevailing party shall be entitled to recover from the other party as a part of prevailing party’s costs, reasonable attorney’s fees, the amount of which shall be fixed by the court or arbitration panel and shall be made a part of any judgment or award rendered.

(n)

Whenever in this Lease a party is requested or required to give its consent or approval, unless specifically provided to the contrary in this Lease, the giving of such consent or approval shall not be unreasonably withheld, conditioned or delayed by the party from whom such consent or approval is requested or required.  Furthermore, whenever this Lease grants Landlord or Tenant a right to take action or exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant will act reasonably and in good faith.  In all cases where approval or consent is required, any denial will be in writing and will state the reasons for such denial.

Section 37.	Time of Essence.

Time is of the essence with respect to this Lease.  If the final day of any period of time described in this Lease is a Saturday, Sunday or Holiday, that period is extended to the next day that is not a Saturday, Sunday or Holiday.

Section 38.	Memorandum of Lease.

Neither Landlord nor Tenant shall record this Lease.  Notwithstanding the foregoing, on the Effective Date Landlord and Tenant shall enter into the Memorandum of Lease attached hereto as Exhibit E and on the date Landlord acquires the Land and before the Master CC&Rs are recorded, Landlord shall record the same immediately following the recordation of the deed vesting fee title to the Land in Landlord.  Upon the expiration or termination of the Term, Landlord shall have right, at its sole option, to record a release of the Memorandum of Lease without the necessity of obtaining Tenant’s prior consent or authorization.

Section 39.	Survival.

Any claim, cause of action, liability or obligation arising under this Lease in favor of a party hereto against or obligating the other party hereto shall (to the extent not theretofore fully performed) survive the expiration or any earlier termination of this Lease.

Section 40.	Building Name and Signage.
(a)

Provided that the installation and maintenance thereof complies with all applicable Legal Requirements and Permitted Exceptions, and Tenant has received all approvals, consents, and permits required therefor by applicable Legal Requirements and Permitted Exceptions, Tenant shall have the right to erect and maintain (i) such signage on the Building as Tenant may from time-to-time elect to install and maintain in the locations depicted on Exhibit G attached hereto (but subject to Landlord’s approval of such signage, which will not be unreasonably withheld, conditioned, or delayed), and (ii) two (2) monument signs (but subject to Landlord’s approval of such signs, which will not be unreasonably withheld, conditioned, or delayed), one in the Plaza outside the Building and one on the corner of Legacy Drive and Communications Parkway, such final locations to be mutually agreed upon between Landlord and Tenant (the monument signs approved and included as part of the Base Building Drawings and bearing Tenant’s name and/or corporate logo are referred to herein as the “Approved Monument Signs”).  Notwithstanding the foregoing, Landlord hereby approves Tenant’s the design of Tenant’s building signage and the locations therefor as depicted on Exhibit G attached hereto (the “Approved Building Signage”). Except as otherwise provided below in this Section 40, any changes to the Approved Building Signage shall require Landlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed.  Additionally, Landlord covenants that, prior to the Substantial Completion Date, Landlord will have obtained all approvals necessary under the Permitted Exceptions with respect to the installation, operation, and display of the Approved Building Signage and the Approved Monument Signs and, with respect to the Approved Monument Signs, Landlord will have obtained all approvals necessary under the Legal Requirements with respect to the installation, operation, and display of such Approved Monument Signs.  Notwithstanding the foregoing, Landlord shall not have the right to approve either (A) changes in signs necessitated by changes in Tenant’s corporate logo or (B) the sign of any entity that either acquires Tenant or is the surviving entity in any merger with Tenant.  At Tenant’s request and to the extent necessary, Landlord shall use commercially reasonable efforts on Tenant’s behalf and at Tenant’s sole cost and expense to secure any approvals or consents necessary under the Permitted Exceptions for the construction, operation, and display of Tenant’s signs.  Tenant shall maintain all such signs in a good, clean, and safe condition in accordance with all applicable Legal Requirements and Permitted Exceptions. Tenant shall repair all damage caused by the installation, use, maintenance, and removal of the signs and, upon their removal, restore the Building where such signs were located to its condition immediately before the installation thereof (ordinary wear and tear excepted, other than any discoloration caused thereby).  Within thirty days after the earlier of (1) the termination of Tenant’s right to possess the Premises or (2) the end of the Term, Tenant shall remove the signs and perform all restoration work as provided above.  If Tenant fails to do so within such thirty-day period, Landlord may, without compensation to Tenant, perform such work and dispose of the signs in any manner it deems appropriate or deem such signs abandoned and, after removing Tenant’s logo therefrom (if applicable), use such signs; and Tenant shall pay to Landlord all reasonable costs incurred by Landlord in connection therewith within ten (10) Business Days after Landlord’s request therefor.

(b)

Tenant may install at Tenant’s sole cost and expense (however, such costs may be included in the Tenant’s Costs for any such graphics installed as a part of the Tenant Improvements) graphics (e.g., Tenant’s company name, logo or trade dress) in elevator lobbies and on the entrance doors to the Building and, at Tenant’s election, the Parking Garage.  Without limiting Tenant’s rights pursuant to Section 40(a),  Tenant shall not install any other graphics visible from the exterior of the Building without Landlord’s prior approval; provided, however, the foregoing prohibition shall not preclude Tenant from displaying Tenant’s customary retail signage visible from the exterior of the Building without Landlord’s prior approval.  Additionally, Tenant shall be permitted to install and maintain appropriate, elegant and discrete graphics with Landlord’s prior approval (not to be unreasonably withheld, conditioned, or delayed) of the type, style, size, materials, method of illumination, if any, and method of installation or attachment, at Tenant’s sole cost and expense in the public lobby on the ground floor of the Building, in a prominent location visible from the primary entrance of the Building.  Landlord hereby approves Tenant’s installation of any signage permitted under this Section 40(b) designed for interior display.  Except as expressly provided in this Section 40(b), Landlord shall not have any approval rights with respect to Tenant’s interior signage.

(c)	Tenant may select the name for the Building and Landlord shall have the right to change the name of the Building only with Tenant’s approval.
(d)

Landlord hereby approves (i) the names “Reata” and “Reata Pharmaceuticals” for use on the Signs, and (ii) subject to all applicable Legal Requirements and the Permitted Exceptions, Tenant’s current logo and trade dress in Tenant’s corporate colors on the Signs.

Section 41.	Expansion Agreement.

Pursuant to that certain Expansion Agreement of even date herewith between TC Legacy Land Venture, LLC, a Delaware limited liability company, as “Owner” thereunder (“Adjacent Parcel Owner”), and Tenant, as “Tenant” thereunder (the “Expansion Agreement”), Tenant may require that Owner construct an office building (the “Additional Building”) on the Land (as defined in the Expansion Agreement)  for Tenant’s occupancy.  If Tenant elects to cause Owner to construct such Additional Building as set forth in such Expansion Agreement, and if the Expiration Date of the Initial Term of this Lease is a date that is earlier than the date of the expiration of the Additional Building Term (as defined in the Expansion Agreement), then the parties shall enter into an amendment to this Lease that shall (a) extend the Term of this Lease to be coterminous with the Additional Building Term so that the Term of this Lease and the Additional Building Term are both ten (10) years from the Additional Building Commencement Date (as defined in the Expansion Agreement), and (b) set forth the Base Rent for the Premises for the extended portion of the Term, which Base Rent for the extended portion of the Initial Term shall be the then-current Base Rent as increased each year as provided in Section 5(c) of this Lease.

Section 42.	Guaranty.

CBRE Group, Inc., a Delaware corporation (“Guarantor”), has executed and delivered to Tenant on the Effective Date a Completion Guaranty in the form attached hereto as Exhibit M (the “Guaranty”) to guaranty to Tenant Landlord’s obligations to construct the Base Building Improvements.  Section 54 of this Lease shall not operate to limit or impair Tenant’s rights and remedies under the Guaranty or Guarantor’s liability under the Guaranty.

Section 43.	Abatements, Grants, and Subsidies.

Notwithstanding anything to the contrary in this Lease, Landlord acknowledges and agrees that any tax benefits or credits or other economic incentives which may be provided by the State of Texas, Collin County, the City of Plano, or any other governmental or quasi-governmental agency or department for which Landlord or Tenant might be eligible as a result of its establishment at the Premises of the facilities contemplated hereunder (including, for example: (a) its entering into this Lease, (b) its employment of persons at its facilities at the Premises, (c) its expenditure of funds in connection with the construction of leasehold improvements and establishment at the Premises of the facilities contemplated hereunder, or (d) Tenant’s purchase and/or installation of any furniture, fixtures and equipment at the Premises) shall be the property of Tenant during the Term, but not thereafter (and Landlord shall not be entitled to receive any portion of such benefits which are paid during the Term and to the extent that any such benefits are received by Landlord during the Term, Landlord shall promptly remit payment of the applicable amount(s) to Tenant).  Landlord agrees to diligently assist Tenant in Tenant's pursuit of the benefits or credits described herein at no out-of-pocket cost to Landlord.

Section 44.	Amenities.
(a)

If at any time Landlord or its Affiliates owns any multi-tenant building located within the area shown on Exhibit S (the “Future Development Area”), Landlord and Tenant may mutually agree, each at their sole discretion, to enter into a revocable license to allow Tenant to use any amenities (the “Future Development Amenities”) offered for the use of other tenants of the Future Development Area (e.g., cafeterias, exercise facilities, etc. which are not located within the Premises) in common with the other tenants of the Future Development Area on terms mutually agreeable to Landlord and Tenant during the term of such license, which terms may include the obligation of Tenant to contribute to the operation and maintenance costs of any such Future Development Amenities during the term of such license.
Section 45.	Landlord’s Representations and Warranties.

Landlord represents and warrants to Tenant that:

(a)

Title; Conflict.  Landlord has or will not later than the date of Commencement of Construction have good title to the Land in fee simple absolute, subject only to Permitted Liens (defined below), and has full right and authority to enter into this Lease and to perform Landlord’s obligations as required hereunder, and this Lease does not conflict with, and its execution by Landlord shall not result in a default or event of default under, any other agreement to which Landlord is bound.  Landlord will furnish to Tenant upon request evidence reasonably satisfactory to Tenant of Landlord’s title to the Land and Landlord’s authority to enter into, execute and deliver this Lease and to perform its obligations hereunder.  “Permitted Liens” means (i) current taxes not past due, (ii) the Permitted Encumbrances, and (iii) those priority mortgages, deeds of trust, prime leases or ground leases for which Tenant has received a SNDA as contemplated by Section 27.

(b)

Compliance.  Tenant’s use of the Premises for the office and laboratory uses and purposes described herein and uses ancillary thereto is a permitted use under the Zoning Ordnance of the City of Plano, Texas, provided that Tenant’s use of the laboratory is consistent with the definition of a “Research and Development Center” as set forth in Article 8 of the Zoning Ordinance of the City of Plano, Texas.

(c)

Claims or Proceedings.  There are no claims, causes of action or other proceedings pending or, to Landlord’s knowledge, threatened in respect to the ownership, operation or environmental condition of the Land or any part thereof (including disputes with mortgagees, governmental authorities, utilities, contractors, adjoining land owners or suppliers of goods), except for claims which are fully insured and as to which the insurer has accepted defense without reservation.

(d)

Condemnation, Etc.  There is no existing, pending or, to Landlord’s knowledge, contemplated, threatened or anticipated (i) condemnation of any part of the Land, (ii) repaving, widening, change of grade or limitation on use of streets, roads, or highways abutting the Land, (iii) special tax or assessment to be levied against the Land, (iv) change in the zoning classification of the Land, or (v) change in the manner of tax assessment of the Land.

Section 46.	Payment of Certain Project Costs.

To the extent that such costs are otherwise used in the calculation of Total Project Costs for purposes of determining the Base Rent payable by Tenant with respect to the Premises, Tenant shall have the right (at its sole election), at any time prior to the Commencement Date, to pay to Landlord the amount of all operating costs and/or Taxes with respect to the

Premises attributable to any period prior to the Commencement Date and to deduct the amount of any such payment from the Total Project Costs with respect to the Premises for purposes of calculating Base Rent hereunder, and in such event the parties shall make any resulting adjustments to the Base Rent schedule(s) pursuant to an amendment to this Lease.

Section 47.	Parking.

Landlord shall make available to Tenant for Tenant’s use for the entire Term (subject, however, to any necessary adjustments in the number of such spaces if Tenant elects to renew for less than all of the initial Premises as provided in Section 4 hereof): (i) all spaces in the Parking Garage, the number of which will be included in the Base Building Construction Documents approved by Tenant or in a Tenant Change Order (collectively, the “Garage Parking Spaces”), and (ii) all spaces in any surface parking lots on the Land (collectively, the “Surface Parking Spaces”).  The Garage Parking Spaces and the Surface Parking Spaces are collectively referred to herein as the “Parking Spaces”.  During the Term and any renewals or extensions thereof, Tenant shall not be charged separate rental charges for the use of any of the foregoing Parking Spaces, and Tenant shall have the right to re-stripe and, subject to applicable Legal Requirements, reconfigure the Parking Garage and designate Tenant’s applicable share of Parking Spaces as reserved for Tenant’s exclusive use.

Section 48.	Emergency Generator.
(a)

Installation of Tenant Generator.  Tenant shall have the right to use the Land and Building for the installation, use, maintenance and repair of one or more generators, uninterrupted power sources and other specialty equipment and other related equipment, including gas tanks, gas lines, mountings and supports (collectively, the “Tenant Generator”) for purposes of providing emergency and back-up electrical power to the Premises, all to the extent permitted by and in accordance with applicable Legal Requirements and the Permitted Exceptions.  The location of one of the Tenant Generators shall be identified in conjunction with the Building design process.

(b)

Maintenance, Repair and Removal of Tenant Generator.  To the extent Tenant exercises its right to install the Tenant Generator as provided in Section 48(a) above, Tenant, at its cost and expense, shall install, maintain (in good and safe condition and repair and in compliance with all Legal Requirements and the Permitted Exceptions), insure and remove (at the end of the Term) the Tenant Generator and, at its sole cost and expense, repair any and all damage caused to the Premises or any equipment or property as a result of Tenant’s exercise of the rights granted in this Section 48.  Tenant shall not be required to pay Landlord any fees or Rent for the use of such area of the Building or the Tenant Generator.  Installation of the Tenant Generator shall be performed at Tenant’s sole cost and expense as part of the Tenant Improvements in accordance with the provisions of Section 13 and Exhibit B.  Landlord and Tenant agree that upon the termination of this Lease or Tenant’s right to possession hereunder, for any reason, Tenant’s rights under this

Section 48 shall simultaneously terminate.  Notwithstanding the provisions of Section 13(b), at the expiration or earlier termination of the Term, Tenant is obligated to remove the Tenant Generator and repair and restore any damage caused to the Premises as a result thereof.  Tenant shall be responsible for compliance with all Environmental Laws pertaining to or governing the installation, operation and maintenance of the Tenant Generator (and associated gas tanks and gas storage).

Section 49.	Confidentiality.

Except as required by Legal Requirements or for financial reporting purposes, Landlord and Tenant shall not disclose the terms of this Lease to any third party; provided, however, without Tenant’s prior consent, Landlord shall be permitted to disclose the terms of this Lease to (a) Landlord’s partners and Affiliates and Landlord’s and their respective officers, directors, employees and agents, (b) any current or prospective holder of any mortgage or voluntary lien on the Premises or any portion thereof or interest therein, (c) any prospective purchaser or other transferee of the Premises or any portion thereof or interest therein, (d) legal counsel or other consultants to Landlord to the extent any such legal counsel or other consultant is working with or for Landlord in connection with this Lease, and (e) any person or entity in connection with any legitimate business purpose of Landlord; and provided further, however, without Landlord’s prior consent, Tenant shall be permitted to disclose the terms of this Lease to (i) legal counsel or other consultants to Tenant to the extent any such legal counsel or other consultant is working with or for Tenant in connection with this Lease, (ii) any prospective assignee, sublessee or other transferee of Tenant’s interest under this Lease, (iii) Tenant’s partners, officers, directors, agents or employees, (iv) any prospective financing source of Tenant, and (v) any person or entity in connection with any legitimate business purpose of Tenant.  In the event Landlord or Tenant makes any disclosures to third parties pursuant to the foregoing provisions, the party making such disclosure shall cause any individual to whom such disclosure is made to not further disclose the terms of this Lease to anyone as to whom disclosure is prohibited by the terms of this Section 49.  Notwithstanding anything to the contrary contained in this Lease, any breach by Landlord or Tenant of the provisions of this Section 49 shall not be a default under the terms of this Lease and the non-defaulting party’s sole remedy shall be to commence actions at law or in equity for an injunction or to recover damages suffered by such party on account of the breach.

Section 50.	Consent to Removal of Personal Property.

On or before the Substantial Completion Date and as a condition precedent to the occurrence thereof, Landlord shall deliver to Tenant and Tenant’s lender a Landlord-executed counterpart of the Consent to Removal of Personal Property in the form of Exhibit R hereto (or such other form reasonably acceptable to both Landlord and to Tenant’s lender requesting such form of consent).

Section 51.	Termination Right – Acquisition of Land.

Landlord agrees that it will acquire fee simple ownership of the Land on a date that is not later than thirty (30) days after the date on which all of the termination options described in Section 52 and in Section 53 below (the “Public Announcement Termination Rights”) expire (because notice of termination is not timely delivered) or are waived by both Landlord and Tenant.  If Landlord fails to acquire the Land on or before the date described in the immediately preceding sentence, Tenant shall have the right to terminate this Lease by written notice delivered to the other at any time prior to the date Landlord actually acquires the Land and upon any such termination, this Lease shall be of no further force or effect.  Landlord shall deliver evidence of its acquisition of the Land to Tenant promptly following such acquisition.

Section 52.	Termination Right – Public Announcements.

In the event that both Public Announcements have not occurred on or before December 10, 2019, then either Landlord or Tenant shall have the right to terminate this Lease by written notice to the other delivered not later than December 13, 2019, and, upon any such termination, this Lease shall be of no further force or effect, other than obligations which expressly survive any termination of this Lease.  The rights of termination provided in this Section 52 shall expire upon the occurrence of the Public Announcements.  Tenant agrees to give written notice to Landlord of a Public Announcement within one (1) day after such Public Announcement.  “Public Announcements” shall mean both the MOXIe Public Announcement and the CARDINAL Public Announcement. The “MOXIe Public Announcement” means a public announcement by REATA that a statistically significant improvement in mFARS score (between patients on omaveloxolone versus patients on placebo) has been observed in REATA’s MOXIe clinical trial.  The “CARDINAL Public Announcement” means a public announcement by REATA that a statistically significant improvement in retained benefit (between patients on bardoxolone methyl versus patients on placebo) has been observed after 52 weeks in REATA’s CARDINAL phase 3 clinical trial.

Section 53.	Termination Right – CARDINAL Announcement Review.

From the CARDINAL Public Announcement through the date that is the later of thirty (30) days following (a) the CARDINAL Public Announcement or (b) the date Landlord receives the Announcement Review Materials (defined below) (the “Announcement Review Period”), Landlord shall have the right and option to review the CARDINAL Public Announcement and the Announcement Review Materials; provided, however, that the Limited Release Announcement Review Materials (defined below) will only be provided to and may only be reviewed by Landlord’s FDA Consultant (defined below).  As used herein, the term “Announcement Review Materials” means the following materials and reports: (i) the patient disposition summary prepared in connection with the CARDINAL phase 3 clinical trial, (ii) the primary endpoint analysis (week 48 eGFR) prepared in connection with the CARDINAL phase 3 clinical trial, (iii) the key secondary endpoint analysis (week 52 off-treatment eGFR) prepared in connection with the CARDINAL phase 3 clinical trial, (iv) the summary of vitals (blood pressure, weight, etc.) prepared in connection with the CARDINAL phase 3 clinical trial, (v) the adverse event table prepared in connection with the CARDINAL phase 3 clinical trial, (vi) the serious adverse event table prepared in connection with the CARDINAL phase 3 clinical trial, (vii) the mock FDA data audit quality assurance report, (viii) the then-current draft (if any) of the chemistry, manufacturing, and controls and pre-clinical sections of the CARDINAL new drug application, (ix) a summary of missing data for the primary and lead secondary endpoints in the CARDINAL trial, (x) Tenant’s latest available unaudited internal financial statements prepared in the normal course of its business, and (xi) evidence of the completion of the CARDINAL Public Announcement equity offering (to the extent such equity offering has been completed by Tenant).  The materials and reports referenced in items (i) through (ix) of the preceding sentence are referred to herein as the “Limited Release Announcement Review Materials”.  David Battleman of True North Lifesciences and Lisa VanLuvanne of Facet Life Sciences, or such other individuals designated by Landlord by written notice to Tenant (subject to the qualifications, below), shall each serve as a “Landlord’s FDA Consultant”; provided, however, that there may be no more than two (2) Landlord’s FDA Consultants, each Landlord’s FDA Consultant must be generally recognized as an expert with respect to the evaluation of data generated in connection with clinical trials for new pharmaceuticals and regularly engaged in such business, and no Landlord’s FDA Consultant may be an employee or agent of Landlord or any of its Affiliates.  No later than ten (10) days after the CARDINAL Public Announcement, Tenant will (1) make available at Tenant’s offices in Plano, Texas for review by each Landlord’s FDA Consultant the Limited Release Announcement Review Materials (and no Landlord’s FDA Consultant shall retain any such Limited Release Announcement Review Materials or make any copies or reproductions thereof), and (2) deliver to Landlord the remaining Announcement Review Materials (i.e., those Announcement Review Materials which are not Limited Release Announcement Review Materials); provided, however, that as a condition to Tenant’s obligation to permit any Landlord’s FDA Consultant to review the Limited Release Announcement Review Materials, such Landlord’s FDA Consultant shall, prior to the date Landlord is required to make available for review the Limited Release Announcement Review Materials as set forth above, enter into a non-disclosure agreement with Tenant in the form attached hereto as Exhibit N, failing which, Tenant shall have no obligation to provide for review the Limited Release Announcement Review Materials (and, provided Tenant delivers to Landlord the Announcement Review Materials which are not Limited Release Announcement Review Materials, Tenant shall be deemed to have delivered all of the Announcement Review Materials).  Landlord shall have the right to terminate this Lease by delivering written notice to Tenant on or before the final day of the Announcement Review Period if Landlord is not satisfied, in its sole discretion, with the information contained in the Announcement Review Materials, including without limitation, Tenant’s ability to satisfy the financial obligations set forth in this Lease, and upon any such termination neither Landlord nor Tenant shall have any further obligations under this Lease other than obligations which expressly survive any termination of this Lease.

Section 54.	Limitations of Liability.

It is expressly understood and agreed that notwithstanding anything to the contrary contained in this Lease, and notwithstanding any Legal Requirement to the contrary, the liability of Landlord hereunder (including any successor landlord) and any recourse by

Tenant against Landlord shall be limited solely and exclusively to the equity interest of Landlord in and to the Building (which shall include, without limitation, insurance proceeds, condemnation proceeds, proceeds of sale and rents and other income from the Building to which Landlord or its Affiliates are entitled), and neither Landlord, nor any of its constituent partners, shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  Notwithstanding anything to the contrary contained in this Lease, with the exception of Landlord’s right to consequential damages as provided in Section 30 of this Lease, under no circumstances shall Landlord or Tenant be liable for consequential damages, including, without limitation, injury to either party’s business or for any loss of income or profit therefrom.

Section 55.	Acknowledgement Regarding Prohibited Transactions.

Tenant has been informed by Landlord that, as of the date of this Lease, Landlord is owned at least in part by California State Teachers’ Retirement System, a public entity created pursuant to the laws of the State of California (“CALSTRS”), a unit of the California Government Operations Agency established pursuant to Title 1, Division 1, Parts 13 and 14 of the California Education Code, Sections 22000, et seq., as amended (the “Education Code”), and that, as a result, CALSTRS is prohibited from engaging in certain transactions with or for the benefit of an “employer”, “employing agency”, “member”, “beneficiary” or “participant” (as those terms are defined or used in the Education Code).  In addition, Tenant has been informed by Landlord that certain restrictions under the Internal Revenue Code, 26 U.S.C. Section 1, et seq. (the “Code”) may apply to distributions made by CALSTRS to its members, beneficiaries and participants.  Accordingly, Tenant hereby advises Landlord and CALSTRS that, as of the date of this Lease and to Tenant’s actual knowledge without the duty of investigation or inquiry, and subject to the last three (3) sentences of this Section, (a) Tenant is neither an employer, employing agency, member, beneficiary or participant (as such terms are defined in the Education Code); (b) Tenant has not knowingly made any contribution or contributions to Landlord or CALSTRS; (c) neither an employer, employing agency, member, beneficiary nor participant (as such terms are defined in the Education Code), nor any person who has made any contribution to Landlord or CALSTRS, nor any combination thereof, is knowingly related to Tenant by any relationship described in Section 267(b) of the Code; (d) subject to any brokerage commissions payable in connection with this Lease and Rent, neither Landlord, CALSTRS, CBRE Global Investors, LLC (“CBRE Global”), their affiliates, related entities, agents, officers, directors or employees, nor any CALSTRS board member, employee or internal investment contractor thereof or therefor (collectively, “Landlord Affiliates”) has received or will receive, directly or indirectly, any payment, consideration or other benefit from, nor does any Landlord Affiliate have any agreement or arrangement with, Tenant or any person or entity affiliated with Tenant, relating to the transactions contemplated by this Lease except as expressly set forth in this Lease; and (e) except for publicly traded shares of stock or other publicly traded ownership interests, no Landlord Affiliate has any direct or indirect ownership interest in Tenant or any person or entity affiliated with Tenant.  Landlord acknowledges that (i) Tenant and/or such entities affiliated with Tenant may be publicly held companies, and one or more Landlord

Affiliates may own shares in such companies, and (ii) such publicly held companies and their subsidiaries and affiliates (including, without limitation, Tenant) may employ former teachers who may have made contributions to Landlord and/or CALSTRS.  Landlord also acknowledges that Tenant may contract with CBRE Global entities for a number of services, including, but not limited to, management and brokerage services. In addition, and notwithstanding anything to the contrary contained in this Section, Tenant shall not be responsible for any violation by Landlord or its affiliates if the execution of this Lease by Landlord or its affiliates is found to have constituted a prohibited transaction pursuant to the foregoing terms of this Section, nor shall Tenant be liable for any damages incurred by Landlord or its affiliates as a result of such violation, unless Tenant willfully and knowingly made a false statement under this Section, and the damages incurred by Landlord or its affiliates are directly attributable to such false statement.

Section 56.	Master CC&Rs.
(a)

Tenant has approved the locations of the Common Areas (as defined in the Master CC&Rs) which Landlord anticipates will be located on the Premises as described on the site plan which is attached to the form of Master CC&Rs attached to this Lease (being the Shared Road, Auto-Court (Shared), Plaza (Shared) and Legacy West Walkway (Shared)), each as depicted on such site plan.

(b)

In no event shall Tenant have any obligation to pay any Regular Assessments or Special Group Assessments (each as defined in the Master CC&Rs) to the extent the aggregate amount of such Regular Assessments and Special Group Assessments during any calendar year exceeds the Assessment Cap (defined below).  As used herein, “Assessment Cap” means, during the first full calendar year falling within the Term, $45,000.00, and during any subsequent calendar year within the Term, the Assessment Cap in effect during the prior calendar year within the Term multiplied by 1.03.  For instance, the Assessment Cap during the second calendar year of the Term will be $46,350.00 (i.e., $45,000.00 * 1.03), and the Assessment Cap during the third calendar year of the Term will be $47,740.50 (i.e., $46,350.00 * 1.03).  The Assessment Cap during any partial calendar year at the beginning of the Term will be determined by multiplying $45,000 by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is the total number of days in such calendar year.  The Assessment Cap during any partial calendar year at the end of the Term will be proportionately reduced in similar fashion; and

[Remainder of Page Intentionally Left Blank.

Signature pages follow.]

Exhibit 10.1

The parties have executed this Lease on the date first above written.

LANDLORD:

TC LEGACY LAND VENTURE, LLC,

a Delaware limited liability company

By:	TC Legacy Land Member, LLC, a Delaware limited liability company, its managing member

By:	TCDFW Office Development, Inc., a Delaware corporation, its sole member

By:/s/Scott Krikorian

Print:Scott Krikorian

Its:President and CEO

[TENANT’S SIGNATURE PAGE FOLLOWS THIS PAGE]

TENANT:

REATA PHARMACEUTICALS, INC.,

a Delaware corporation

By:/s/J. Warren Huff

Print:J. Warren Huff

Its:Chief Executive Officer

Exhibit 10.1

Schedule 1

DEFINED TERMS

As used in this Lease, including without limitation Exhibit B, the following terms shall have the respective meanings indicated below:

“Acquisition Date” means the date Landlord acquires fee simple title to the Land.

“ADA” has the meaning given such term in Section 12(b) of this Lease.

“Additional Building” has the meaning given such term in Section 41 of this Lease.

“Additional Equipment” has the meaning given such term in Section 15 of this Lease.

“Additional Rent” means Tenant’s Proportionate Share of Taxes and Tenant’s Proportionate Share of Insurance Costs.

“Adjacent Parcel Owner” has the meaning given such term in Section 41 of this Lease.

“Affiliate” shall mean any entity (i) which controls said person or entity, (ii) is controlled by said person or entity, (iii) is under common control with said person or entity, (iv) that is a successor to said person or entity as the result of merger, consolidation, stock sale, transfer or swap, transfer of beneficial interests, or by operation of law, and/or (v) that acquires a majority of the assets of said person or entity (whether or not there may be a change in said person or entity’s name).

“Allowances” means any allowances with respect to the Base Building Improvements which are described in either the Design Intent Narrative or in any of the Base Building Early Release Permit Drawings.

“Alterations” has the meaning given such term in Section 13(a) of this Lease.

“Approved Building Signage” has the meaning given such term in Section 40(a) of this Lease.

“Approved Monument Signs” has the meaning given such term in Section 40(a) of this Lease.

“Arbitrator” has the meaning given such term in Section 4(d) of this Lease.

“Assessment Cap” has the meaning given such term in Section 56(a) of this Lease.

“Award” shall mean the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

“Base Building Improvements” shall mean the improvements described in the Base Building Improvements Design Drawings, including, without limitation, the Building and the Parking Garage.

“Base Building Construction Documents” shall mean the final, approved plans and specifications for the Base Building Improvements.

“Base Building Design Drawings” shall mean the design development drawings for the Base Building Improvements to be prepared by Landlord’s Architect.

“Base Building Improvements Punch List” has the meaning given such term in Section 4.1 of Exhibit B to this Lease.

“Base Building Early Release Permit Drawings” shall mean the Base Building Design Drawings and the Structural Drawings.

“Base Building Schematic Drawings” shall mean the schematic drawings for the Base Building Improvements to be prepared by Landlord’s Architect.

“Base Building TI Requirements” has the meaning given such term in Section 2.6 of Exhibit B to this Lease.

“Base Rent” has the meaning given such term in Section 5(a) of this Lease.

“Base Rent Abatement Period” has the meaning given such term in Section 5(a) of this Lease.

“Basic Services” has the meaning given such term in Section 9 of this Lease.

“Basic Services Failure” has the meaning given such term in Section 9 of this Lease.

“BOMA Standard” has the meaning given such term in Section 2 of this Lease.

“BSF Notice” has the meaning given such term in Section 2 of this Lease.

“Building” has the meaning given such term in the Recitals portion of this Lease.

“Building Square Footage” or “BSF” has the meaning given such term in Section 2 of this Lease.

“Building’s Systems” has the meaning given such term in Section 14(a) of this Lease.

“Business Days” shall mean Monday through Friday, excluding Holidays.

“CARDINAL Public Announcement” has the meaning given such term in Section 52 of this Lease.

“Change Notice” has the meaning given such term in Section 2.4(c) of Exhibit B to this Lease.

“Claims” has the meaning given such term in Section 17(a) of this Lease.

“Commencement Date” shall mean the earlier of (a) six (6) months plus the number of days of Landlord Delay following the later of (i) the Substantial Completion Date, and (ii) the date upon which the City of Plano issues a shell building final with respect to the entire Base Building Improvements, (or if multiple “shell building finals” are issued, the first date upon which shell building finals have been issued with respect to all of the Base Building Improvements), or (b) the first date upon which Tenant has substantially completed the Tenant Improvements (including receipt of a certificate of occupancy) and commences business operations on at least two (2) floors of the Premises (as opposed to merely preparing the Premises for occupancy).  In no event shall the Commencement Date occur before the Substantial Completion Date.

“Commencement Date Letter” has the meaning given such term in Section 3(b) of this Lease.

“Commencement of Construction” has the meaning given such term in Section 7.3 of Exhibit B to this Lease.

“Common Areas” is defined in the Master CC&Rs.

“Comparable Buildings” shall mean first class buildings of comparable age, size, and construction, located in the Upper Tollway / West Plano submarket of Collin County, Texas.

“Contractor Payment” has the meaning given such term in Section 6.2(b) of Exhibit B to this Lease.

“Construction Contract” means the final guaranteed maximum price construction contract entered into between Landlord and the General Contractor for the construction of the Base Building Improvements.  If there is more than one final guaranteed maximum price construction contract entered into between Landlord and the General Contractor for the construction of the Base Building Improvements, each such construction contract shall be a “Construction Contract” with respect to the portion of the Base Building Improvements which are the subject of such construction contract (e.g., if there is one construction contract with the General Contractor for the Parking Garage and a separate construction contract with the General Contractor for the Building).

“Construction Lender” means the construction lender providing the construction loan for the initial construction of the Base Building Improvements.

“Construction Loan” means the loan by Construction Lender to Landlord for the construction of the Base Building Improvements.

“Contingent Includable Project Costs Overages” has the meaning given such term in Section 5(b) of this Lease.

“Conversion Costs” means (i) the actual, out-of-pocket costs reasonably incurred by Landlord which are necessary to demise the portion of the Building to be occupied by Tenant from the remainder of the Building in a manner comparable to that existing in Comparable Buildings which are also multi-tenant buildings, plus (ii) a market construction management fee payable to Landlord or Landlord’s Affiliate.  In no event shall Conversion Costs include any alterations or improvements to the Improvements that would typically be considered tenant finish-out work.

“CSC” shall mean a certificate of substantial completion (AIA Form G704 or equivalent).  Each CSC shall state the Delivery Condition has been satisfied in all material respects with respect to the Base Building Improvements (or the applicable portion thereof).

“Date of Taking” shall mean the date upon which title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor.

“Default Rate” shall mean a per annum rate equal to the lesser of (i) the Prime Rate plus two percent (2%), or (ii) the maximum contract interest rate per annum allowed by law.

“Delivery Condition” shall mean that Landlord has substantially completed the items set forth in Exhibit Q hereto.

“Design Intent Narrative” shall mean the narrative description and intended design of the Base Building Improvements which is attached as Schedule 1 to Exhibit B.

“Drawings” shall collectively mean the (i) Base Building Schematic Drawings, (ii) Base Building Early Release Permit Drawings, and (iii) Base Building Construction Documents.

“Environmental Laws” shall mean (i) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (42 U.S.C.  Sections 6901 et seq.), (ii) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended (42 U.S.C.  Sections 9601 et seq.), (iii) the Clean Water Act, as now or hereafter amended (33 U.S.C.  Sections 1251 et seq.), (iv) the Toxic Substances and Control Act, as now or hereafter amended (15 U.S.C.  Sections 2601 et seq.), (v) the Clean Air Act, as now or hereafter amended (42 U.S.C.  Sections 7401 et seq.), (vi) any local, state or federal law, statute, regulation, or ordinance analogous to any of the laws described in clauses (i) through (v) above, and (vii) any other federal, state, local, or foreign law (including any common law), statute, regulation, or ordinance regulating, prohibiting, or otherwise restricting the placement, discharge, release, threatened release, generation, treatment, or disposal upon or into any environmental media of any substance, pollutant, or waste which is now or hereafter classified or considered to be hazardous or toxic (collectively, “Hazardous Substances”).

“Evaluation Costs” has the meaning given such term in Section 2.4(a) of Exhibit B to this Lease.

“Evaluation Delay” has the meaning given such term in Section 2.4(a) of Exhibit B to this Lease.

“Evaluation Notice” has the meaning given such term in Section 2.4(b) of Exhibit B to this Lease.

“Event(s) of Default” has the meaning given such term in Section 22 of this Lease.

“Expansion Agreement” has the meaning given such term in Section 41 of this Lease.

“Expiration Date” has the meaning given such term in Section 3(a) of this Lease.

“Final Base Building Improvements Punch List” has the meaning given such term in Section 4.1 of Exhibit B to this Lease.

“Final Project Costs Statement” has the meaning given such term in Section 5(d) of this Lease.

“First Class Building Standards” shall mean a quality that is equal to or in excess of the quality of Comparable Buildings.

“Floor Delivery” shall mean the delivery of a floor in the Building prior to Substantial Completion, at Tenant’s request, in order to permit Tenant to commence the construction of the Tenant Improvements on such floor.

“Force Majeure Delay” means an actual delay caused by a Force Majeure Event.

“Force Majeure Event” means only: (a) strikes, lockouts or labor disputes (provided that such strikes, lockouts or labor disputes affect all or a material part of the work force available to perform the work or service in question [and not, for example, only certain individual companies or firms]); (b) war, warlike operation or conditions which prevent continued work at the Premises; (c) sabotage or terrorism affecting the Premises; (d) imposition after the Effective Date of new governmental moratoria or prohibitions on construction or other unforeseen governmental actions; (e) fire or other casualty damage to the improvements on the Land (other than from a fire or other casualty giving rise to the repair or restoration obligation); (f) condemnation or other eminent domain proceedings affecting a material portion of the Land (other than from a condemnation giving rise to the repair or restoration obligation); (g) shortages or inability to obtain materials or equipment (unless the principal reason such materials or equipment are unavailable is that the party responsible for performing the applicable repair or work ordered such materials after a date which is customary for ordering similar materials or equipment for comparable repairs or work and the reason for such delay is within such party’s reasonable control); (h) inability to obtain fuel or energy (i.e., a failure by the electric utility company to provide power to the Premises, through no fault of the party contracting for such power), or (i) adverse weather conditions that could not be reasonably anticipated and the consequences thereof and, with respect to the construction of the Base Building Improvements, cause delays which exceed the allowances for weather-related delays in the critical path schedule for the completion of the Base Building Improvements agreed to between Landlord and the General Contractor.

“Future Development Amenities” has the meaning given such term in Section 44(a) of this Lease.

“Future Development Area” has the meaning given such term in Section 44(a) of this Lease.

“GAAP” shall mean, collectively, generally accepted accounting principles and generally acceptable accounting standards.

“Garage Parking Spaces” has the meaning given such term in Section 47 of this Lease.

“General Contractor” means the general contractor selected by Landlord to perform the Base Building Improvements.

“Governmental Authorities” means the United States, the state, county, city and political subdivisions in which the Premises is located or which exercises jurisdiction over the Premises, any agency, department, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over the Premises, and any property owners’ association which exercises jurisdiction over the Premises.

“Governmental Change” has the meaning given such term in Section 8.1 of Exhibit B to this Lease.

“Guarantor” has the meaning given such term in Section 42 of this Lease.

“Guaranty” has the meaning given such term in Section 42 of this Lease.

“Holidays” shall mean the following dates: (a) New Year’s Day, (b) Memorial Day, (c) Independence Day, (d) Labor Day, (e) Thanksgiving Day, and (f) Christmas Day.  If, in the case of any holiday described in (a) through (f) above, a different day shall be observed than the respective day described above, then the day that constitutes the day observed by national banks in Dallas, Texas on account of such holiday shall constitute the holiday under this Lease.

“Improvement Allowance” shall mean $25,600,000.00.

“Improvements” has the meaning given such term in the Recitals portion of this Lease.

“Includable Project Costs Overages” has the meaning given such term in Section 5(b) of this Lease.

“Increase” has the meaning given such term in Section 2.4(b) of Exhibit B to this Lease.

“Initial Term” has the meaning given such term in Section 3(a) of this Lease.

“Insurance Costs” has the meaning given such term in Section 7 of this Lease.

“Intent Notice” has the meaning given such term in Section 4(a) of this Lease.

“Lab Space” means those portions of the Premises utilized by Tenant for laboratory purposes.

“Land” has the meaning given such term in the Recitals portion of this Lease.

“Land Cost” means $10,560,000.00.

“Landlord” has the meaning given such term in the Recitals portion of this Lease.

"Landlord Delay" shall mean the number of calendar days of delay occurring after Substantial Completion of the Base Building Improvements which causes Tenant to be unable to complete the Tenant Improvements on or before the date that is six months after the Substantial Completion Date and which results from a delay occurring as the direct result of: (i) Landlord’s failure to approve any matter requiring Landlord’s approval in violation of the requirements of Section 3.2 or Section 3.4 Exhibit B pertaining to such approval or (ii) material and unreasonable interference by Landlord or of any of Landlord’s employees, contractors or agents with the construction of the Tenant Improvements.  Notwithstanding the foregoing, no Landlord Delay shall occur unless Tenant notifies Landlord in writing within ten (10) Business Days after the event giving rise to such Landlord Delay occurs, specifying in detail the conduct giving rise to such Landlord Delay.

“Landlord Response Deadline” has the meaning given such term in Section 3.2(b) of Exhibit B to this Lease.

“Landlord’s Architect” shall mean HKS, or such substitute architect as Landlord may select from time to time, subject to Tenant’s approval.

“Landlord’s FDA Consultant” has the meaning given such term in Section 53 of this Lease.

“Landlord’s Lender” has the meaning given such term in Section 27 of this Lease.

“Landlord’s Representatives” shall mean Jeff DeBruin.

“Lease Year” has the meaning given such term in Section 3(a) of this Lease.

“Legal Requirements” shall mean any applicable law, statute, ordinance, order, rule, regulation or requirement of a Governmental Authority.

“Licensee” has the meaning given such term in Section 31(d) of this Lease.

“Limited Release Announcement Review Materials” has the meaning given such term in Section 53 of this Lease.

“Major Default” shall mean an Event of Default under Section 22(a) or Section 22(c).

“Market Rate” has the meaning given such term in Section 4(c) of this Lease.

“Master CC&Rs” means the Master Declaration of Covenants, Conditions, Easements and Restrictions in the form attached hereto as Exhibit L.

“Maximum Base Rent” has the meaning given such term in Section 5(a) of this Lease.

“Mortgage” has the meaning given such term in Section 27 of this Lease.

“MOXIe Public Announcement” has the meaning given such term in Section 52 of this Lease.

“Non-Structural Alterations” has the meaning given such term in Section 13(a) of this Lease.

“Outside Completion Date” means twelve (12) months following the Target Completion Date.

“Owner’s Contingency” means a hard cost contingency in the amount of five percent (5%) of the guaranteed maximum price payable to the General Contractor under the Construction Contract.  Until the Total Project Costs are finally determined and any Remaining Contingency is applied as set forth in Section 5(b), the Owner’s Contingency may be used only for the payment of the actual, third-party out-of-pocket hard and soft construction costs incurred by Landlord with respect to the construction of the Base Building Improvements.  Upon the final determination of the Total Project Costs and the application of any Remaining Contingency as set forth in Section 5(b), Landlord may retain the amount of any remaining Owner’s Contingency.

“Package” shall mean a portion of some, but not all, of the Drawings.

“Parking Garage” has the meaning given such term in the Recitals portion of this Lease.

“Parking Spaces” has the meaning given such term in Section 47 of this Lease.

“Partial Taking” shall mean the Taking of only a portion of the Premises which does not constitute a Total Taking.

“Party” or “Parties” has the meaning given such term in the Recitals portion of this Lease.

“Permit Fees” means the permit, building inspection, engineering and planning fees paid by Landlord to the City of Plano to the extent attributable to the construction of the Base Building Improvements (but not to the Tenant Improvements).  For the avoidance of doubt, Permit Fees are not Includable Project Costs Overages.

“Permitted Exceptions” shall mean, to the extent validly existing and affecting the Premises: (i) the restrictive covenants and encumbrances currently of record which are listed on Exhibit H attached hereto, (ii) amendments to such restrictive covenants and encumbrances which have been approved in writing by Tenant, (iii) the recorded plat relating to the Premises which has been approved in writing by Tenant, (iv) any easements required by the City of Plano or by utility companies which have been approved in writing by Tenant, which consent shall not be unreasonably withheld, conditioned or delayed as to easements required by the City of Plano or by utility companies which are necessary for the construction or operation of the Premises; (v) the Master CC&Rs, and (vi) such additional restrictive covenants or other encumbrances as may be hereafter placed of record solely with the prior written consent of Tenant.

“Permitted Use” means general office uses, laboratory uses, research and development uses, and all ancillary uses, including but not limited to: conference rooms and centers, printing centers, seminar/training and board rooms, pantry and food servery areas, breakrooms/kitchenettes, copying and reproduction services, mail room and messenger services, technology and communications services, mechanical, electrical, plumbing and engineering services within the Premises, meeting rooms, file rooms and word processing facilities for Tenant’s business operations, training rooms for Tenant’s employees, audiovisual and closed circuit television facilities, storage rooms, and all other legally permitted uses which are consistent with the uses described above, all in compliance with all applicable Legal Requirements.

“Permitted License” has the meaning given such term in Section 31(d) of this Lease.

“Permitted Liens” has the meaning given such term in Section 45(a) of this Lease.

“Permitted Transfer” has the meaning given such term in Section 31(c) of this Lease.

“Preliminary Budget” means the preliminary budget of Total Project Costs attached hereto as Exhibit I.

“Premises” has the meaning given such term in the Recitals portion of this Lease.

“Prime Rate” means the “prime rate” announced by JP Morgan Chase Bank, or its successor, from time to time (or if the Prime Rate is discontinued, the rate announced as that being charged to said bank’s most credit-worthy commercial borrowers).

“Public Announcement Termination Rights” has the meaning given such term in Section 52 of this Lease.

“Public Announcements” has the meaning given such term in Section 52 of this Lease.

“Rate Notice” has the meaning given such term in Section 4(b) of this Lease.

“Remaining Contingency” means the unspent amount of the Owner’s Contingency following completion of the Base Building Improvements.  The Remaining Contingency,

if any, shall only be applied to reduce Base Rent in accordance with and subject to the limitations in Section 5(b) of the Lease and shall not be applicable to any other provisions of this Lease.

“Renewal Election Period” has the meaning given such term in Section 4(b) of this Lease.

“Renewal Option” has the meaning given such term in Section 4(a) of this Lease.

“Renewal Term” has the meaning given such term in Section 4(a) of this Lease.

“Rent” shall collectively mean Base Rent, Additional Rent, and all other sums which Tenant is obligated to pay to Landlord or to reimburse Landlord as required by the terms of this Lease.

“Rentable Area” has the meaning given such term in Section 2 of this Lease.

“Response Deadline” shall mean (a) with respect to the first set of any of the Drawings submitted to Tenant, five (5) Business Days after Tenant receives both the applicable Drawings and the estimated construction costs for the Base Building Improvements described in such Drawings, and (b) with respect to any revised set of any of the Drawings submitted to Tenant, three (3) Business Days after Tenant receives both the applicable Drawings and the estimated construction costs for the Base Building Improvements described in such Drawings.

“Scope Changes” shall mean any changes to the Drawings which either (a) increase the Rentable Area of the Building to an amount which exceeds 327,400 square feet of Rentable Area or (b) increase the number of parking spaces in the Parking Garage to an amount that exceeds 1,219 parking spaces such that a change to the structure of the Parking Garage is necessary to accommodate such increase.

“Secured Areas” has the meaning given such term in Section 16(b) of this Lease.

“Services Failure” has the meaning given such term in Section 9 of this Lease.

“SNDA” has the meaning given such term in Section 27 of this Lease.

“Space Plan Allowance” has the meaning given such term in Section 6.1 of Exhibit B to this Lease.

“Structural Alterations” has the meaning given such term in Section 13(a) of this Lease.

“Structural Components” has the meaning given such term in Section 14(a) of this Lease.

“Structural Drawings” means the structural and civil engineering plans for the Premises.

“Substantial Completion, Substantially Completed” or “Substantially Complete” means the date on which a CSC has been issued by Landlord’s Architect with respect to the Base Building Improvements (or the applicable portion thereof).

“Substantial Completion Date” means the date on which Substantial Completion of the entire Base Building Improvements occurs.

“Surface Parking Spaces” has the meaning given such term in Section 47 of this Lease.

“Taking” shall mean a taking of the Premises or any damage related to the exercise of the power of eminent domain and including a voluntary conveyance to any agency, authority, public utility, person, or corporate entity empowered to condemn property in lieu of court proceedings.

“Target Completion Date” shall mean the date which is twenty-four (24) months following the Commencement of Construction.

“Tax Payment Deadline” shall mean for each year during the Term the later of (a) thirty (30) days after Tenant’s receipt of the property tax bill and all invoices related thereto received by Landlord in connection with the Premises for the expiring calendar year, or (b) fifteen (15) days prior to delinquency.

“Taxes” shall mean all ad valorem taxes, assessments, levies, taxes and governmental charges, whether federal, state, county or municipal and whether they be by taxing districts or any Governmental Authority (defined in this Schedule 1 hereof) presently taxing the Land, or by others subsequently created with Tenant’s prior written consent, except as otherwise provided in this Lease with respect to the Master CC&Rs, all charges payable pursuant to the Permitted Exceptions (provided that Landlord shall not consent to the institution of any new charge or the increase of any existing charge under the Permitted Exceptions without Tenant’s prior written consent), and any other ad valorem taxes assessments, levies, Taxes and governmental charges attributable to the Premises, specifically including the Texas franchise tax, as codified at §§ 171.001 et. seq. of the Texas Tax Code, and any franchise or margin tax instituted as a replacement thereof, provided, however, that Tenant’s liability for any such franchise tax shall be calculated as if (a) income from the Premises were the sole source of revenue of Landlord and its Affiliates, and (b) Landlord were not included in any “Affiliated group” or other arrangement in which the franchise tax liability of the taxpayer is calculated taking into account revenues or assets other than the Premises. Notwithstanding the foregoing, “Taxes” shall not include: (i) taxes and assessments attributable to the personal property of Landlord or other tenants, (ii) federal and state taxes on income, (iii) death taxes, (iv) any taxes imposed or measured on or by the income of Landlord from the operation of the Building or imposed in connection with any change of ownership of the Building, and (v) rollback taxes or subsequent assessments for prior years due to a change in land usage; provided, however, that if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the Taxes now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, Taxes or charges shall be levied, assessed or imposed, wholly or partially, as a capital levy or otherwise, on the rents received from the Building or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, taxes or charges, to the extent so levied, assessed or imposed with respect to the Building, shall be deemed to be Taxes hereunder.  Notwithstanding the foregoing, in the event any of the taxes or assessments described in clauses (i) through (v) above are ever discontinued, reduced or replaced, in whole or in part, by a new tax, such new tax shall not be included in Taxes.

“Telecommunications Equipment” has the meaning given such term in Section 15 of this Lease.

“Tenant” has the meaning given such term in the Recitals portion of this Lease.

“Tenant Change Order” has the meaning given such term in Section 2.4(a) of Exhibit B to this Lease.

“Tenant Delays” shall mean the number of calendar days of delay in constructing any portion of the Base Building Improvements which causes an actual delay in the occurrence of the Commencement Date and results from (i) Tenant Change Orders, (ii) the acts or omissions of Tenant or Tenant’s agents, contractors or employees which are not permitted under this Lease, (iii) acts or omissions of Tenant or Tenant’s agents, contractors or employees which cause a Governmental Authority to require the construction of the Base Building Improvements to stop, (iv)Tenant’s failure to comply with the schedules set forth in Exhibit B, (v) Evaluation Delays, and/or (vi) any other instance described in this Lease as constituting a Tenant Delay.  Notwithstanding the foregoing, no Tenant Delay shall occur unless Landlord notifies Tenant in writing within ten (10) Business Days after the event giving rise to such Tenant Delay occurs, specifying in detail the conduct giving rise to such Tenant Delay, or, with respect to Tenant Change Orders, Landlord specifies in its written response to such Tenant’s Change Order the number of days of Tenant Delays Landlord reasonably expects will be incurred as a result of such Tenant Change Order.

“Tenant Emergency” has the meaning given such term in Section 24(b) of this Lease.

“Tenant Generator” has the meaning given such term in Section 48(a) of this Lease.

“Tenant Improvements” shall mean all initial improvements to the Premises to be made on behalf of Tenant other than the Base Building Improvements, including, without limitation, all interior construction work required to cause the interior of the Building to be ready for use for general office uses in accordance with all Legal Requirements, except to the extent such work is included in the Base Building Improvements or is set forth in the Drawings.

“Tenant’s Architect” shall mean such independent architect as Tenant may designate from time to time.

“Tenant’s Costs” has the meaning given such term in Section 6.2(a) of Exhibit B to this Lease.

“Tenant’s Proportionate Share” shall mean a fraction, the numerator of which is the total number of square feet of Rentable Area within the Premises (with changes in the Rentable

Area of the Premises being effective as of the date of such change) and the denominator of which is the Building Square Footage.  Unless and until Tenant exercises its right to extend the Term of less than all of the Premises in accordance with Section 4 of this Lease or Landlord otherwise consents in writing to Tenant’s surrender of a portion of the Premises, Tenant’s Proportionate Share shall mean one hundred percent (100%).

“Tenant’s Representatives” shall mean Juan Fernandez and Brian Straley.

“Term” has the meaning given such term in Section 3(a) of this Lease.

“TI Completion Date” shall mean the date Tenant’s Architect issues a CSC to Landlord with respect to the Tenant Improvements.

“TI Contractor” has the meaning given such term in Section 3.4 of Exhibit B to this Lease.

“TI Construction Contract” has the meaning given such term in Section 3.4 of Exhibit B to this Lease.

“TI Plans” has the meaning given such term in Section 3.2(a) of Exhibit B to this Lease.

“Total Project Costs” means the sum of the following costs, and only the following costs: (a) the “Soft Costs” as set forth in the Preliminary Budget, which shall neither increase nor decrease from the amount set forth in the Preliminary Budget, (b) the Land Cost (as defined in this Schedule 1), which Land Cost shall neither increase or decrease, (c) the guaranteed maximum price payable to the General Contractor under the Construction Contract for the construction of the Base Building Improvements, less the amount of any savings resulting from value engineering initiated by Tenant with respect to the Base Building Improvements, (d) the Owner’s Contingency, which amount shall be determined upon execution of the Construction Contract and shall not be subject to either increase or decrease thereafter, (e) the Improvement Allowance actually disbursed pursuant to the terms of Exhibit B, (f) Permit Fees (to the extent not included in another component of Total Project Costs), and (g) Includable Project Costs Overages (subject to the limitations set forth in Section 5(b)). Notwithstanding the foregoing to the contrary, Total Project Costs shall specifically exclude any costs paid or reimbursed by Tenant (e.g., in connection with a Tenant Delay or a Tenant Change Order) or costs incurred to investigate and/or remediate environmental conditions on the Land that existed as of the Commencement Date (specifically including recommended remediation pursuant to a Phase II environmental study undertaken in connection with the construction of the Base Building Improvements).

“Total Taking” shall mean the Taking of the entire Premises or a material portion of the Premises as will, in Tenant’s reasonable judgment, prevent or materially impair the use of the Premises by Tenant, including, without limitation, a Taking that prevents Landlord from providing at least 95% of the Parking Spaces to which Tenant is entitled under this Lease.

“Unavoidable Interruption” means any interruption in the Basic Services caused by (a) a curtailment in service imposed on office buildings generally in the Plano, Texas area by either a Governmental Authority or a public utility, (b) any failure by the applicable public utility to furnish necessary services, or (c) any act or omission of any person or entity other than Landlord or Landlord’s agents, contractors, property managers, or their respective agents, contractors, or employees.

“Untenantable” means the condition whereby Tenant’s use of the relevant portion of the Premises for normal business purposes is materially interfered with or interrupted, and includes, without limitation, any time when, as a result of an interruption of the Basic Services to the Premises, either of Tenant’s telephone or computer systems are not functioning such that the telephone or computer systems in such portion of the Premises can reasonably be utilized for normal business purposes or Tenant does not have access to such portion of the Premises through the Building or from the drives or access ways which are part of the Premises.

“Warranty” or “Warranties” shall mean the warranties with respect to the Base Building Improvements which are described on Exhibit B.

“Warranty Period” has the meaning given such term in Section 5.1 of Exhibit B to this Lease.

“Yield Constant” has the meaning given such term in Section 5(a) of this Lease.

“YOC Base Rent” has the meaning given such term in Section 5(a) of this Lease.

Exhibit A

The Land

BEING a tract of land situated in the Henry Cook Survey, Abstract No. 183, City of Plano, Collin County, Texas and being a portion of a called 16.0258 acre tract of land described in a deed to Diodes Incorporated, recorded in Instrument No. 20080701000802860, Official Public Records of Collin County, Texas, and being more particularly described as follows:

COMMENCING at an aluminum disk found for the southeast corner of said 16.0258 acre tract, common to the northeast corner Lot 3, Block A, according to the Replat of Ericsson Village Addition Lots 2R and 3, Block, as recorded in Instrument No. 20150623010002250, Map Records of Collin County, Texas, same being on the westerly right of way line of Communications Parkway, a variable width right of way, according to the plat recorded in Cabinet M, Page 40 of the Map Records of Collin County, Texas;

THENCE North 00°43'46" West, along the easterly line of said 16.0258 acre tract and the westerly right of way line of said Communications Parkway, a distance of 348.60 feet to the POINT OF BEGINNING of herein described tract of land;

THENCE departing the easterly line of said 16.0258 acre tract and the westerly line of said Communication Parkway, and crossing said 16.0258 acre tract the following courses and distances:

South 89°21'20" West, a distance of 297.77 feet to a point for corner;

North 0°38'40" West, a distance of 205.65 feet to a point for corner;

North 46°24'04" East, a distance of 388.61 feet to a point for corner;

South 45°39'36" East, a distance of 11.91 feet to a point for corner, same being on the easterly line of said 16.0258 acre tract and the westerly right of way of said Communications Parkway;

THENCE South 00°43'46" East, along the easterly line of said 16.0258 acre tract and the westerly line of said Communications Parkway, a distance of 174.98 feet to a point for corner, from which a 5/8-inch iron rod with a red plastic, stamped “KHA” found bears, North 10°17' East, a distance of 1.00 feet;

THENCE South 02°21'09" East, continuing, along the easterly line of said 16.0258 acre tract and the westerly line of said Communications Parkway, a distance of 150.06 feet to a 1/2-inch iron rod found for corner;

THENCE South 00°43'46" East, continuing, along the easterly line of said 16.0258 acre tract and the westerly line of said Communications Parkway, a distance of 137.06 feet to the POINT OF BEGINNING and containing 2.322 acres (101,132 square feet) of land, more or less.

Exhibit B

CONSTRUCTION OF BASE BUILDING IMPROVEMENTS AND TENANT IMPROVEMENTS

Part I - General Obligations

Landlord shall construct the Base Building Improvements in accordance with this Exhibit B and Tenant shall construct the Tenant Improvements in accordance with this Exhibit B.  The Base Building Improvements will be designed by Landlord’s Architect and the Tenant Improvements will be designed by Tenant’s Architect, subject to the procedures described in this Exhibit B.

Part II - Base Building Design and Construction

2.1Base Building Improvements Design.

(a)Landlord and Tenant have approved the Design Intent Narrative.  Tenant acknowledges that the Design Intent Narrative was not prepared by an architect or engineer and that in the event of a conflict between the Design Intent Narrative and any of the Drawings approved hereunder, the Drawings shall govern and control.  Additionally, in the event of a conflict between any earlier-approved Drawing and a later-approved Drawing, such later-approved Drawing shall control. Landlord and Tenant have approved the Base Building Schematic Drawings prepared by HKS and dated July 12, 2019.

(b)On or before October 14, 2019, Landlord shall deliver the proposed Base Building Early Release Permit Drawings to Tenant, which will be consistent in all material respects with the Base Building Schematic Drawings and the Design Intent Narrative.  Tenant must furnish its approval of, or objections to (and the specific reasons therefor with sufficient detail that will enable Landlord to address such objections) each draft or version of the Base Building Early Release Permit Drawings in a written notice delivered to Landlord on or before the Response Deadline.  If Tenant makes specific objections to the Base Building Early Release Permit Drawings before the Response Deadline, then Landlord shall make the revisions necessary to reasonably satisfy Tenant’s objections, and Landlord shall resubmit the same to Tenant within a commercially reasonable period after Tenant delivers its objections to Landlord.  Tenant will furnish its approval of or objections to such revised Base Building Early Release Permit Drawings by the Response Deadline, and such approval and revision process shall continue until the Base Building Early Release Permit Drawings have been approved or deemed approved by Tenant as provided herein.  Tenant shall not have the right to object to any aspect of the Base Building Early Release Permit Drawings which is consistent with the Design Intent Narrative, the Base Building Schematic Drawings, and the Structural Drawings in all material respects.

(c)Within one hundred forty-five (145) days following approval of the Base Building Early Release Permit Drawings, Landlord shall deliver the proposed Base Building Construction Documents to Tenant, which will be consistent in all material respects with the Design Intent Narrative and all previously-approved Drawings.  Tenant must furnish its approval of, or objections to (and the specific reasons therefor with sufficient detail that will enable Landlord to address such objections), each draft or version of the Base Building Construction Documents in a written notice delivered to Landlord on or before the Response Deadline.  If Tenant makes specific objections to the Base Building Construction Documents before the Response Deadline, then Landlord shall make the revisions necessary to reasonably satisfy Tenant’s objections, and Landlord shall resubmit the same to Tenant within a commercially reasonable period after Tenant delivers its objections to Landlord.  Tenant will furnish its approval of or objections to such revised Base Building Construction Documents by the Response Deadline, and such approval and revision process shall continue until the Base Building Construction Documents have been approved or deemed approved by Tenant as provided herein.  Tenant shall not have the right to object to any aspect of the Base Building Construction Documents which is consistent with the Design Intent Narrative and all previously-approved Drawings in all material respects.

(d)After Tenant’s approval of the Base Building Construction Documents, Tenant’s approval shall be required for any changes to, deviations from, or additions to, the approved Base Building Construction Documents which cause the Base Building Construction Documents to vary from the Design Intent Narrative or any previously-approved Drawings in any material respect.

(e)At Landlord’s option, the Drawings may be submitted to Tenant in multiple Packages, and all of the terms and conditions of this Section 2.1 shall be applicable to each such Package.

(f)As the Drawings are approved and priced by the General Contractor, Landlord shall deliver updates regarding the pricing of the work to be performed under the Construction Contract to Tenant as they become available, but not less frequently than monthly.  Landlord and Tenant shall each work in good faith to resolve any objection by Tenant to any increase in costs described in any such update.

(g)Tenant acknowledges and agrees that it shall not have the right to make any objection to any of the Drawings which cause a violation of any Legal Requirement or Permitted Exception (provided, however, that, if requested by Tenant, Landlord shall use commercially reasonable efforts, at Tenant’s sole cost and expense, to obtain a variance or other relief from any Legal Requirement or any consent to take any action in violation of the terms of a Permitted Exception as long as taking any such action will not, in Landlord’s commercially reasonable judgment, delay the Target Completion Date beyond March 31, 2022).  Tenant further acknowledges and agrees that its approval of any of the Drawings or any Package thereof shall be deemed given if it fails to make specific objections thereto to Landlord prior to the applicable Response Deadline.  Notwithstanding the foregoing, if upon Tenant’s Representative’s receipt of a Drawing, Tenant’s Representative in good faith reasonably believes that the Response Deadline will not be adequate to complete Tenant’s and Tenant’s Representative’s review thereof, Tenant, through Tenant’s Representative, shall have the right, upon written notice to Landlord given at any time prior to the expiration of the applicable Response Deadline period to extend the Response Deadline for the applicable Drawing to ten (10) Business Days; provided, however, that (i) Tenant shall not be permitted to extend the Response Deadline more than two times with respect to any Drawing (i.e., no more than two times with respect to the review of the Base Building Early Release Permit Drawings, etc.), and (ii) each such extension by Tenant shall constitute a Tenant Delay.  Tenant further acknowledges and agrees that it will not have the right to decrease the Building Square Footage to less than 307,400 square feet of Rentable Area.

(h)In the event Landlord does not believe that any objection by Tenant to any of the Drawings (or any Package thereof) is proper, Landlord shall deliver written notice thereof to Tenant within five (5) Business Days following its receipt of Tenant’s objection, and the parties shall thereafter use commercially reasonable efforts to resolve such disagreement within five (5) Business Days.  In the event any such disagreement is not resolved within such five (5) Business Day period, then the determination of whether Tenant’s objection to any Drawings (or any Package) is proper shall be submitted to arbitration in accordance with Section 35 of this Lease.

(i)Landlord shall obtain issuance of all necessary permits, licenses, approvals and authorizations required to commence construction of the Base Building Improvements.

2.2Selection of General Contractor.

(a)Landlord shall complete and deliver the Base Building Improvements utilizing a general contractor on an industry-standard open book basis who shall be pre-qualified and selected through a competitive bidding process that will result in at least three qualifying bids from independent, pre-qualified contractors who are reasonably acceptable to Tenant, and shall be chosen and engaged by Landlord as soon as reasonably possible.

(b)Landlord’s contract with the selected general contractor shall provide a target date for Substantial Completion mutually acceptable to Landlord and Tenant.

(c)Tenant shall be entitled to any savings accruing to the Landlord or its Affiliates under the Construction Contract as a result of value engineering initiated by Tenant.

2.3Construction of Base Building Improvements.

(a)Landlord shall cause the Base Building Improvements to be constructed in a diligent and good and workmanlike manner, free of material defects, in accordance with all Legal Requirements and the Permitted Exceptions, and in substantial accordance with the approved Base Building Construction Documents.  Landlord shall cause the Commencement of Construction to occur not later than the date that is sixty (60) days following the expiration of the Public Announcement Termination Rights.

(b)Tenant shall have the right to inspect the Base Building Improvements during the course of the construction thereof, provided that no such inspection shall interfere with the construction of the Base Building Improvements. If Tenant observes that the Base Building Improvements are not being constructed in a good and workmanlike manner and/or substantially in accordance with the Tenant-approved Base Building Construction Documents, Tenant shall notify Landlord of such observation promptly, but in no event more than five (5) Business Days after Tenant makes such observation.  If Landlord agrees with Tenant’s assertion that the Base Building Improvements are not being constructed substantially in accordance with the Base Building Construction Documents, Landlord shall cause such failure to be remedied.  If Landlord disagrees with such assertion by Tenant, either Landlord or Tenant shall be entitled to submit such dispute to arbitration in accordance with Section 35 of this Lease.  If Landlord prevails in any such arbitration, then any days on which the construction of the Base Building Improvements are not performed due to the pendency of such dispute shall constitute Tenant Delays.

2.4Tenant Change Orders.

(a)Tenant may, from time to time, after Tenant’s approval of the Base Building Construction Documents, request that changes be made to the Base Building Improvements which have not been Substantially Completed (each, a “Tenant Change Order”).  Any Tenant Change Order requested by Tenant shall be in writing and shall identify the proposed change to the Base Building Construction Documents with reasonable specificity.  Tenant hereby acknowledges and agrees that even a request for a Tenant Change Order may cause Landlord to incur out-of-pocket costs and expenses payable to third parties in order to evaluate the proposed Tenant Change Order (the “Evaluation Costs”) and may cause a delay in the performance of the Base Building Improvements and/or delay the Target Completion Date (an “Evaluation Delay”).  Landlord shall use commercially reasonable efforts to incorporate into the Base Building Improvements any Tenant Change Order; however, if, in Landlord’s reasonable judgment, Tenant’s desired changes to the Base Building Improvements (i) will adversely impact the appearance, marketability, function or safety of the Building, (ii) could reasonably be expected to cause a delay in the Target Completion Date, or (iii) will not comply with all Legal Requirements and Permitted Exceptions (subject, however, to Tenant’s right, at its sole cost and expense, to appeal, contest or seek appropriate waivers from such Legal Requirements), Landlord reserves the right to disapprove any such Tenant Change Order.

(b)Tenant must elect whether to proceed with the evaluation of any Tenant Change Order within three (3) Business Days following Tenant’s receipt from Landlord of a written notice (an “Evaluation Notice”) which shall include good-faith, reasonable estimate by Landlord of the Evaluation Costs and Evaluation Delay applicable to such Tenant Change Order (and in the event Tenant does not respond within such 3-Business Day period, Tenant shall be deemed to have elected not to proceed with the requested Tenant Change Order).  In the event Tenant elects to proceed with the evaluation of a Tenant Change Order, Tenant shall pay to Landlord the amount of the actual Evaluation Costs with respect to such Tenant Change Order as such costs become due and payable (and Landlord shall, within ten (10) Business Days after receipt of each invoice forward a copy of the same to Tenant), and the actual delays resulting from such Tenant Change Order shall constitute Tenant Delays.  In the event that Tenant elects to proceed with the evaluation of a Tenant Change Order, Landlord shall as soon as practicable, but in any event within twenty (20) Business Days after the date of Tenant’s election to proceed, provide Tenant with a written notice detailing the actual increase in costs required to complete the Tenant Change Order as provided by General Contractor (the actual increased cost to complete the Tenant Change Order, together with a construction management fee payable to Landlord equal to three and one-half percent (3.5%) of the actual costs incurred to complete the Tenant Change Order, being referred to herein as an “Increase”).

(c)If Landlord approves a Tenant Change Order and notifies Tenant (a “Change Notice”) of the applicable Increase, Tenant shall notify Landlord in writing within three (3) Business Days of receipt of the applicable Change Notice whether or not to proceed with such Tenant Change Order, failing which Tenant shall be deemed to have elected not to proceed therewith (provided, however, that Tenant shall remain obligated to pay the Evaluation Costs.  In the event Tenant timely notifies Landlord to proceed with a requested Tenant Change Order, Landlord shall use commercially reasonable efforts to do so.  Landlord will deliver to Tenant invoices or other reasonable evidence of the amount of each Increase, and Tenant shall pay or satisfy such invoices within ten (10) Business Days thereafter by one of the following methods selected at Tenant’s option: (i) payment of the full amount of the Increase (in which event the Increase shall not be included in Total Project Costs) or (ii) by directing Landlord to deduct the amount of the Increase from the Improvement Allowance.  Tenant acknowledges that Landlord will not be obligated to proceed with a Tenant Change Order until Tenant has made or arranged for payment for the Increase resulting therefrom in accordance with the immediately preceding sentence and that Tenant’s failure to pay or satisfy any such invoice within ten (10) Business Days may cause Landlord to stop work on the applicable Tenant Change Order and may result in Tenant Delays.

(d)Notwithstanding the provisions of this Part II to the contrary, but subject to Section 2.4(e), below, prior to the final approval of the Base Building Construction Documents, Tenant may, in good faith, propose changes to the Drawings which are inconsistent or conflict with the Design Intent Narrative or previously approved Drawings.  Any such change requested by Tenant shall be in writing and shall identify the proposed change to the Drawings with reasonable specificity.  Landlord shall use commercially reasonable efforts to incorporate into the Drawings any such changes requested by Tenant; however, if, in Landlord’s reasonable judgment, Tenant’s desired changes (i) will adversely impact the appearance, marketability, function or safety of the Building, (ii) could reasonably be expected to cause a delay in the Target Completion Date, or (iii) will not comply with all Legal Requirements and Permitted Exceptions (subject, however, to Tenant’s right, at its sole cost and expense, to appeal, contest or seek appropriate waivers from such Legal Requirements, as long as the exercise of such right will not cause a delay in the Target Completion Date), Landlord reserves the right to disapprove any such request.  Any additional third party design costs incurred by Landlord as the result of any change requested by Tenant after the Effective Date pursuant to this Section 2.4(d) shall be paid by Tenant to Landlord within thirty (30) days following Tenant’s receipt of a written demand from Landlord, regardless of whether or not any such change is actually implemented, or, at Tenant’s election, Landlord shall deduct such amount from the Improvement Allowance.

(e)In the event that, prior to Tenant’s approval of the Base Building Construction Documents, (i) Tenant requests and Landlord accepts changes to the Base Building Improvements which are not consistent with the previously-approved Drawings or the Design Intent Narrative, (ii) the net effect of such changes (when considered together with all changes previously requested by Tenant) will be to cause the total amount paid to the General Contractor pursuant to the Construction Contract to exceed $89,374,834.00, and (iii) if Tenant nevertheless elects to proceed with such design changes and no subsequent changes to the Drawings are made which reduce the amount paid to the General Contract pursuant to the Construction Contract below $89,374,834.00, then the amount of such increased costs occurring as the result of and only to the extent attributable to such design changes requested by Tenant prior to the approval of the Base Building Construction Documents shall constitute an Increase and will be payable by Tenant as provided in Section 2.4(c) above.

2.5Authorized Construction Representatives.

(a)Landlord’s Representatives shall be Landlord’s designated representatives for purposes of contact between Landlord and Tenant in connection with the design and construction of the Base Building Improvements, including, without limitation, the giving of notices and approvals.  Landlord shall have the right, upon two (2) days prior written notice given to Tenant in the manner provided in this Lease for the giving of notices, to remove an existing Landlord’s Representative(s) and to appoint another individual(s) to act as Landlord’s Representative(s), subject, in the case of a replacement of Landlord’s Representative to Tenant’s reasonable approval, which approval shall not be unreasonably held, conditioned or delayed.  Landlord agrees that Landlord’s Representatives, or either of them, shall have the authority to bind Landlord with respect to all matters for which the consent or approval of Landlord is required or permitted in connection with the construction of the Base Building Improvements pursuant to this Exhibit B and that all consents, approvals and waivers given in writing by Landlord’s Representatives, or either of them, shall bind Landlord and may be relied upon by Tenant.

(b)Tenant’s Representatives shall be Tenant’s designated representatives for purposes of contact between Tenant and Landlord in connection with the design and construction of the Base Building Improvements, including, without limitation, the giving of notices and approvals.  Tenant shall have the right, upon two (2) days prior written notice given to Landlord in the manner provided in this Lease for the giving of notices, to remove an existing Tenant’s Representative(s) and to appoint another person or persons to act as Tenant’s Representative(s), subject, in the case of a Replacement Tenant’s Representative to Landlord’s reasonable approval, which approval shall not be unreasonably held, conditioned or delayed.  Tenant agrees that Tenant’s Representatives, or either of them, shall have the authority to bind Tenant with respect to all matters for which the consent or approval of Tenant is required or permitted in connection with the construction of the Base Building Improvements pursuant to this Exhibit B and that all consents, approvals and waivers given in writing by Tenant’s Representatives, or either of them, shall bind Tenant and may be relied upon by Landlord.

(c)Landlord shall provide Tenant’s Representatives with at least three (3) Business Days advance notice (which notice may be by electronic mail) of all meetings regarding the Drawings (including, without limitation, meetings with Landlord’s Architect) whether-in person, telephonic, or by other electronic means so that Tenant’s Representatives shall have the opportunity to attend all meetings, and such meeting schedules and notice will be provided to Tenant at the same time as they are furnished to Landlord and Landlord’s design team.  Within five (5) Business Days after any such meeting, regardless of whether any Tenant Representatives actually attended such meeting, Landlord shall deliver to Tenant copies of all materials distributed to the attendees during such meeting and, if prepared, any minutes of any such meeting (or similar summaries).

(d)During the construction of the Base Building Improvements, Tenant’s Representatives shall be entitled to attend all job progress meetings with General Contractor (whether-in person, telephonic, or by other electronic means) and Landlord agrees to schedule and hold such meetings on a weekly basis and at other times as reasonably necessary to provide appropriate coordination.  In addition, during the construction of the Base Building Improvements, Tenant’s Representatives shall be entitled to monitor and inspect all aspects of the construction of the Base Building Improvements, provided that Tenant or any of Tenant’s Representatives shall not unreasonably interfere with the construction of the Base Building Improvements.  Tenant shall be provided with access to all contractor submittals and shop drawings upon request and shall have the right to monitor and attend all testing and commissioning activities.  During the construction of the Base Building Improvements, Landlord will implement a third-party inspection program for quality control utilizing third-party vendors reasonably acceptable to Tenant, including, but not limited to, testing of soils, cast-in-place concrete, structural steel, fireproofing, and envelope/waterproofing (including roofing, caulking, glazing, etc.).  Without limiting the foregoing, Landlord will implement a testing program for in-place concrete thickness by a third-party vendor.  Tenant may inspect, audit, and copy Landlord's books and records related to the Base Building Improvements at Landlord's or General Contractor’s office located in Dallas, Texas any time during Landlord's or General Contractor’s normal business hours upon at least 48 hours prior written notice.  Landlord shall retain its books and records related to the Base Building Improvements at its office for at least two (2) years after the Substantial Completion Date.

2.6General Cooperation.  With respect to the matters described in this Part II, Landlord and Tenant agree to (i) cooperate and act in good faith so that the Base Building Construction Documents and Tenant Change Orders may be mutually approved by the parties at the earliest date practicable so that the construction milestones set forth in Exhibit P may be met and (ii) not unreasonably withhold, condition or delay any approval or consent which is required or requested in accordance with this Part II.  Landlord shall ensure that Landlord’s Architect and the General Contractor consult and coordinate with Tenant’s Architect and the engineers employed by Tenant in the preparation of the Drawings and the construction of the Base Building Improvements.  Specifically, Landlord will use commercially reasonable efforts to cause Landlord’s Architect to incorporate into the initial drafts of Drawings the Base Building Improvements interior requirements prepared by Tenant, itemizing MEP specifications, cut-outs, sleeves, and trenching necessitated by Tenant’s space planning (“Base Building TI Requirements”).  It is the intention of Landlord and Tenant to cooperate with each other in keeping each other reasonably informed regarding the status of each other’s (as well as party’s respective contractor) planning, scheduling, construction and all other pertinent matters, including delivery of progress sheets or progress drawings, if available, and to coordinate the Base Building Improvements and the initial Tenant Improvements so as to achieve, to the extent reasonably practicable, the Target Completion Date as soon as reasonably possible and substantial completion of the initial Tenant Improvements in a manner to accommodate Tenant’s move-in requirements.  Any information reasonably required by either party in connection with the planning or construction of the Base Building Improvements shall be provided by the other party upon request to the extent available.

Part III - Tenant Improvements Design Construction

3.1Tenant Improvements.  Tenant shall design and construct the Tenant Improvements at Tenant’s sole cost and expense, subject to Landlord’s obligation to pay the Improvement Allowance.

3.2Design.

(a)Tenant’s Architect and engineers employed by Tenant shall prepare the plans and specifications for the Tenant Improvements.  Tenant shall ensure that Tenant’s Architect and the engineers employed by Tenant consult and coordinate with Landlord’s Architect and with General Contractor in the design of the Tenant Improvements.  To the extent Landlord approves changes to the Base Building Improvements (following the approval thereof by Landlord and Tenant) in connection with the Tenant Improvements, such changes must be designed by Landlord’s Architect (at Tenant’s sole cost and expense), but Tenant’s Architect shall be responsible for the review and coordination of all of the plans and specifications for the Tenant Improvements.  Tenant shall not commence construction of the Tenant Improvements until Landlord has approved the plans and specifications for the Tenant Improvements in writing, which approval shall not be unreasonably withheld (such plans and specifications, as approved by Landlord, are called the “TI Plans”).

(b)Landlord must furnish its approval of, or objections to (and the specific reasons therefor with sufficient detail that will enable Tenant to address such objections) each draft or version of the plans and specifications for the Tenant Improvements in a written notice delivered to Tenant on or before the date that is five (5) Business Days after Tenant’s delivery of the same to Landlord, or, in the case of resubmitted plans and specifications, the date that is three (3) Business Days after delivery of such resubmitted plans and specifications (as applicable, the “Landlord Response Deadline”).  If Landlord makes specific objections to such plans and specifications before the Landlord Response Deadline, then Tenant shall make the revisions necessary to reasonably satisfy Landlord’s objections, and Tenant shall resubmit the same to Landlord within a commercially reasonable period after Landlord delivers its objections to Tenant. Landlord will furnish its approval of or objections to such revised plans and specifications by the Landlord Response Deadline, and such approval and revision process shall continue until the plans and specifications for the Tenant Improvements have been approved or deemed approved by Landlord as provided herein.  Landlord’s approval of the TI Plans shall not constitute a representation or warranty by Landlord that the TI Plans comply with Legal Requirements or any of the Permitted Exceptions.  If Landlord fails to deliver written notice of its approval of or objections to any draft of the plans and specifications for the Tenant Improvements to Tenant on or before the Landlord’s Response Deadline, the applicable draft of such plans and specifications shall be deemed approved by Landlord.

(c)At Tenant’s option, the plans and specifications for the Tenant Improvements may be submitted to Landlord in multiple Packages, and all of the terms and conditions of this Section 3.2 shall be applicable to each such Package.

(d)Landlord acknowledges and agrees that it shall not have the right to make any objection to any of the plans or specifications for the Tenant Improvements which cause a violation of any Legal Requirement or Permitted Exception.  Landlord further acknowledges and agrees that its approval of any of such plans or specifications or any Package thereof shall be deemed given if it fails to make specific objections thereto to Tenant prior to the applicable Landlord Response Deadline.

(e)In the event Tenant does not believe that any objection by Landlord to any of the Drawings (or any Package thereof) is proper, Tenant shall deliver written notice thereof to Landlord within five (5) Business Days following its receipt of Landlord’s objection, and the parties shall thereafter use commercially reasonable efforts to resolve such disagreement within five (5) Business Days.  In the event any such disagreement is not resolved within such five (5) Business Day period, then the determination of whether Landlord’s objection to any Drawings (or any Package) is proper shall be submitted to arbitration in accordance with Section 35 of this Lease.

(f)With respect to the matters described in this Section 3.2, Landlord and Tenant agree to (i) cooperate and act in good faith so that the TI Plans may be mutually approved by the parties at the earliest date practicable and (ii) not unreasonably withhold, condition or delay any approval or consent which is required or requested in accordance with this Section 3.2.

3.3Construction.  Tenant shall cause the Tenant Improvements to be constructed in a good and workmanlike manner, in accordance with all Legal Requirements and the Permitted Exceptions, and in substantial accordance with the TI Plans.  Tenant shall be responsible for obtaining all necessary permits, licenses, approvals and authorizations required to commence the construction of the Tenant Improvements and all certificates of occupancy required to occupy the Premises following the completion of the Tenant Improvements (provided, however, that Landlord shall be responsible for obtaining all shell building finals with respect to the Base Building Improvements and correcting any defects in the Base Building Improvements which may be necessary for Tenant to obtain a certificate of occupancy with respect to the Tenant Improvements).

3.4TI Construction Contract.  The construction of the Tenant Improvements shall be performed by a general contractor approved by Landlord in writing, which approval shall not be unreasonably withheld (such general contractor, as approved by Landlord, is called the “TI Contractor”), and pursuant to the terms of a construction contract with a guaranteed maximum price between Tenant and the TI Contractor, which shall be delivered to Landlord for its prior review and approval, which approval shall not be unreasonably withheld (the “TI Construction Contract”) and shall be deemed given if Landlord does not provide written, detailed reasons for its rejection of the TI Construction Contract within five (5) Business Days after Tenant’s submission thereof to Landlord.  Landlord has pre-approved for the performance of the Tenant Improvements the general contractors listed on Exhibit O to this Lease.

Part IV - Punch List & Notice of Substantial Completion

4.1Punch List.  At least thirty (30) days prior to the date Landlord anticipates Substantial Completion of the Base Building Improvements or any portion thereof will occur (including in connection with a Floor Delivery), Landlord shall deliver written notice to Tenant of such anticipated date.  Within ten (10) Business Days thereafter, Landlord, Landlord’s Architect, and Tenant (and Tenant’s Architect, if Tenant so elects) shall inspect the Base Building Improvements or the portion thereof specified by Landlord, as applicable.  Within five (5) days after such inspection, Landlord’s Architect shall deliver a preliminary punch list to Landlord, Tenant and General Contractor.  Landlord, Tenant and General Contractor shall have three (3) Business Days after receipt of the preliminary punch list to make comments thereto, and within three (3) Business Days thereafter, Landlord’s Architect shall deliver to Landlord, Tenant and General Contractor a modified punch list, in a reasonable and customary form, setting forth the items of the Base Building Improvements, the Delivery Condition, or the applicable portion thereof, if any, which are incomplete (the “Base Building Improvements Punch List”).  Landlord shall attach to the CSC delivered to Tenant a list of the items previously identified on the applicable Base Building Improvements Punch List (or any updates thereof), if any, which remain incomplete as of the date of such delivery (“Final Base Building Improvements Punch List”).

4.2Completion of Punch List Items. Landlord shall diligently pursue the completion of all punch list items, if any, identified on a Final Base Building Improvements Punch List, and, in any event, within ninety (90) days after the date of submission of the Final Base Building Improvements Punch List to Tenant (except for any items or matters which are then in dispute).  Tenant agrees to permit Landlord reasonable access to the Premises in order to complete any items on the Final Base Building Improvements Punch List and Landlord agrees to perform the same in a manner that does not unreasonably interfere with Tenant’s use and occupancy of the Premises.

4.3Floor Deliveries.  Tenant shall have the right to request Floor Deliveries from Landlord.  Landlord shall grant any request for a Floor Delivery by Tenant as long as (a) Landlord determines, in its reasonable discretion, that providing such Floor Delivery will not delay the Commencement Date or otherwise interfere with the construction of the Base Building Improvements, (b) Landlord and Tenant agree in writing as to the Delivery Conditions which remain unsatisfied as of the date of such Floor Delivery, and (c) Tenant may lawfully occupy the applicable portion of the Premises for the purpose of performing the Tenant Improvements.  Tenant shall have possession of the floor or floors in the Building so delivered, and all of the provisions of this Lease which are applicable to Tenant’s occupancy of the Premises from and after the Substantial Completion Date shall be applicable to each such floor from and after the date each such floor is delivered to Tenant; provided, however, that Tenant shall have no obligation to pay Rent, Taxes, or Insurance Costs until the Commencement Date.  Landlord will use commercially reasonable efforts to provide Tenant access to the Building for the purpose of performing the Tenant Improvements in the Premises not later than three months prior to the estimated Substantial Completion Date.  Tenant acknowledges that Landlord will not provide insurance covering furniture, fixtures or other personal property placed or installed by Tenant in the Premises.  Tenant shall not interfere with the ongoing performance of the Base Building Improvements and shall cease any activity which Landlord reasonably determines is materially interfering with such performance promptly upon Tenant’s receipt of written notice from Landlord describing the activity which is materially interfering with Landlord’s ongoing performance of the Base Building Improvements.

Part V - Warranties

5.1Landlord’s Warranties.  Landlord shall incorporate only new materials and equipment into the construction of the Base Building Improvements.  Landlord warrants (a) the Base Building Improvements against defective design, workmanship and materials for a period of one (1) year from the date of Substantial Completion of the Base Building Improvements and (b) the roofing system against defective design and materials for a period of twenty (20) years from the date of Substantial Completion (such applicable period being called the “Warranty Period”).  If at any time prior to the expiration of the Warranty Period Tenant shall discover any failure or breach of Landlord’s warranties set forth herein, Tenant shall promptly provide written notice of the same to Landlord, and Landlord shall, upon receipt of written notice from Tenant, promptly commence and diligently repair or replace at its sole cost and expense any defective item of the Base Building Improvements or the Building’s roof system.  All such warranties or guarantees as to materials or workmanship of or with respect to the Base Building Improvements shall be contained in each general contract, which contracts shall be written such that all guarantees and warranties and all other rights and remedies at law, in equity or by contract with respect to the work performed and the contractor’s obligations shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and shall be directly enforceable by either. Landlord shall not waive or agree to shorten any statute of limitations for construction defect claims under applicable law.

5.2Landlord shall complete the Base Building Improvements free of mechanic’s liens or other liens (except to the extent caused by Tenant’s failure to timely pay Landlord for any Increases as required under this Exhibit B), and shall defend, indemnify and hold Tenant harmless from and against all claims, actions, losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable legal fees, resulting from the assertion or filing of any claim for amounts alleged to be due to the claimant for labor, services, materials, supplies, machinery, fixtures or equipment furnished in connection with the construction of the Base Building Improvements.

Part VI - Improvement Allowance

6.1Space Plan Allowance.  In addition to the Improvement Allowance, Landlord shall provide to Tenant an allowance (the “Space Plan Allowance”) of ten cents ($0.10) per square foot of Rentable Area in the Building (as contemplated by the Base Building Schematic Drawings), but in any event in an aggregate amount of not less than $30,000, to be used by Tenant in connection with its initial space planning for the Tenant Improvements.  Landlord shall disburse the Space Plan Allowance (or portion thereof) to Tenant’s Architect (or to Tenant, if Tenant provides evidence of payment of Tenant’s Architect from its own funds) from time to time in such amounts as requested by Tenant, and, in any event, within 30 days after request by Tenant together with invoice(s) supporting the amount of such requested disbursement of the Space Plan Allowance.  Any unused portion of the Space Plan Allowance shall be added to the Improvement Allowance.

6.2Improvement Allowance.

(a)In order to defray all or a portion of Tenant’s costs (collectively, “Tenant’s Costs”) related to (i) the construction of the Tenant Improvements, and (ii) any Increases, Landlord will make the Improvement Allowance available, subject to and in accordance with this Section 6.2.  If the total amount payable to the TI Contractor pursuant to the TI Construction Contract exceeds the Improvement Allowance, Tenant shall first make Contractor Payments from its own funds in the amount of any such excess before Landlord is obligated to disburse the Improvement Allowance as provided herein.  If the total amount payable to the TI Contractor pursuant to the TI Construction Contract is less than the Improvement Allowance, then the amount of the TI Allowance which is in excess of the amount payable to the TI Contractor, not to exceed the product of $15.00 multiplied by the Building Square Footage, may be applied by Tenant to pay design costs for the Tenant Improvements, moving expenses, project or construction management fees in connection with the construction of the Tenant Improvements, costs of data and telecommunications wiring, security costs, signage costs, and the costs of furniture including free standing workstations, fixtures and equipment to the extent such costs relate to the Tenant Improvements and/or Tenant’s occupancy of the Premises.  Any amounts shall be disbursed by Landlord to Tenant within thirty (30) days following receipt of invoices evidencing such costs and lien waivers, but in no event prior to the TI Completion Date.

(b)As the TI Contractor performs construction of the Tenant Improvements and is entitled to payment (each such payment, a “Contractor Payment”) under the TI Construction Contract, Landlord shall disburse each Contractor Payment to the TI Contractor until such time as Landlord has disbursed the total amount of the Improvement Allowance, at which time Landlord shall not be obligated to pay any additional sums to the TI Contractor for the Tenant Improvements.  Landlord’s obligation to disburse Contractor Payments shall be subject to Landlord’s receipt of lien waivers from the TI Contractor in accordance with the TI Construction Contract, and otherwise in accordance with the procedure set forth below:

Tenant shall submit draws against the Improvement Allowance to Landlord no later than the twenty-fifth (25th) of each calendar month.  Each draw must include copies of receipts, invoices, and other backup materials reasonably satisfactory to Landlord (and any Landlord’s Lender) to confirm the expenses for which Tenant is requesting payment.

Landlord may inspect, audit, and copy Tenant's books and records related to the Improvement Allowance at Tenant's office located in Plano, Texas any time during Tenant's normal business hours upon at least 48 hours prior written notice.  Tenant shall retain its books and records related to the Improvement Allowance at its office for at least two (2) years after final completion of the Tenant Improvements.

For each draw of the Improvement Allowance:

(1)The draw must include conditional partial lien releases in a form reasonably approved by Landlord from the TI Contractor and any subcontractors performing work in excess of $10,000 for the payments being requested by the TI Contractor and each such subcontractor in the current draw and unconditional partial lien releases in a form reasonably approved by Landlord or in the form required pursuant to §53.284 of the Texas Property Code from the TI Contractor and such subcontractors for the amounts paid by Landlord under the prior draw.  Furthermore, Landlord shall have the right to inspect and approve of the Tenant Improvements, which approval shall not be unreasonably withheld or delayed, prior to disbursement of any portion of the Improvement Allowance.

(2)Landlord may retain ten percent (10%) of the amount of each draw until thirty (30) days after final completion of the Tenant Improvements.  In order for Tenant to receive the retainage held by Landlord in connection with the Tenant Improvements, the Tenant Improvements must have been completed in substantial accordance with the TI Plans and Tenant must provide Landlord all of the following: (A) evidence reasonably acceptable to Landlord (and any Landlord’s Lender) of the payment of all costs and expenses incurred by Tenant in connection with the Tenant Improvements, including, without limitation, unconditional, final unconditional lien waivers from the TI Contractor and all subcontractors performing work in excess of $10,000; and (B) Tenant's delivery to Landlord of the certificate of occupancy for the Premises from the appropriate governmental authorities.

Landlord shall fund the amount of any draw of the Improvement Allowance on or before the final day of the calendar month following the calendar month in which such draw request is submitted in accordance with the requirements set forth above (provided the same is timely submitted by Tenant as set forth above); however, Landlord may disapprove and withhold funding of any draw requested by Tenant if:

(X)the draw or any applicable backup information is not complete;

(Y)any mechanics' or materialmen's lien or other lien has been filed against the Premises by the TI Contractor or any of Tenant's contractors, subcontractors, laborers, suppliers, or others, or Landlord has received any written notice from any of them indicating an intent to file any such lien, and Tenant has not bonded around the lien (or caused the lien to be bonded around) or otherwise posted or caused to be posted security with Landlord reasonably satisfactory to Landlord related thereto; or

(Z)A Major Default has occurred under the Lease and is continuing, either at the time of submission or funding of the draw.

(c)In the event any portion of the Improvement Allowance is not funded within forty-five (45) days after such portion becomes due in accordance with this Section 6.2, Tenant shall have the right to offset such amount against Base Rent in accordance with Section 24(a) of this Lease.

Part VII - Delay Remedies

7.1Intentionally Deleted.

7.2Liquidated Damages.  Landlord and Tenant hereby acknowledge and agree that based upon the circumstances now existing, known and unknown, it would be impractical and extremely difficult to establish Tenant’s damages in the event the Substantial Completion Date does not occur by the Target Completion Date (as such date is extended by Force Majeure Delays and Tenant Delays).  Accordingly, Landlord and Tenant agree that it would be reasonable at such time to award Tenant (and that Tenant will be entitled to) “liquidated damages” in accordance with the schedule below for each day of delay beyond the Target Completion Date (as such date is extended by Force Majeure Delays and Tenant Delays) until the earlier of (a) the Substantial Completion Date, or (b) the date Tenant terminates this Lease pursuant to Section 7.4 below.

Period of Delay of the Substantial Completion Date beyond the Target Completion Date (as such dates are extended by any Tenant Delay)	Liquidated Damages Per Day
15 days:	None
15 to 90 days:	1 day of free Base Rent for each day of delay
After 90 days:	2 days of free Base Rent for each day of delay

7.3Termination for Failure to Timely Commence Construction. If the Commencement of Construction fails to occur on or before the date which is 240 days following the expiration of the termination rights set forth in Section 52 and Section 53 of this Lease, as extended for any Tenant Delays, then Tenant may notify Landlord and Landlord’s Lender of such failure in writing.  If Tenant elects to notify Landlord and Landlord’s Lender and the failure is not cured within ten (10) days after Tenant’s delivery of such notice, then Tenant may terminate this Lease upon written notice to Landlord and Landlord’s Lender given at any time within thirty (30) days after the expiration of such 10 day period, and if Tenant fails to deliver such termination notice within thirty (30) days after the expiration of such 10 day period, Tenant’s termination right under this paragraph shall be deemed waived.  For purposes hereof, “Commencement of Construction” shall occur on the date that the construction contract with the General Contractor is fully executed, Landlord has delivered to the General Contractor an unconditional notice to proceed with the construction of the Base Building, the general contractor has mobilized on site and actual hard construction (e.g., excavation) on site has commenced. Landlord will notify Tenant when Commencement of Construction occurs and the parties will agree upon, and execute a memorandum evidencing, such date.

7.4Tenant’s Final Cancellation Rights.  In the event that Landlord does not cause the Substantial Completion Date to occur by the Outside Completion Date (as such date is extended by Force Majeure Delays and Tenant Delays), then Tenant may terminate this Lease by delivering written notice to Landlord prior to the occurrence of the Substantial Completion Date; provided, however, Landlord may deliver written notice to Tenant after the Outside Completion Date (as such date is extended by Force Majeure Delays and Tenant Delays) that Tenant must elect to terminate this Lease pursuant to this Section 7.4 within thirty (30) days after the delivery of such notice from Landlord (and such notice from Landlord shall state in BOLD AND ALL CAPS that Tenant’s rights to terminate this Lease shall expire within such 30-day period), and in the event Tenant does not elect to terminate this Lease by delivering written notice to Landlord within such 30-day period, Tenant’s rights to terminate this Lease under this Section 7.4 shall be null and void and of no further force or effect.  If Tenant terminates this Lease pursuant to this Section 7.4, neither Landlord nor Tenant shall have any further obligations under this Lease except for those obligations that expressly survive the termination of this Lease.  If Tenant fails to timely deliver such written notice of termination of this Lease to Landlord, then Tenant shall have no further right to terminate this Lease pursuant to this Section 7.4.

7.5Time of the Essence.  It is stipulated that time is of the essence in connection with Tenant’s and Landlord’s compliance with the terms of this Exhibit B.

7.6Sole Remedies.  The remedies of Tenant as set forth in this Part VII shall constitute Tenant’s sole and exclusive remedies for Landlord’s failure to achieve Commencement of Construction, achieve the other construction milestones referenced herein, and/or achieve the Substantial Completion Date by the Target Completion Date.

Part VIII - General

8.1Governmental Changes.  In the event that any changes to the Drawings are required by Legal Requirements, Permitted Exceptions and/or by any Governmental Authorities (collectively, a “Governmental Change”), Landlord shall consult with Tenant to determine if Landlord shall file for a variance or waiver of such Governmental Change or whether Landlord shall implement any such Governmental Change to the Drawings with Tenant’s consent, not to be unreasonably withheld, conditioned, or delayed.  Landlord shall provide Tenant with notice of such changes and reasonably detailed drawings of such Governmental Changes.  The cost of pursuing any variance or waiver of a Governmental Change pursuant to this Section 8.1 shall be the sole responsibility of Tenant.  The period of time required to implement or to pursue any variance or waiver of a Governmental Change shall constitute an Force Majeure Delay.

8.2Tenant Delay.  Tenant shall be liable for all out-of-pocket costs and expenses incurred by Landlord as the direct result of any Tenant Delay.  Tenant shall pay to Landlord the amount of any such cost or expense paid or incurred by Landlord within ten (10) Business Days following Tenant’s receipt of each invoice from Landlord containing a reasonably detailed description of such costs or expenses; alternatively, Tenant may direct that such costs and expenses be deducted from the Improvement Allowance.  If Tenant fails to pay the out-of-pocket costs and expenses incurred by Landlord pursuant to this Section 8.2 and if the Improvement Allowance is not sufficient to pay such costs, Landlord shall have the right to accelerate the Commencement Date to the date on which the Substantial Completion Date would have occurred but for the Tenant Delays.

8.3Force Majeure Delays.  Notwithstanding any provision of this Exhibit B to the contrary, in the event that Tenant or Landlord claims that it has suffered a Force Majeure Delay, Tenant or Landlord, as applicable, shall, as a condition of the effectiveness of such Force Majeure Delay, within ten (10) Business Days following a determination by Tenant or Landlord that a Force Majeure Delay has occurred, notify the other in writing of the existence of such Force Majeure Delay. Tenant or Landlord, as applicable, shall not be entitled to commence the incurrence of any Force Majeure Delay any earlier than three business days prior to the actual issuance of such notice.

SCHEDULE 1 TO EXHIBIT B

DESIGN INTENT NARRATIVE

General Requirements:

A.	General:

This specification outlines the scope of work for the design and construction of a 320,000 rentable square foot podium-style high rise office building with a 40,000-60,000 RSF “superfloor” that is positioned over the top level of the 4.00:1,000, 100% podium parking garage.

B.	Quality and Testing:

The Landlord shall provide a third-party inspection program for quality control during the course of the project including but not limited to soils, cast-in place concrete, structural steel, fireproofing and envelope/waterproofing (including roofing, caulking, glazing, etc.). Nondestructive testing of in place concrete thickness will be required.

C.	Design:

The following design shall be provided and shall meet all applicable codes for core & shell:

Civil Structural Mechanical Electrical

Architectural

Fire Protection Plumbing Landscape

D.	Guarantees:

All materials and equipment incorporated into this project shall be new. The Landlord shall guarantee all work to be substantially free from defects of workmanship and material for one (1) year after completion of the base building. The Landlord shall obtain a manufacturer's standard roofing material system warranty from leaks for a period of twenty (20) years.

E.	Codes:

Landlord will be responsible for complying with all federal, state and local building codes, zoning ordinances that apply to the project, except Landlord will not be responsible for any Tenant Improvement work that is constructed, supervised, or managed by a construction management firm other than Landlord.  Compliance requirements include the International Building Code, energy code, the Occupations

Safety and Health Administrations provisions applicable to construction sites, and the Texas Accessibility Code for Building Construction. Design and construction must also comply with applicable CCR's and Development Guidelines.

SITE DEVELOPMENT

A.	Grading and Earthwork:

The Design/Builder shall clear, strip, excavate, fill, rough and fine grade the site to accomplish building construction and proper storm water drainage from the site.  Any excess spoils and unsuitable soils, rubble and rock shall be removed from the site.

All earthwork to be performed shall be in accordance with the Geotechnical Engineer's recommendations, and a copy of the recommendations shall be provided to the Tenant.

B.	Exterior Concrete Sidewalks, Curb and Gutter:

All concrete walks shall be a minimum of 3,000 PSI concrete, 4 inches thick with medium broom finish or as required by code or engineer's design unless otherwise noted on plans.  A 2”-4” base shall be provided under all sidewalks or based on the Geotechnical Engineer’s design recommendations.

6-inch high concrete curb and gutter shall be provided to separate all paved parking and drive areas from landscaped areas.

Landlord to provide an enhanced paving surface, using pavers, at the connection/courtyard area between the garage and the entry of the office building as well as at the front entry to the building.

C.	Paving and Striping:

Car parking shall be provided per the RFP document with designated Visitor parking spaces, covered parking and surface parking to meet the minimum requirements.

All paving and base shall be designed and constructed at or above the minimum criteria based on the Geotechnical Engineer's design recommendations.  A minimum six (6)-inch thick concrete pavement, reinforced with #3 rebar at a maximum of 18” on center each way shall be provided.  Eight (8) inch thick concrete pavement shall be provided at the trash dumpster enclosure and approach, or as required by code or engineer's design.  All pavement surfaces are to be concrete.

Pavement markings shall consist of traffic control markings, parking stall striping, fire lane designation, and handicapped parking symbols and signs and other signs as required by code and municipal guidelines.

D.	Site Utilities:

Storm water shall drain through an engineered system IF required by local, state and federal requirements (some surface drainage is anticipated).

Sanitary sewer lines shall be provided from the building and gravity flow to the city system. The sanitary sewer line shall be sized to accommodate all plumbing fixtures and drains as required to complete the project. Tenant’s improvements will require branch runs from the main sanitary sewer line.

Domestic and fire protection service water lines shall be extended from the municipal line to the building. Lines shall be sized and located as required to adequately serve the project and comply with all applicable requirements.

Irrigation system will be fed off from the domestic water line.

An underground electrical service (277/480 volt) with pad-mounted transformer shall be provided to accommodate the electric loads of the project.  A minimum 2,500-amp transformer shall be provided with consideration for an automatic transfer switch for redundant power sources to the site.

Four (4) 4" diameter conduits will be provided for the telephone and fiber optic lines. Two sets of two (2) 4" conduits will be run from separate ROW's to the main IDF closet.

Natural gas shall be provided to the facility if utilized for heating.

E.	Site Improvements:

All landscaped areas shall be designed in accordance with the landscape requirements above and beyond the local codes and authorities having jurisdiction, including the applicable Codes, Covenants and Restrictions.  Landscaping shall extend to the city street including all ROW areas. A complete underground automatic irrigation system shall be provided for all landscaped areas. A separate water meter shall be provided to segregate irrigation water usage.

All turf areas may be sodded and over-seeded depending on the weather conditions.

A gravel strip of at least 18" of river rock shall be installed between the building and any landscaped areas.

Building address signage, handicap parking, fire lane and other code-required signage shall be provided. All signs must meet the approval of the local governing authority having jurisdiction.

A lighted monument sign is to be provided at a cost not to exceed $30,000.00. The design of the monument sign should reflect the materials used for the building facade and meet governing criteria.

The proposed Building is a podium design with the structured parking located underneath the Building.

BUILDING STRUCTURE AND EXTERIOR ENVELOPE

A.	Building Foundation:

The building foundation shall be designed and constructed by the Landlord per the recommendations of the structural and geotechnical engineer.

B.	Building Structural System:
In addition to the code required loads, the following shall be provided:

Design Loads:
Typical floor loads80 lb Live Load
20 lb Future Dead Load
100 lb Total Load
Mechanical rooms125 psfor actual load
Typical roof loads20 lb Live Load
Above loads are to be reducible as allowed by applicable building code.
The building shall be a minimum 5" thick, 4,000psi concrete and conform to +/- 1 1/4” in 10’. The proposed Building slabs are on a podium and will be structural slabs with post-tensioning.

The building superstructure will be concrete frame. Floor to floor height must allow adequate space for ten-foot (10’0”) ceiling heights and above ceiling MEP work each floor. The first floor shall have a floor to floor height of twenty-one (21’0”) feet to allow for a fifteen (15’0”) lobby ceiling.

C.	Parking Garage:

Parking structure will be cast-in-place or precast concrete clad with a combination of concrete panels and barrier cables, and a façade to compliment the design of the office facility.  Views from the office building of the parking structure shall include precast façade, barrier cables only at areas facing service corridors.

D.	Exterior Envelope:

The building envelope shall be a mixture of glazing, precast concrete and metal panel construction meeting all governing authority requirements.  The percentage of each material shall be approximately: at minimum Glazing on Building (excluding Parking Garage) – 85%. If used Precast shall be a minimum of 5 ½” thick.  Metal wall panel shall be a minimum of 18 gauge.

E.	Windows and Glazing:

The exterior glazing system may include a combination of fixed (no operating sash) storefront, punched openings and curtainwall systems. The glazing systems shall consist of one-inch thick insulated, Low-E glass units set in thermally improved, aluminum frames. Glazing shall be 1" low-e, insulated glass unit equivalent to Lo-E 272 by Cardinal. 1" insulated spandrel unit, back painted to match vision glass for plenum areas.

A lobby and employee entry from the parking structure vestibule or air lock of some kind is required. All exterior doors will have aluminum thresholds, weather-stripping, closers and drip caps.

System must be designed to meet energy code requirements.

F.	Exterior Service Doors:
All exterior personnel doors will complement the adjacent building finishes.

G.	Roofing & Sheet Metal:
A single ply, 60mil TPO system or equivalent shall be used. Insulation with a minimum R-Value suitable to meet the energy code requirements shall be provided complete with a twenty (20) year manufacturer's standard material warranty and a 3-year labor and material warranty from the roofing subcontractor. Rigid insulation material shall be an assembly of expanded polystyrene insulation with separate thermal barrier. The roof shall be designed to provide at least 1/4" per foot sloped to interior roof main drains and interior emergency overflow drains (no scuppers).

All exposed flashing, downspouts and gutters shall be at least 24-gauge galvanized sheet metal. All pre-painted architectural sheet metal shall be 24-gauge hot dipped galvanized steel with the exposed sides finished with a Kynar based fluoropolymer coating.

Roof screening shall be provided to at a minimum of 2" above the equipment installed as a part of the Base Building Improvements being screened.

System must be designed to meet energy code requirements.

INTERIORS

A.	Interior Shell Partitions:

Typical interior drywall partitions shall be constructed of metal studs, 5/8" sheetrock from floor to ceiling on both sides, taped and bed, ready for paint. All exterior walls shall be furred-out only unless Building is enclosed with a glass façade.

B.	Ceiling Height:

Minimum ceiling heights on 1st floor will be twelve feet (12’0”) with additional floor-to-floor clearance on 1st floor for main entrance lobby ceiling height to be fifteen feet (15’0”). All upper floors shall be ten feet (10’0”).

C.	Doors, Frames, and Hardware:

Interior doors, unless indicated otherwise, shall be 3'-0" x 9' -0" solid core, premium grade, wood doors stained, sealed and varnished.  All interior frames shall be painted hollow metal or prefinished aluminum.

All door hardware shall be manufactured by Schlage, Best, or approved equal with its function appropriate for its intended usage. A building master keying system shall be devised for the building.

i.	Finish on all hardware shall be US26D "brushed steel" or its price and delivery time equivalent.
ii.	All hardware shall be commercial grade equivalent to Schlage "D" Series
iii.	Restroom doors shall be push/pull.
iv.	Closers shall be provided at doors to restrooms, stair access, corridors, utility rooms, lobby vestibules and exterior doors.

D.	Millwork:

Restroom countertops shall be stone or man-made solid surface product.

E.	Interior Finishes:

Interior floor, wall, and ceiling finishes for the restrooms and common spaces shall be as follows:

Floors: Ceramic tile in restrooms; sealed concrete at exit stairs/corridors and utility rooms.

Base: Ceramic tile in restrooms, rubber base at exit stairs/corridors and utility rooms.

Walls: Vinyl wall covering at restrooms with ceramic tile on the wet walls; paint in exit stairwells/corridors and utility rooms.

Ceilings: Acoustical ceilings shall be provided at exit corridors and shall, at a minimum, consist of l" white metal grid and 2' x 2' ceiling tile.  No ceiling (exposed structure) at utility rooms and stairs.  Future tenant space ceiling finish to be provided by tenant. These areas are to be finished in the shell condition as if no ceilings will be installed.

F.	Lobby Finishes:

The Tenant desires a lobby with a Class A look and feel. Upgraded double doors from the lobby into the office areas shall be provided. The main entrance lobby will have a minimum 15'-0" high ceiling. Landlord to provide details describing the proposed lobby finishes. A minimum allowance of $500,000 is to be included.

STEEL STAIRS & MISC. METALS:

A.	Steel Stairs:

All stairs to have painted steel plate or tube stringers, concrete-filled steel pan treads and painted steel risers, at a minimum. Railings may consist of painted steel posts and pickets, with painted steel handrails.

B.	Miscellaneous Metals:

A minimum of one (1) interior steel roof access stair/ships ladder or alternating tread device (if allowed by code) shall be provided to the roof from one of the stairwells.

SPECIALTIES

A.	Toilet Partitions and Accessories:

Toilet partitions shall be "country club" style with louvered wood doors and drywall partitions. Doors shall be furnished with a coat hook.  Handicap toilet stalls with grab bars shall be provided as per code.

Toilet accessories:

i)	Each of the restrooms shall be provided with a full width/height framed mirror over the entire length of the vanity.
ii)	Each lavatory shall be equipped with an automatic liquid soap dispenser.
iii)	Two stainless steel, full depth (as allowed under ADA) paper towel dispensers/disposals are included for each restroom.
iv)	All toilet stalls shall be furnished with a paper dispenser.

B.	Window Coverings:

Window coverings equal to manually operated MechoShades shall be included in all areas.  An alternate shall be provided for powered shades connected to the Building Automation System.

C.	Postal Area:

A postal area shall be provided on level I for pick up and drop from U.S. mail in accordance with local requirements. Room shall be sized to accommodate private carrier drop boxes.

MECHANICAL & ELECTRICAL

A.	HVAC:

A complete variable air volume system or equivalent designed in accordance with local codes and ASHRAE requirements will be provided to serve the office building heating, ventilating and air conditioning (HVAC) requirements.

The HVAC system will be designed to maintain 70 degrees Fahrenheit dry bulb +/- 2 degrees F wet bulb at ASHRAE 99.6% design conditions for heating and to maintain 75 degrees Fahrenheit dry bulb +/- 2 degrees F, 50% RH +/- 5% at ASHRAE 1% design conditions for cooling. Occupant load is assumed to be 1 person/150 sf and a minimum of 1.5 watts of recessed lighting, and 2.5 watts of internal load per RSF. Air handling units on each floor shall be designed to be capable of providing cooling capacities of 1,500 s.f. per interior zone, and 800 sq. ft. for each exterior zone with an overall not to exceed average of 1,100 s.f. per zone.

The primary VAV system shall consist of vertical self-contained package units with a roof mounted cooling tower. Each of the air handling units will have variable frequency drives on supply fans, a single point disconnect switch, a centrifugal exhaust fan capable of maintaining overall desired building static pressure, 0-100% capacity, DX evaporator (cooling) coil, high efficiency filters, a stainless steel drain pan, low leak fresh air dampers, high efficiency supply and exhaust fan motors, access doors, direct digital controls and internal isolation.

The condensing water system will be served by a single two-cell open cooling tower capable of providing 2,400 gpm of condenser water.  Each cell shall be capable of 1,400 gpm. The tower will consist of galvanized construction with stainless steel basin. Basin water heaters will be provided for freeze protection. Ladders and platforms will be provided for maintenance. Each cooling tower fan will be provided with a VFD to accommodate capacity fluctuation. The cooling tower will be mounted on I-beams with vibration isolation springs capable of 2" deflection at full capacity. A full flow solid separator will be provided for maintenance purposes. Two house condenser water pumps will be provided with VFD's. Each pump will be capable of providing 100% of design load to the building. Pumps shall be mounted on inertia bases with vibration isolation.

Fresh air may be provided through the air handling units in accordance with the appropriate ASHRAE standards. Delivery will be provided by a filtered air roof mounted air handling unit. This unit will be provided with a VFD and shall be sized to provide full make up air for an entire floor in smoke evacuation for each floor.

The base building mechanical system shall include vertical duct risers. Ductwork shall be constructed to meet the latest ASHRAE requirements as well as all local applicable codes. A medium pressure duct loop must be provided on each floor. All ductwork shall be externally insulated with a minimum of 2"¾# R-5 duct wrap.  Design must meet energy code requirements.

Shell and core areas will require "turnkey" conditioning. These areas will have provisions for heating (minimum 50 degrees F year-round), cooling and exhaust systems. Supplementary electric cabinet unit heaters will be provided at all entries, vestibules and related areas as required. Main Fire Risers will require electric unit heaters for freeze protection. Fire dampers will be provided as required by applicable codes. Relief hoods are to be provided for all hoist ways and stairwells to assist in stairwell pressurization.

Unfinished tenant spaces shall be provided with sufficient quantity of fully operational fan powered boxes with electric heat to maintain a minimum of 50 degrees F year around. These boxes will consist of supporting ductwork up stream with no distribution downstream. The tenant improvement work (N.I.C. in shell) shall include secondary ductwork, perimeter zone fan powered VAV boxes, interior zone VAV boxes, diffusers and return air grilles as well as the sensors and connections to terminal devices for the direct digital control energy management system. Zone sensors should be furnished and connected, with a minimum of 50' of plenum rated cable, coiled up at each box that is furnished for use within the shell scope. The DDC controllers for said boxes should be connected to the DDC system in a daisy chain arrangement, with commissioning, and addressing to the DDC front end. Fan powered boxes for perimeter zones will be stacked on each floor for installation by tenant.

VAV boxes will be pressure independent type. Each VAV box minimum limit shall be set to deliver the minimum amount of outside air required by the number of people programmed for each zone. VAV box controls and damper operators shall be electric.

The tenant improvement VAV boxes (N.I.C in shell) will be zoned by exposure and occupancy requirements. Each VAV box will be served by an individual direct digital controller/sensor combination. Zone sensors may be located in private offices, conference and training rooms, or in open office areas as determined by the mechanical engineer. VAV boxes will be located above the lay-in tile ceilings in easily accessible spaces, avoiding lights and plumbing. Air distribution downstream of each VAV box will be through low pressure sheet metal duct work.

Furnish all labor, materials, equipment, and service necessary for a complete and operating Facility Management and Control System (FMCS). The FMCS shall be capable of total integration of the facility infrastructure systems with user access to all system data either locally over a secure Intranet within the building or by remote access by a standard Web Browser over the Internet (Bacnet capability). This shall include HVAC controls, lighting controls, electrical metering, energy management, alarm monitoring, and all trending, reporting and maintenance management functions related to normal building operations.

Provide at a minimum the following control functions:

•	On-Off scheduling and status of all HVAC equipment.
•	Operating hours optimization.
•	Supply air temperature optimization.
•	Zone temperature control and monitoring.
•	System control point monitoring.
•	Ventilation (outside) air controls.
•	Exhaust systems.
•	Building pressure control and monitoring.

The FMCS system shall be a Trane Tracer Summit system or equal with an open NIC (non-proprietary with BACnet protocol) that will connect to and be viewable from the Owner's computer via a LAN connection.

Control System Landlords and Manufacturers to be equal to:

Manufacturer Name Trane, Automated Logic, Siemens, Alerton

Product Line Tracer SC WebCNTRL, Trane Logical Solutions, Apogee Siemens, Alerton, Or other Approved Equal

The above list of manufacturers applies to user interface, controller software, custom application programming language, Building Controllers, Custom Application Controllers, and Application Specific Controllers. All other products specified herein (i.e., sensors, valves, dampers, and actuators) need not be manufactured by the above manufacturers.

This project shall be comprised of a network utilizing high-speed BACnet IP for communications between System Controllers. LonTalk or BACnet MSTP sub networks shall be used for communications between System Controllers, Custom Application Controllers and Application Specific Controllers.

Shell building exhaust systems will be provided for the toilet rooms, janitor's closets, mechanical rooms and all other areas as required by code. The main exhaust fan will be provided with a VFD’s. The exhaust system will provide the means to provide post fire event ventilation per applicable codes. The system will be designed to exhaust the full volume of air for the largest floor plate. Toilet room exhaust fans will exhaust to the exterior. Exhaust systems shall also assist in with general building pressurization to maintain an overall slightly positive static pressure. Stairwell pressurization fans will be provided for the high-rise requirements per applicable code. They will be controlled by a fireman's override panel provided by the fire alarm Landlord.

Provide baffling and sound and vibration insulation/isolation as required in all areas of the building to achieve a minimum NC-35 regardless of the source of the noise. Sound attenuator banks will be provided for the return air of each air handling unit.

B.	Plumbing:

A shell-complete plumbing system including storm sewer piping, sanitary waste and vent piping, hot and coldwater piping, floor drains, fixtures and water coolers will be provided.

Plumbing fixtures will be commercial quality equal to those manufactured by American Standard, Kohler, or Briggs. Lavatories will be vitreous china bowls with automatic sensor style faucets. Water closets and urinals will be wall-mounted, automatic sensor style flush valve units. Electric water coolers equal to Halsey Taylor, Westinghouse or Oasis will be installed at toilet room entrance locations. Water coolers to be provided with bottle filling stations. Hot water will be delivered to lavatories at 105 degrees Fahrenheit by means of water heaters equal to A. 0. Smith. All fixtures will conform to the applicable water and energy saving provisions of the plumbing code. Fixture counts will be as shown on the RFP drawings or per code+ 1, whichever is greater.

One precast janitor's receptor will be provided in each janitor's closet.  FRP on walls bordering janitor's sink and 8' above finished floor. Floor drains will be provided in each toilet room. Drains and cleanouts will be equal to Smith, Wade, or Zurn. Valved and capped domestic cold-water taps, sanitary taps and vent taps will be provided at each floor for tenant use via two (2) wet columns per floor.  A minimum of four (4) exterior wall hydrants and two (2) roof hydrants equal to Woodford, Josam, or Zurn will be provided. Stop valves will be provided at each fixture in addition to the required unions and isolating valves at each floor to create an easily serviceable system.

C.	Fire Sprinkler:

A complete, unpainted, automatic fire protection sprinkler system for light hazard protection will be provided for the building in accordance with the written requirements of the Fire Marshall, NFPA and other applicable codes. All piping, standpipes, valves and specialties will be provided for a complete system to meet code compliance in shell condition. The sprinkler system will contain a flow alarm connected to a fire alarm panel for remote alarm monitoring.

Heads will be installed in upright position as part of shell condition delivery.

D.	Electrical:

A complete building power distribution system will be provided from a 277/480 volt, 3-phase, 4-wire, pad mounted transformer. Landlord to design, coordinate, and supervise any work of the Utility Power Company. The electrical installation will be complete from the Right of Way to the transformer to centrally located power and lighting panels, throughout the building and will include final electrical connections to all base building HVAC equipment, elevators and other building systems provided as a part of this specification. The building service shall be sized as called for by the Engineer of Record provided the system allows for tenant usage of at least 8 watts/RSF which includes Tenant’s power on the floor, lighting and HVAC. Each service switchboard will be supplied with a main service disconnect with ground fault protection.

One secondary surge arrestor will be provided at each main switch location.

120/208-volt transformers and distribution panels shall be supplied as required for the work specified herein. A minimum of one 277/480-volt panel and two 120/208-volt, 3-phase, 4-wire, 42 circuit panels will be installed in each of the electrical rooms on each floor of the building for tenant loads.

Miscellaneous/convenience use duplex 120-volt receptacles shall be provided throughout base building areas. Exterior service outlets will be provided near all roof mounted HVAC equipment, in select landscaping areas, the loading area and along the building facade.

Provisions for fire alarm systems, exit lighting and emergency lighting will be provided in accordance with the minimum requirements of applicable codes. Emergency power system will be provided as required by code.

At a minimum, LED strip fixtures will be provided for each electrical room, telephone room, mechanical room and janitor's closet.  LED fixtures will be provided in all finished areas of the base building. Future tenant areas will be equipped with minimum LED lighting in order to show the space to potential tenants. Light switches for base building areas are to be provided as required. All public areas will have occupancy sensor control on the lighting.

Exterior LED lighting conforming to code and municipal requirements will be provided at building entrances and parking areas.  Exterior LED lighting for parking areas will be pole mounted in accordance with local regulations, at a minimum. Enhanced Facade lighting shall be included at an Allowance of $200,000.

Provide infrastructure for Voice, Data and other telecommunications. Provide dual telecommunications pathways into the building from different streets, separated by at least two hundred fifty (250) feet. Each pathway shall include two (2) 4" conduits.

A UL listed Lightning Protection System is to be provided.

Emergency generator shall be provided for the base building as required by code.

ELEVATORS

A.	Office Building:

A minimum of five (5) passenger elevators are to be provided in the shell building. The Landlord shall include and provide an elevator study by a licensed professional prior to determining the final elevator count.  One (1) dedicated freight elevator will be provided as well. The passenger cars shall have a capacity of 3,500 pounds with a speed of 500 feet per minute. The passenger/freight car will have a capacity of 4,500 pounds and a speed of 250 feet per minute. Passenger and cars will have 3'-6" wide center opening doors. The freight car will have a 4'-0" wide door. Ceilings will be stainless steel with can lights. Ceiling heights will be 9'- 6" high minimum. The doors and frames shall be stainless steel.  The base standard for the elevators shall be machine room-less elevators.

B.	Cab Finishes:

Elevator cab interior finish out to be included at an Allowance of $25,000 per passenger cab. Freight cab will be finished out with standard manufacturer finishes.

C.	Parking Garage:

Parking garage will include two (2) 3,500-pound capacity machine room-less passenger elevators with a speed of 500 feet per minute. Cab finishes will be manufacturer's standard.

LAB

SPECIFICATIONS: (Note:  It is understood that the items in this Section “Lab Specifications” are not part of Base Building Improvements).

In addition to the office component of the project, Reata will have a lab requirement of approximately 20,000 -40,000 SF that will consists of a chemistry and biology labs. To accommodate the tenant finish out of the labs, it will be expected that the developer coordinate with the lab design team to incorporate those systems/requirements to the base building. Both Parties understand that the lab component is integral to this space requirement and as the lab is further designed and developed that changes may be necessary to the specifications contained herein and to the Base Building Improvements.  Landlord and Tenant agree to work together in this effort.

A.	Electrical

Standby Generator: provide grade mounted location for dedicated Tenant Generators and conduit risers (approx 800 KW generator). This is over and above life safety generator for building.

Normal Power Electrical Loads: Provide dedicated 277/480 volt 2400  amp service Lab loads

B.	Structural

Floor slab reinforcement to be designed to accommodate lab equipment in selected areas.

Design Loads in select areas within lab space:
Typical floor loads80 lb Live Load
40 lb Future Dead Load

Some Floors, walls, and ceilings may need to designed with radiation shielding to accommodate select lab equipment.

Fire separations for Storage rooms: Provide a separate ventilated flammable liquid storage room, cryogenic storage room for liquid nitrogen and chemical reagents. Where approved by the fire code officials, buildings and facilities where hazardous materials are stored, used or handled must comply with local building code’s Hazardous Materials chapter. Walls, ceilings and floor assembly and the construction supporting the hazardous material room must have fire-resistance rating to create fire barriers that comply with local building codes. Automatic fire suppression system must comply with local building codes for hazardous materials storage.

Walk-in Coolers and freezer: To prevent warm air underneath the cooler/freezer the walk-in placed above-grade must have an insulated floor.

C.	Mechanical

Acid Waste/Vent Plumbing: Provide pathway for dedicated acid waste plumbing pipes to below grade acid neutralizing basin and dedicated acid vent to roof.

Plenum below Lab: Provide 2 feet additional space (over and above typical plenum) in plenum below labs for underfloor lab plumbing.

Plenum in Lab space: If there is not roof directly above lab, provide 3 feet additional space in lab ceiling plenum for horizontal routing of lab exhaust ducts to risers.

Slab above Lab: No electrical floor boxes or plumbing fixtures shall be allowed penetrating slab above lab footprint

Lab Exhaust: Provide multiple shaft provisions if roof not directly above lab (up to 10 tenant lab hoods)

Lab Make Up Air and Cooling: Provide multiple shaft provisions if not directly above lab for lab make up air, supply air and return air ductwork from Lab.

Roof space: Provide roof space for up to 20 lab tenant exhaust fans and multiple tenant make up air units (Munters type units) and roof top AC units. Tenant provided tonnage will be approximately 300 tons. The units shall NOT be served from the base building HVAC system since they need to operate 24/7.

Bulk gas storage on site: provide grade mounted bulk gas storage pad for Liquid Nitrogen Tank.

Exhibit C

SNDA

[RESERVED]

Exhibit D

FORM OF TENANT ESTOPPEL

The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the office building located at _____________________, __________ and commonly known as _______________________, and hereby certifies to its actual knowledge as of the date hereof as follows:

A.The Lease consists of the original Lease Agreement dated as of ___________, 20___ between Tenant and Landlord['s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state "none"):

B.The documents listed above are herein collectively referred to as the "Lease" and represent the entire agreement between the parties with respect to the Premises.  All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

C.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

D.The Term commenced on __________________, 20__ and the Term expires, excluding any renewal options, on _____________________, 20__.

E.Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises except as follows (if none, please state "none"):

F.All monthly installments of Base Rent, all Additional Rent, and all monthly installments of Tenant’s Forecast Additional Rent have been paid when due through ______________.  The current monthly installment of Base Rent is $____________.

G.To Tenant’s knowledge, without investigation, Landlord is not in default of its obligations under the Lease, except _____________________.  In addition, Tenant has not delivered any notice to Landlord regarding an uncured default by Landlord thereunder, except ________________.

H.As of the date hereof, to Tenant’s knowledge without investigation, (1) it has no existing claims against Landlord, and (2) no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default by Landlord under the Lease, except ______________________________.

I.No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

J.Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Lender or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Lender and/or such prospective mortgagee or prospective purchaser may rely upon the statements contained herein.

Executed as of ____________________, 20__.

TENANT:	_____________________________________, a _______________ By: Name: Title:

Exhibit E

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made and entered into effective as of the ____ day of ______, 20__, by and between TC LEGACY LAND VENTURE, LLC, a Delaware limited liability company (“Landlord”), and REATA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a certain Lease Agreement of even date herewith (the “Lease”) whereby Landlord did lease to Tenant, and Tenant did lease from Landlord, approximately 327,400 square feet of space (such space, the “Premises”) in the Building (as that term is defined in the Lease) to be constructed on certain land in Plano, Texas, which land is more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”); and

WHEREAS, Landlord and Tenant desire to enter into and record this Memorandum of Lease in order that third parties may have notice of Tenant’s interest and rights under the Lease.

NOW, THEREFORE, Landlord, in consideration of the rents and covenants provided for in the Lease to be paid and performed by Tenant, does hereby lease unto Tenant, and Tenant does hereby lease from Landlord, the Premises in accordance with the terms and provisions of the Lease.

Specific reference is hereby made to the following provisions of the Lease:

1.Pursuant to the Lease, Tenant shall have and hold the Premises for a term of sixteen (16) years after the Commencement Date (as that term is defined in the Lease), as such term may be renewed or extended pursuant to the provisions of the Lease.

2.Following the date hereof, Landlord or Landlord’s affiliate intends to impose upon the Land certain covenants, conditions, and restrictions pursuant to the terms of a Master Declaration of Covenants, Conditions, Easements, and Restrictions (the “Master CC&Rs”).  In connection therewith, Landlord and Tenant agree that, notwithstanding anything in the Master CC&Rs to the contrary:

(a)

the “Site Plan” to be attached to the Master CC&Rs and any amendments, modifications, or supplements thereto which would affect all or any portion of the Premises or Tenant’s obligations under the Lease shall be subject to the prior written consent of Tenant, which shall not be unreasonably withheld, conditioned, or delayed;

(b)

no amendment, modification, or supplement to the Master CC&Rs shall be made which would affect the Premises or Tenant’s obligations under the Lease without first obtaining the written consent of Tenant, which shall not be unreasonably withheld, conditioned, or delayed; and

(c)

in the event of a conflict between the terms of the Master CC&Rs or any of the rules or regulations issued pursuant to the terms of the Master CC&Rs and the rights or obligations of Tenant under the Lease, including, without limitation, Tenant’s right to use the Premises for the Permitted Use and Tenant’s maintenance and repair obligations under the Lease, the rights and obligations of Tenant under the Lease shall control, and Tenant shall have no obligation to observe or abide by any such conflicting term, rule, or regulation.

This Memorandum of Lease has been entered into by Landlord and Tenant for purposes of recordation in the appropriate Real Property Records of Collin County, Texas to provide notice to third parties of the Lease and nothing contained herein shall be deemed or construed to amend, modify, change, alter, amplify, interpret or supersede any of the terms and provisions of the Lease.  In the event of a conflict between the terms of the Lease and the terms of this Memorandum of Lease, the terms of the Lease shall govern and control.

[END OF PAGE; SIGNATURE AND ACKNOWLEDGMENT PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease effective as of the date first above written.

LANDLORD:

TC LEGACY LAND VENTURE, LLC, a Delaware limited liability company

By:TC Legacy Land Member, LLC, a Delaware limited liability company, its managing member

By:TCDFW Office Development, Inc., a Delaware corporation, its sole member

By:

Name:

Title:

Date:  _______________________

TENANT:	REATA PHARMACEUTICALS, INC., a Delaware corporation By: Name: Title: Date: _______________________________

THE STATE OF TEXAS§
§
COUNTY OF DALLAS§

This instrument was acknowledged to before me this ___ day of _______, 20__, by ________________, ________________ of TCDFW Office Development, Inc., a Delaware corporation, the sole member of TC Legacy Land Member, LLC, a Delaware limited liability company, the managing member of TC Legacy Land Venture, LLC, a Delaware limited liability company, on behalf of said limited liability companies and corporation.

Notary Public in and for the State of Texas

THE STATE OF TEXAS§
§
COUNTY OF __________§

This instrument was acknowledged to before me this ___ day of _______, 20__, by _____________, ____________ of Reata Pharmaceuticals, Inc., a Delaware corporation, on behalf of said corporation.

Notary Public in and for the State of Texas

EXHIBIT A TO MEMORANDUM OF LEASE

LEGAL DESCRIPTION OF LAND

Exhibit F

RESERVED

Exhibit G

BUILDING SIGNAGE

40'-0"
8'-0"
REATA
PHARMACEUTICALS
NOTE
SIGNAGE TO BE INTERNALLY ILLUMINATED AND LOCATED IN THE SPANDREL/PARAPET REGION ABOVE THE TOP FLOOR.

THE LEGACY

HKS

DETAIL VIEW

40'-0"
8'-0"
REATA
NOTE
SIGNAGE TO BE INTERNALLY ILLUMINATED AND LOCATED IN THE SPANDREL/PARAPET REGION ABOVE THE TOP FLOOR.

THE LEGACY | HKS | DETAIL VIEW

Exhibit H

PERMITTED EXCEPTIONS

1.Restrictive covenants and other matters described in Volume 3204, Page 669, Deed Records, Collin County, Texas and under Clerk's File No(s). 20060920001358220, Official Public Records, Collin County, Texas, as affected by Assignment and Assumption of Declarant's Interest under Clerk's File No. 20060920001358270, Official Public Records, Collin County, Texas, Restrictions contained in Warranty Deed under Clerk's File No. 20060920001358250, Official Public Records, Collin County, Texas, as affected by Amendment to Deed Restrictions  recorded under Clerk's File No. 20100816000851170, Official Public Records, Collin County, Texas, and those recorded under Clerk's File No. 20060920001358230, Official Public Records, Collin County, Texas as affected by Assignment and Assumption of Declarant's Interest recorded under Clerk's File No. 20060920001358270, Official Public Records, Collin County, Texas, and Restrictions contained in Deed recorded under Clerk's File No. 20080701000802860, Official Public Records, Collin County, Texas.

2.Easements - 15' Sanitary Sewer executed by Electronic Data Systems Corporation, to the City of Plano, dated July 15, 1987, filed August 5, 1987, recorded in Volume 2683, Page 420, Deed Records, Collin County, Texas, and as shown on  plat thereof recorded in under Clerk's File No. 2019-455, Map Records, Collin County Texas and under Clerk's File No. 20190703010002810, Official Public Records, Collin County, Texas, and as shown on ALTA/NSPS Land Title Survey dated July 26, 2018, last revised December 13, 2018, and prepared by Andrew J. Shafer, Registered Professional Land Surveyor No. 5017, Halff Associates, Inc., Job No. 34665.

3.Easement - 15'  Water  executed by Electronic Data Systems Corporation, to the City of Plano, dated July 15, 1987, filed August 5, 1987, recorded in Volume 2683, Page 471, Deed Records, Collin County, Texas, and as shown on  plat thereof recorded in under Clerk's File No. 2019-455, Map Records, Collin County Texas and under Clerk's File No. 20190703010002810, Official Public Records, Collin County, Texas, and as shown on ALTA/NSPS Land Title Survey dated July 26, 2018, last revised December 13, 2018, and prepared by Andrew J. Shafer, Registered Professional Land Surveyor No. 5017, Halff Associates, Inc., Job No. 34665.

4.Right of Way Easement executed by Electronic Data Systems Corporation, to American Telephone & Telegraph Company, dated December 12, 1991, filed December 18, 1991, recorded under Clerk's File No. 91-0070594, Deed Records, Collin County, Texas, and as shown on  plat thereof recorded in under Clerk's File No. 2019-455, Map Records, Collin County Texas and under Clerk's File No. 20190703010002810, Official Public Records, Collin County, Texas, and as shown on ALTA/NSPS Land Title Survey dated July 26, 2018, last revised December 13, 2018, and prepared by Andrew J. Shafer, Registered Professional Land Surveyor No. 5017, Halff Associates, Inc., Job No. 34665.

5.Right of Way Easement executed by Electronic Data Systems Corporation, to American Telephone & Telegraph Company, dated December 12, 1991, filed December 18, 1991, recorded under Clerk's File No. 91-0070595, Deed Records, Collin County, Texas, and as shown on  plat thereof recorded in under Clerk's File No. 2019-455, Map Records, Collin County Texas and under Clerk's File No. 20190703010002810, Official Public Records, Collin County, Texas, and as shown on ALTA/NSPS Land Title Survey dated July 26, 2018, last revised December 13, 2018, and prepared by Andrew J. Shafer, Registered Professional Land Surveyor No. 5017, Halff Associates, Inc., Job No. 34665.

6.Terms, conditions and provisions of that certain Sidewalk Agreement by and between the City of Plano and Electronic Data Systems Corporation, a Texas corporation, executed by the last of the parties on June 28, 1988, filed August 5, 1988, recorded in Volume 2892, Page 398, Deed Records, Collin County, Texas. As affected by Assignment and Assumption of Ancillary Agreement, dated September 19, 2006, filed September 20, 2006, recorded under Clerk's File No. 20060920001358310, Official Public Records, Collin County, Texas, and as noted on ALTA/NSPS Land Title Survey dated July 26, 2018, last revised December 13, 2018, and prepared by Andrew J. Shafer, Registered Professional Land Surveyor No. 5017, Halff Associates, Inc., Job No. 34665.

7.Easement for Right of Way executed by Electronic Data Systems Corporation, to GTE Southwest Incorporated, dated September 23, 1996, filed September 27, 1996, recorded under Clerk's File No. 96-0083664, Deed Records, Collin County, Texas, and as shown on  plat thereof recorded in under Clerk's File No. 2019-455, Map Records, Collin County Texas and under Clerk's File No. 20190703010002810, Official Public Records, Collin County, Texas, and as shown on ALTA/NSPS Land Title Survey dated July 26, 2018, last revised December 13, 2018, and prepared by Andrew J. Shafer, Registered Professional Land Surveyor No. 5017, Halff Associates, Inc., Job No. 34665.

8.Easement and Right of Way executed by Electronic Data Systems Corporation, to TXU Electric Company and TXU Gas Company, dated November 3, 2000, filed December 12, 2000, recorded in Volume 4813, Page 3546, Official Public Records, Collin County, Texas, and as shown on  plat thereof recorded in under Clerk's File No. 2019-455, Map Records, Collin County Texas and under Clerk's File No. 20190703010002810, Official Public Records, Collin County, Texas, and as shown on ALTA/NSPS Land Title Survey dated July 26, 2018, last revised December 13, 2018, and prepared by Andrew J. Shafer, Registered Professional Land Surveyor No. 5017, Halff Associates, Inc., Job No. 34665.

9.Drainage Easement executed by Electronic Data Systems Corporation, to the City of Plano, executed by the last of the parties on February 21, 2000, filed March 14, 2000, recorded in Volume 4624, Page 289, Official Public Records, Collin County, Texas, and as shown on  plat thereof recorded in under Clerk's File No. 2019-455, Map Records, Collin County Texas and under Clerk's File No. 20190703010002810, Official Public Records, Collin County, Texas, and as shown on ALTA/NSPS Land Title Survey dated July 26, 2018, last revised December 13, 2018, and prepared by Andrew J. Shafer, Registered Professional Land Surveyor No. 5017, Halff Associates, Inc., Job No. 34665.

10.Restrictions, easements, assessments, liens and lien for assessments recorded under Clerk's File No. 20060920001358230, Official Public Records, Collin County, Texas, as affected by Assignment and Assumption of Declarant's Interest filed September 20, 2006 under Clerk's File No. 20060920001358270, Official Public Records, Collin County, Texas, and as noted on ALTA/NSPS Land Title Survey dated July 26, 2018, last revised December 13, 2018, and prepared by Andrew J. Shafer, Registered Professional Land Surveyor No. 5017, Halff Associates, Inc., Job No. 34665.

11.Terms, conditions, and easements contained in Declaration of Covenants, Conditions and Restriction dated September 19, 2006, filed September 20, 2006, recorded under Clerk's File No. 20060920001358220, Official Public Records, Collin County Texas, as affected by Assignment and Assumption of Declarant's Interest recorded under Clerk's File No. 20060920001358270, Official Public Records, Collin County, Texas, and as noted on ALTA/NSPS Land Title Survey dated July 26, 2018, last revised December 13, 2018, and prepared by Andrew J. Shafer, Registered Professional Land Surveyor No. 5017, Halff Associates, Inc., Job No. 34665.

12.Interest in and to all coal, lignite, oil, gas and other minerals, and all rights incident thereto, contained in Special Warranty Deed from EDS Information Services LLC., a Delaware limited liability company, to West Plano Land Company, LP., a Delaware limited partnership, dated September 19, 2006, filed September 20, 2006, recorded under Clerk's File No. 20060920001358250, Official Public Records,

Collin County, Texas," Grantor waives and conveys to Grantee the right of ingress and egress to and from the surface of, or above the subsurface depth of five hundred (500) feet under the property relating to the portion of the mineral estate owned by Grantor". Reference to which instrument is here made for particulars, and as shown on ALTA/NSPS Land Title Survey dated July 26, 2018, last revised December 13, 2018, and prepared by Andrew J. Shafer, Registered Professional Land Surveyor No. 5017, Halff Associates, Inc., Job No. 34665.

13.The following as shown on plat thereof recorded in under Clerk's File No. 2019-455, Map Records, Collin County Texas and under Clerk's File No. 20190703010002810, Official Public Records, Collin County, Texas:

LOT 1, BLOCK A

Undefined water easement located over the Northwest corner;

Variable width fire lane access and utility easement located over the over and across subject property;

ROW dedication over the North and Northeast property line; and

15' sanitary sewer easement located over the Northwest corner.

LOT 2, BLOCK A

Variable width fire lane access and utility easement located over the over and across subject property;

15' sanitary sewer easement located on the southwest corner;

LOT 3, BLOCK A:

10' water easement located at the Northeast corner;

ROW dedication located over the North property line;

Variable width fire lane access and utility easement located over the over and across subject property;

24' access easement over subject property;

10' water easement over the Southern Northeast corner.

14.Easement executed by Electronic Data Systems Corporation, successor in interest to Quorom Development Corporation to City of Plano filed March 14, 2000, recorded in volume 4624, page 281, Official Public Records, Collin County, Texas, and as shown on plat thereof recorded in under Clerk's File No. 2019-455, Map Records, Collin County Texas and under Clerk's File No. 20190703010002810, Official Public Records, Collin County, Texas.

Exhibit I

PRELIMINARY BUDGET

$ Total
Land Cost (Fixed Cost)	$10,560,000
Hard Costs (Estimated, to be fixed at GMAX)	$119,443,576
Site Work / Base Building (Estimated)	$58,174,834
Parking Structure (Estimated)	$31,200,000
Improvement Allowance	$25,600,000
Hard Cost Contingency (Estimated) (Fixed at 5% of GMAX Contract)	$4,468,742
Soft Costs (Fixed Cost)	$45,612,568
Total Project Costs (Estimated)	$175,616,144

Exhibit J

FORM OF BSF NOTICE

The calculations set forth below represent the Rentable Area and Usable Area of the Building as of ______________, 201_ and shall be used to calculate the Rentable Area and Usable Area of the Building for purposes of Section 2 of the Lease Agreement between Landlord and Tenant to which this Exhibit J is attached.  Attached hereto are  the plans for such floor(s) pursuant to which such determination is being made (in autocad form, if available), and  a certificate from the Project Architect to the effect that the Rentable Area and Usable Area for such floor(s) have been determined in accordance with the definition of such terms in the Lease.

Applicable Floor(s)	Net Rentable Area	Usable Area

LANDLORD:

TC LEGACY LAND VENTURE, LLC,

a Delaware limited liability company

By:	TC Legacy Land Member, LLC, a Delaware limited liability company, its managing member

By:	TCDFW Office Development, Inc., a Delaware corporation, its sole member

By:

Name:

Title:

TENANT:

REATA PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

Exhibit K

FORM OF COMMENCEMENT DATE LETTER

________, 20__

Ladies and Gentlemen:

Please refer to that certain Lease Agreement (the “Lease”) dated ____________, 2019, by and between TC LEGACY LAND VENTURE, LLC, a Delaware limited liability company, as landlord (“Landlord”), and the undersigned REATA PHARMACEUTICALS, INC., a Delaware corporation, as tenant (“Tenant”).  Capitalized terms not defined herein shall have the meaning given to such terms in the Lease.  The undersigned hereby certifies, acknowledges and represents the following to you, all as of the date hereof:

1.The Commencement Date for all purposes under the Lease is _________, 20__.

2.The Lease has not been amended except as may be set forth at the end of this letter.

3.The Initial Term of the Lease shall expire, if not extended or sooner terminated in accordance with the provisions thereof, on _____________, 20__.

Please sign in the space provided below to evidence your agreement with the facts set forth above and your further agreement that this certificate may be relied upon by Landlord and its lenders and partners, as well as their respective successors and assigns.

Sincerely,

TC LEGACY LAND VENTURE, LLC,

a Delaware limited liability company

By:	TC Legacy Land Member, LLC, a Delaware limited liability company, its managing member

By:	TCDFW Office Development, Inc., a Delaware corporation, its sole member

By:

Name:

Title:

TENANT:

REATA PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

Exhibit L

FORM OF MASTER CC&Rs

[ATTACHED]

Exhibit M

FORM OF COMPLETION GUARANTY

COMPLETION GUARANTY

This COMPLETION GUARANTY (this “Guaranty”) is executed as of the _____ day of _______________, 2019, by CBRE GROUP, INC., a Delaware corporation (the “Guarantor”), for the benefit of REATA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.Tenant has entered into that certain Lease Agreement of even date herewith between TC Legacy Land Venture, LLC, a Delaware limited liability company (“Landlord”), as landlord, and Tenant, as tenant (the “Lease”).  In accordance with the terms and provisions of the Lease, Landlord has agreed to provide, construct and install the Base Building Improvements (as defined in Schedule 1 of the Lease), in accordance with, and subject to, the terms and conditions of the Lease.  Such construction and installation of the Base Building Improvements is referred to herein as the “Landlord’s Work”.  Any capitalized terms used in this Guaranty and not specifically defined herein shall have the respective meanings ascribed to such terms in the Lease.

B.As a condition precedent to and in consideration of Tenant’s agreement to enter into the Lease, Tenant requires that Guarantor execute this Guaranty to absolutely, irrevocably and unconditionally guaranty the completion of the Landlord’s Work in accordance with, and subject to, the terms and conditions of the Lease.

NOW, THEREFORE, in consideration of the premises and of other valuable consideration and in order to induce Tenant to enter into the Lease, Guarantor hereby agrees with Tenant as follows:

AGREEMENT

1.(a)Subject to the conditions set forth in this Section 1, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Tenant that the Landlord’s Work will be completed in accordance with, and subject to, the applicable terms and conditions of the Lease.  The effectiveness of this Guaranty and Guarantor’s obligations and liabilities hereunder are subject to (i) Landlord’s acquisition of fee simple ownership of the Land and (ii) approval of the Base Building Construction Documents by Landlord and Tenant and the full execution and delivery of the Construction Contract.  Notwithstanding anything to the contrary contained herein, Guarantor’s obligations and liabilities under this Guaranty shall expressly terminate and be of no further force and effect, and Guarantor shall no longer have any liability hereunder, upon the occurrence of the Substantial Completion Date (as defined in Schedule 1 of the Lease).

(b)Subject to the provisions of Section 1(a) above, Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that if Landlord does not or is unable to perform the Landlord’s Work for any reason whatsoever, including, without limitation, liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of Landlord, Guarantor shall, within thirty (30) days after receipt of written demand therefor by Tenant, commence to cause the prompt performance of the Landlord’s Work in accordance with all of the terms and conditions of the Lease.

(c)Promptly following the occurrence of the Substantial Completion Date, Tenant shall, at Guarantor’s request, provide written confirmation that all obligations and liability of Guarantor under this Guaranty have terminated and this Guaranty is of no further force or effect.  Such written confirmation shall not be a condition to the termination of Guarantor’s obligations and liabilities under this Guaranty.

2.The obligations of Guarantor under Section 1 above are herein collectively referred to as the “Guaranteed Obligations”.

3.The liability of the Guarantor hereunder shall be primary and direct.  The failure to insist upon strict or timely performance by Landlord pursuant to the Lease shall not release the Guarantor from the Guaranteed Obligations.  Notwithstanding anything to the contrary contained herein, this Guaranty shall expressly terminate and be of no further force and effect, and Guarantor shall no longer have any liability hereunder, if the Lease is terminated pursuant to any provision thereof, and upon any such termination, this Guaranty shall terminate and Guarantor shall be released of all obligations and liability hereunder.

4.Guarantor makes the following representations and warranties as of the date hereof:

(a)The Lease is of direct or indirect interest, advantage or financial benefit to Guarantor.

(b)This Guaranty is a valid and legally binding obligation of Guarantor enforceable in accordance with its terms, subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium and other laws and procedures affecting the enforcement of creditor’s rights or the collection of debtor’s obligations generally, (ii) general principles of equity which may limit the availability of specific performance and other equitable remedies, and (iii) the exercise of judicial discretion.

(c)The execution and delivery of this Guaranty are not, and the performance of this Guaranty will not be, in contravention of, or in conflict with, any agreement, indenture or undertaking to which Guarantor is a party or by which Guarantor is or may be bound or affected.

(d)There is no litigation or other proceeding pending or, to the knowledge of Guarantor, threatened against, or affecting, Guarantor or Guarantor’s properties which, if determined adversely to Guarantor would have a material adverse effect on the financial condition, properties, businesses or operations of Guarantor.

(e)Guarantor has copies of and is fully familiar with the Lease.

Tenant’s sole and exclusive remedy against Guarantor for a breach of any representation or warranty contained in this Guaranty shall be limited to enforcing Guarantor’s obligation to perform the Guaranteed Obligations.

5.Tenant may, without the consent of Guarantor and without affecting this Guaranty or Guarantor’s obligations hereunder, at any time and from time to time: (a) agree with Landlord to amend, modify, accelerate or defer the time for performance of any provision of the Lease, including any change in the provisions affecting the Guaranteed Obligations (whether increasing or decreasing Landlord’s responsibility or liability therefor) or (b) make any agreement with Landlord for the extension, payment, compromise, discharge or release of any obligation under the Lease, or for any modification of the terms of the Lease, including, without limitation, any of the Guaranteed Obligations, without notice to or the consent of Guarantor, and the obligations of Guarantor under this Guaranty shall not be impaired, amended, reduced, diminished or affected by any of the foregoing.

6.Until all of the Guaranteed Obligations have been performed in full, if Landlord is in default in the performance of the any of Guaranteed Obligations, Guarantor shall have no right of subrogation and Guarantor waives any right to enforce any remedy which Tenant now has or may hereafter have against Landlord.  From and after the date of Guarantor’s full performance of each of the Guaranteed Obligations pursuant to this Guaranty, Guarantor shall, to the extent of such performance, be subrogated to the rights and remedies of the Tenant against the Landlord under the Lease.

7.Guarantor expressly agrees that the validity of this Guaranty and its obligations hereunder shall in no way be terminated, affected, reduced, diminished or impaired by reason of the assertion by Tenant against Landlord of any of the rights or remedies reserved to Tenant by the Lease or otherwise at law or in equity as a result of Landlord’s breach of any of its obligations under the Lease or otherwise.  Guarantor further covenants and agrees that this Guaranty and the full liability of Guarantor hereunder shall remain and continue in full force and effect notwithstanding the occurrence of any one (1) or more of the following events (whether or not Guarantor shall have received any notice or consented to such transaction): (i) any event described in Section 5 of this Guaranty; (ii) any assignment or transfer by Landlord under the Lease; (iii) any assignment, sublease or transfer by Tenant permitted under the Lease; (iv) any dissolution or liquidation of Landlord; (v) any failure or delay by Tenant to exercise any remedy or right as to Landlord or Guarantor; (vi) the fact that Landlord may be a party to any merger, consolidation or reorganization; if Landlord is a disappearing party in any such merger, consolidation or reorganization, then Guarantor shall nevertheless remain primarily liable for the performance of the Guaranteed Obligations.

8.Guarantor hereby waives any defense arising by reason of any disability, lack of authority, or termination of existence of Landlord, or by reason of the bankruptcy, insolvency, reorganization or other debtor’s relief afforded to Landlord pursuant to the present or any future provisions of the United States Bankruptcy Act or any other state or federal statute, or cessation from any cause whatsoever of the liability of Landlord other than full performance and discharge of the Guaranteed Obligations.

9.Except as expressly required by the terms of this Guaranty, Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation or incurring of all or any part of the Guaranteed Obligations now existing or hereafter arising.  Guarantor acknowledges that it has access to and knowledge of all information relevant to the financial condition of Landlord and waives any right to notice of Landlord’s condition or the condition of the Lease from Tenant.

10.Guarantor shall not assign this Guaranty or delegate any of its duties or obligations under this Guaranty, either directly, indirectly or by operation of law, without first obtaining Tenant’s prior written consent, which consent may be withheld in Tenant’s sole discretion, provided that Tenant’s consent shall not be required for any merger or business combination transaction involving Guarantor in which the entity surviving such merger or created by such business combination transaction assumes Guarantor’s obligations hereunder.  Subject to the foregoing, this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

11.This Guaranty is and shall be deemed to be entered into and pursuant to the internal, local laws of the State of Texas (excluding any conflicts of law provisions) and shall in all respects be governed, construed, applied and enforced in accordance with the laws of such State.

12.All documents to be delivered and all notices which shall or may be given hereunder shall be in writing, sent by (a) personal delivery, (b) overnight courier or delivery service with proof of delivery, or (c) United States mail, postage prepaid, return receipt requested, addressed to the parties as follows:

If to Tenant:	Reata Pharmaceuticals, Inc.

5320 Legacy Drive

Plano, Texas 75024-3105

Attention: Executive Vice President, Operations

Email: jason.wilson@reatapharma.com

with a copy to:	Reata Pharmaceuticals, Inc.

5320 Legacy Drive

Plano, Texas 75024-3105

Attention: General Counsel
Email: mike.wortley@reatapharma.com

If to Guarantor:	CBRE Group, Inc. c/o CBRE, Inc. 100 N. Sepulveda Boulevard, Suite 1100 El Segundo, California 90245 Attention: Debera Fan

and

CBRE Group, Inc.
400 S. Hope Street, 25th Floor
Los Angeles, California 90071
Attention: General Counsel

with copies to:

Trammell Crow Company
2100 McKinney Avenue, Suite 800
Dallas, Texas 75201
Attention:  Michael S. Duffy

and

Trammell Crow Company
300 Conshohocken State Road, Suite 250
West Conshohocken, PA 19428
Attention: Ralph Rodak

provided, however, that any party may change its address by written notice thereof to the other party sent in accordance with the provisions hereunder, which change of address shall be effective ten (10) Business Days following receipt of such written notice.  All such notices shall be deemed to have been given upon receipt (or refusal of service).

13.If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

14.No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Tenant, and then shall be effective only in the specific instance and for the purpose for which given.

[END OF PAGE; SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date first set forth above.

CBRE GROUP, INC., a Delaware corporation

By

Name:

Title:

Exhibit N

FORM OF LIMITED RELEASE ANNOUNCEMENT REVIEW MATERIALS NDA

CONFIDENTIAL DISCLOSURE AND LIMITED USE AGREEMENT

between

Reata Pharmaceuticals, Inc.

and

[Name of Landlord’s FDA Consultant]

This Agreement (“Agreement”) is made this ________ day of _________, 20__ (“Effective Date”), between Reata Pharmaceuticals, Inc., a Delaware corporation (“Reata”), and [Landlord’s FDA Consultant], an individual (“Recipient”).

RECITALS:

A.

All parties to this Agreement consider it desirable for Recipient to receive nonpublic clinical trial data resulting from Reata’s Phase 3 CARDINAL clinical trial (such nonpublic clinical trial data and any other confidential information of Reata disclosed to Recipient during the course of the review of such clinical trial data shall be collectively referred to herein as “Confidential Information”).

B.

Recipient will review and analyze the Confidential Information in connection with Recipient’s engagement as a consultant to Trammell Crow Company (“TCC”), an affiliate of which has entered into a Lease Agreement with Reata dated October __, 2019.

ACCORDINGLY, REATA AND RECIPIENT AGREE AS FOLLOWS:

1.

Recipient shall treat Confidential Information received from Reata as the exclusive property of Reata, and agrees not to disclose such Confidential Information or any part or summary thereof to any person or entity, including without limitation TCC or any of its employees, without first obtaining the prior written consent of Reata.  It is understood that Recipient may provide TCC with his or her judgment and conclusions, which Recipient is under no obligation to provide to Reata, as to Recipient’s opinion concerning the CARDINAL data, including the likelihood of success of CARDINAL being approved by the FDA and if Recipient believes approval will be obtained his assessment of the timeframe of the approval.

2.

Recipient agrees that Confidential Information received from Reata shall be used only for the purposes contemplated by this Agreement and shall not be used for any other purposes without the prior written consent of Reata or until further agreement is concluded between the parties concerning the use of Confidential Information.

3.	The above provisions of confidentiality and non-use shall not apply to that part of the

Confidential Information which Recipient is clearly able to demonstrate:

a.	was in the public domain at the time of disclosure;
b.	later became part of the public domain through no act or omission of Recipient or Recipient’s agents, successors, or assigns;
c.	was lawfully disclosed to Recipient by a third party having the right to disclose it;
d.	was already known by Recipient at the time of disclosure, as shown by competent written records;
e.	was independently developed by Recipient without reference to Confidential Information; or
f.

is required to be disclosed for compliance with applicable law, government regulation or court order; however, Recipient must give Reata prompt, advance notice of the need to disclose and agrees to cooperate with Reata in an effort to narrow or avoid such disclosure, obtain an available protective order, or the like.

4.

All information generated by Recipient in the course of the review of the Confidential Information shall be considered Confidential Information hereunder until Recipient is otherwise notified, in writing, by Reata.

5.

Recipient agrees that, at Reata’s written request, Recipient shall return to Reata any and all Confidential Information, if in a form suitable to be returned, within thirty (30) days after the request, or confirm in writing that all Confidential Information has been destroyed.

6.

Nothing herein contained shall be deemed to grant any rights or licenses under any patents or patent applications or under any know-how, technology or inventions related to Confidential Information.  Confidential Information shall at all times remain the sole property of Reata.

7.

In the event of a breach or threatened breach or intended breach of this Agreement by Recipient, Reata shall be entitled to seek preliminary and final injunctions, enjoining and restraining such breach or threatened breach or intended breach. Such injunctive relief is the sole remedy that Reata has against Recipient for violation of this Agreement. In no event shall Recipient or any of Recipient’s affiliates have any personal liability for monetary damages for any breach of this Agreement, and Reata hereby waives any and all rights to recover monetary damages from Recipient and Recipient’s affiliates for any breach of this Agreement.

8.

Except, in the case of Reata, in connection with a merger, acquisition, or similar transaction, a party’s rights and obligations under this Agreement may not be sold, assigned, or otherwise transferred except by mutual written consent.

9.

The parties agree that this Agreement may be executed and delivered in multiple counterparts by facsimile, electronic mail, internet or any other suitable electronic means, and the parties agree that signatures delivered by any of the aforementioned means shall be deemed to be original, valid, and binding upon the parties.

10.	The validity and interpretation of this Agreement, and legal relations of the parties to it, shall be governed by the laws of the State of Texas.

REATA PHARMACEUTICALS, INC.	[LANDLORD’S FDA CONSULTANT]

By___________________________________	___________________________________
Name:	Name:
Title:

Date: _____________________	Date: _____________________

Exhibit O

LANDLORD-APPROVED GENERAL CONTRACTORS – TENANT IMPROVEMENTS

1.	Scott & Reid General Contractors, Inc.

Exhibit P

DESIGN AND CONSTRUCTION SCHEDULE

Construction Milestones
Date	Milestone
October 14, 2019	Base Building Early Release Permit Drawings
+60 days following the expiration of the Public Announcement Termination Rights	Commencement of Construction
+145 days following approval of the Base Building Early Release Permit Drawings	Base Building Construction Documents
+24 months following Commencement of Construction	Target Completion Date

Exhibit Q

DELIVERY CONDITION

The condition of the Premises upon the completion of the Base Building Improvements will be as follows:

1.

Building envelope fully finished and in ready condition, including, without limitation, fully waterproofed, caulked, glazed (with all glass requiring replacement replaced), exterior glass cleaned and with all metal finishing and trim completed and cleaned.

2.	Delivery of the Premises vacant, watertight, conditioned, in broom clean condition. Any pipes or conduits shall be located reasonably tight to core walls, columns or underside of slab.
3.

Delivery of bathrooms in accordance with the Base Building Construction Documents built to a first-class standard and in compliance with code. Delivery of all plumbing fixtures required by the Base Building Construction Documents and code. Toilet rooms shall be delivered with soil waste, vent risers, and water supply risers in place, fixture supports and fixture rough-in, sink counter framing, and if Tenant elects to finish core restrooms as part of the Tenant Improvements, HVAC supply ductwork to core wall for connection to Tenant system and electrical rough-in complete.

4.

Fireproofing of any exposed structural steel as required to meet code. Firestopping of all core walls and slabs as required to meet code.  Landlord will ensure that all shafts, pipe penetrations, etc. in the Building are fire-stopped as required to meet code.

5.	All core walls, drywalled, taped, floated, sanded, and ready to receive final Tenant finishes.
6.

Concrete slab clean, smooth, free of defects in accordance with industry standards (+/-1/4” in a ten foot radius; with all holes, core drills or other perforations in the slab patched and fire-stopped as required by code (including structural reinforcement of large core drill patches).

7.

The core area compliant with code required fire ratings and including the following on each floor of the Premises:  (i) enclosed and secured mechanical, electrical, telephone/low voltage, toilet and janitorial rooms (collectively, the “Core Service Rooms”), (ii) stairways, elevators and lobbies, and (iii) heating, ventilation, air conditioning (“HVAC”), electrical, plumbing and life-safety systems as hereinafter described.

8.	Finished Building standard doors and required hardware compliant with code at stairwells, lobbies and Core Service Rooms.
9.	Public stairwells and paths of egress as required by code. Fire stairs shall be delivered with gypsum wallboard, taped and spackled. Stair walls, railings and runners shall be delivered painted.

10.	Landlord shall provide all code required Building core signage on each floor of the Premises including, but not limited to, toilet rooms, MEP closets, elevator lobbies, etc..
11.

Availability of connection points on each floor for Tenant’s fire alarm devices in sufficient capacity for Tenant’s reasonable requirements.  Landlord, at Tenant’s expense, shall provide all points, tie-ins and software programming. All fire and safety systems, including alarms, speakers, communications, etc. shall be in full service, addressable and available on all floors of the Premises to meet code in shell condition. Landlord, at its expense, shall also install strobes and any other code-required devised in the Building core area, including, but not limited to, the core restrooms.

12.

Core service telephone rooms installed with plywood backboards, interior lighting and electrical outlets, and 4” diameter dedicated conduit to each office floor from the ground floor MDF room to accommodate the installation of Tenant’s signal cable.

13.

Code compliant passenger and freight elevators on the floors of the Premises with finished doors, frames, hardware, call lanterns and buttons, fire department connections, and placards as required by code and consistent with Building standards.

14.

A building management system with thermostatically controlled zones for the Premises and Digital Variable Air Volume (VAV) HVAC terminals to temper lease space in shell condition. All VAV terminals will have ECM motors and DDC controls connected to and controlled by an automated Energy Management System (EMS).  Testing, commissioning, and programming of all shell VAV terminals will be at Landlord’s sole cost and expense.  24/7 AC loop will be provided with sufficient capacity for Tenant’s supplemental units;

15.

Primary fire sprinkler system consisting of main piping and associated control valves, mains, laterals, and uprights with sprinkler heads and secondary distribution as required by code for the unoccupied Premises.

16.	Fire extinguishers in all core fire extinguisher cabinets.
17.	The Building mechanical systems, including electrical systems, ductwork and sprinkler mains, shall have a clearance of 6” typically above Tenant’s finished ceiling height.
18.	Connection “stub outs” shall be available for vent, hot and cold water at all wet columns.
19.	Delivery of the Premises with no outstanding liens and/or violations with the department of buildings or the fire marshal, in compliance with code.
20.	New blinds (or mecho type roller shades) will be installed.
21.

Individual floor electrical closets shall be delivered with all vertical buss risers, Landlord’s power and lighting panels.  Energized risers will be available for use by Tenant, subject to shutdowns by Landlord.  Electrical service adequate for performance and construction of Tenant’s improvements shall be provided at the time of delivery of the Premises.

22.

Individual floor telecommunications closets shall be delivered with all Base Building Construction sleeves and conduit.  Individual floor telecommunications closets shall be available for installation of Tenant cabling, subject to coordination with Landlord’s Base Building Construction and need to access and work in the telecommunications closets to complete Landlord’s remaining work.

Notwithstanding anything contained herein to the contrary:

A.In the event of any conflict between the Base Building Construction Documents and this Exhibit Q, the Base Building Construction Documents shall govern and control.

B.References in this Exhibit Q to “code” shall mean and refer to the codes of the City of Plano which are applicable and required for issuance of a “shell building final”.

Exhibit R

FORM OF CONSENT TO REMOVAL OF PERSONAL PROPERTY

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

Oxford Finance LLC

133 N. Fairfax Street

Alexandria, VA  22314

Attn: Legal Department

CONSENT TO REMOVAL OF PERSONAL PROPERTY

KNOW ALL PERSONS BY THESE PRESENTS:

(a)This Consent to Removal of Personal Property is dated as of [DATE].

(b)The undersigned has an interest in the real property at the location described on Attachment 1 (the “Real Property”):  SEE ATTACHMENT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION, commonly known as [LEASED LOCATION].

(c)[BORROWER] (“Borrower”), whose address is [LEASED LOCATION], has entered into or will enter into a Loan and Security Agreement with OXFORD FINANCE LLC as Collateral Agent (“Oxford” and in such capacity, “Collateral Agent”) and the lenders party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), dated as of the Effective Date (as defined therein) (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”).  As a condition to entering into the Loan Agreement, Collateral Agent and Lenders require that the undersigned consent to the removal by Collateral Agent of Borrower’s personal property assets serving as collateral for Borrower’s obligations to Collateral Agent and Lenders under the Loan Agreement (hereinafter called “Collateral”) from the Real Property.

NOW, THEREFORE, the undersigned consents to the placing of the Collateral on the Real Property, and agrees with Collateral Agent as follows:

1.The undersigned waives and releases each and every right which undersigned now has under applicable law or by virtue of the lease for the Real Property now in effect, to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Collateral that is located on the Real Property.

2.The Collateral shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.  The undersigned shall (a) provide written notice to Collateral Agent of any termination or expiration of the lease (a “Termination Notice”), and (b) will not dispose of any of the Collateral nor assert any right or interest therein unless it has first sent such Termination Notice to Collateral Agent and has given Collateral Agent a reasonable period of time (in any case, not less than thirty (30) days after Collateral Agent’s receipt of such Termination Notice) to exercise Collateral Agent’s rights in and to the Collateral.

3.The undersigned will permit Collateral Agent, or its agent or representative, to enter upon the Real Property for the purpose of exercising any right Collateral Agent may have under the terms of the Loan Agreement, at law, or in equity, including, without limitation, the right to remove the Collateral; provided, however, that if Collateral Agent, in removing the Collateral, causes any physical damage to the Real Property, Collateral Agent, will, at its expense, cause the same to be repaired to the condition such Real Property was in prior to said damage; provided, further, Collateral Agent shall not be liable for any diminution in value of the Real Property caused by the absence of any item Collateral so removed.  If Borrower abandons the Collateral located on the Real Property upon termination or expiration of the Lease, Collateral Agent shall have the option to remove the Collateral from the Real Property within thirty (30) days after receipt of written notice thereof from the undersigned.  Notwithstanding the foregoing, Collateral Agent shall not have any duty or obligation to remove or dispose of any Collateral or any other property left on the Real Property by Borrower.

4.This agreement shall be binding upon the heirs, successors, and assigns of the undersigned and shall inure to the benefit of Collateral Agent and its successors and assigns.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above.

By:
Name:
Title:

OXFORD FINANCE LLC, as Collateral Agent

By:
Name:
Title:

Acknowledged and agreed:

[BORROWER]

By:
Name:
Title:

Attachment 1
Legal Description

[See attached]

Exhibit S

FUTURE DEVELOPMENT AREA

4829-1509-3398, v. 19